Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-256623

PROSPECTUS SUPPLEMENT
(To prospectus dated May 28, 2021)

ECOPETROL S.A.

US$2,000,000,000 8.875% Notes due 2033

The US$2,000,000,000 8.875% notes due 2033 (the “notes”) will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior, unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in the accompanying prospectus). Although we are 88.49% owned by the Republic of Colombia, or the “Nation”, the Nation is not liable for our obligations under the notes. The notes will be issued only in registered form in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

The notes will mature on January 13, 2033 and will bear interest at the rate of 8.875% per annum. Interest on the notes will be payable on January 13 and July 13 of each year, beginning on July 13, 2023. We may redeem any of the notes, in whole or in part, at any time or from time to time prior to their maturity, at the redemption prices set forth in “Description of the Notes—Optional Redemption”. Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase the notes from holders at the repurchase price described herein.

We intend to apply to have the notes approved for listing on the New York Stock Exchange, or the “NYSE”.

Investing in the notes involves risks. See the “Risk Factors” sections of our Annual Report on Form 20-F for the fiscal year ended December 31, 2021 (our “2021 Annual Report”), filed on April 26, 2022 with the Securities and Exchange Commission (the “SEC”), and beginning on page S-13 of this prospectus supplement.

	Per Note	Total
Initial price to the public(1) :	99.187%	US$1,983,740,000
Underwriting discount:	0.150%	US$3,000,000
Proceeds, before expenses, to Ecopetrol:	99.037%	US$1,980,740,000

(1)	Plus accrued interest, if any, from January 13, 2023, if settlement occurs after that date.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia or the “SFC” by its acronym in Spanish) and will not be registered under the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or the Colombian Stock Exchange (Bolsa de Valores de Colombia or the “BVC” by its acronym in Spanish), and, accordingly, the notes will not be offered or sold to persons in Colombia except in circumstances which do not result in a public offering under Colombian law and in compliance with Part 4 of Decree 2555 of 2010.

The underwriters expect that the notes will be ready for delivery only in book-entry form through the facilities of The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking, société anonyme, against payment in New York, New York on or about January 13, 2023.

Joint Book-Running Managers

Citigroup	J.P. Morgan	Santander	Scotiabank

The date of this prospectus supplement is January 10, 2023.

TABLE OF CONTENTS

Prospectus Supplement

i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is divided in two parts. The first is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. The accompanying prospectus is part of a shelf registration statement that we filed with the SEC on May 28, 2021. Under the shelf registration process, from time to time, we may offer and sell debt securities, guaranteed debt securities, ordinary shares or preferred shares, or any combination thereof, in one or more offerings.

In this prospectus supplement we use the terms “Ecopetrol,” “Ecopetrol Group,” the “Company,” “we,” “us,” and “our” and similar words to refer to Ecopetrol S.A., a Colombian mixed economy company, and its consolidated subsidiaries, unless the context requires otherwise. References to “securities” include any security that we might offer under this prospectus supplement and the accompanying prospectus. References to “US$”, “$” and “U.S. dollars” are to United States dollars. References to “COP$” and “pesos” are to Colombian pesos.

We have not authorized anyone to provide any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or in any free writing prospectus is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since such dates.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE EUROPEAN ECONOMIC AREA (“EEA”). FOR THESE PURPOSES, A RETAIL INVESTOR MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (11) OF ARTICLE 4(1) OF DIRECTIVE 2014/65/EU, AS AMENDED (“MIFID II”); (II) A CUSTOMER WITHIN THE MEANING OF DIRECTIVE 2002/92/EC, AS AMENDED, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT AS DEFINED IN POINT (10) OF ARTICLE 4(1) OF MIFID II; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN DIRECTIVE 2003/71/EC, AS AMENDED. CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY REGULATION (EU) NO 1286/2014 (AS AMENDED, THE “EU PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE EEA HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE EEA MAY BE UNLAWFUL UNDER THE EU PRIIPS REGULATION.

THE NOTES ARE NOT INTENDED TO BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO AND SHOULD NOT BE OFFERED, SOLD OR OTHERWISE MADE AVAILABLE TO ANY RETAIL INVESTOR IN THE UNITED KINGDOM (THE “UK”). FOR THESE PURPOSES, A RETAIL INVESTOR IN THE UK MEANS A PERSON WHO IS ONE (OR MORE) OF: (I) A RETAIL CLIENT AS DEFINED IN POINT (8) OF ARTICLE 2 OF REGULATION (EU) NO 2017/565 AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUROPEAN UNION (WITHDRAWAL) ACT 2018 (THE “EUWA”); (II) A CUSTOMER WITHIN THE MEANING OF THE PROVISIONS OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (THE “FSMA”) AND ANY RULES OR REGULATIONS MADE UNDER THE FSMA TO IMPLEMENT DIRECTIVE (EU) 2016/97, WHERE THAT CUSTOMER WOULD NOT QUALIFY AS A PROFESSIONAL CLIENT, AS DEFINED IN POINT (8) OF ARTICLE 2(1) OF REGULATION (EU) NO 600/2014 AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA; OR (III) NOT A QUALIFIED INVESTOR AS DEFINED IN ARTICLE 2 OF THE PROSPECTUS REGULATION AS IT FORMS PART OF DOMESTIC LAW BY VIRTUE OF THE EUWA (“UK PROSPECTUS REGULATION”). CONSEQUENTLY, NO KEY INFORMATION DOCUMENT REQUIRED BY THE PRIIPS REGULATION AS IT FORMS PART OF UK DOMESTIC LAW BY VIRTUE OF THE EUWA (THE “UK PRIIPS REGULATION”) FOR OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO RETAIL INVESTORS IN THE UK UNITED KINGDOM HAS BEEN PREPARED AND THEREFORE OFFERING OR SELLING THE NOTES OR OTHERWISE MAKING THEM AVAILABLE TO ANY RETAIL INVESTOR IN THE UK UNITED KINGDOM MAY BE UNLAWFUL UNDER THE UK PRIIPS REGULATION.

ii

Some of the market and industry data contained or incorporated by reference in this prospectus supplement are based on independent industry publications or other publicly available information, while other information is based on internal studies. Although we believe that these independent sources and our internal data are reliable as of their respective dates, the information contained in them has not been independently verified. As a result, you should be aware that the market and industry data contained in this prospectus supplement, and beliefs and estimates based on such data, may not be reliable.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain both historical and forward-looking statements. All statements that are not based on historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are not guarantees of future performance and reflect our current expectations concerning future results, events, objectives, plans and goals and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to differ. These risks, uncertainties and other factors include, among others: changes in international crude oil and gas prices, our exploration and production activities, including drilling; import and export activities; our liquidity, cash flow and sources of funding; the results of our electric power transmission and toll roads activities through our subsidiary, Interconexión Eléctrica S.A. E.S.P. (“ISA”); our ability to integrate ISA’s operations; our projected and targeted capital expenditures and other cost commitments and revenues; dates by which certain areas will be developed or will come on-stream; future growth and development of the energy industry; general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates; competition; our ability to obtain financing; our ability to find, acquire or gain access to additional reserves and our ability to develop existing reserves; uncertainties inherent in making estimates of our reserves; the modification, adjustment or reduction of tariffs, rates or fees charged by the electricity transmission businesses in the countries where they operate; significant political, economic and social developments in Colombia and other countries where we do business; natural disasters, pandemics and other health events, including the coronavirus (“COVID-19”) pandemic; the ongoing Russian invasion of Ukraine; other military operations, terrorist acts, wars or embargoes; regulatory developments, including regulations related to climate change; receipt of government approvals and licenses; technical difficulties; and other factors described in our press releases and filings with the SEC, including our 2021 Annual Report and in the section entitled “Risk Factors” beginning on page S-13 of this prospectus supplement. The forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus are qualified in their entirety by this cautionary statement and are made only as of the dates of the respective documents. We do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances or for any other reason. Accordingly, undue reliance should not be placed on forward-looking statements.

OTHER INFORMATION

On August 11, 2021, we signed an inter-administrative share purchase agreement (“Inter-Administrative SPA”) with the Ministerio de Hacienda y Crédito Público (Ministry of Finance and Public Credit of Colombia, “MHCP” for its Spanish acronym)) pursuant to which we agreed to acquire 51.4% of the outstanding shares of ISA from the MHCP (the “Acquisition”) for a purchase price of COP$14,236,814,025,000, or US$3,672,992,823.94 based on the COP/US$ market exchange rate of COP$3,876.08 to US$1.00 in effect on August 20, 2021, the date when the Acquisition was consummated.

iii

We present in this prospectus supplement unaudited pro forma condensed combined financial information giving effect to the Acquisition as required pursuant to Article 11 of Regulation S-X. In addition, ISA’s financial statements required to be filed pursuant to Rule 3-05 of Regulation S-X have been furnished in Ecopetrol’s current report to the SEC on Form 6-K dated January 10, 2023 and incorporated by reference to this prospectus supplement.  The pro forma financial information presented herein is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Acquisition been completed as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. In addition, the historical financial information of ISA incorporated by reference in this prospectus supplement may not be representative of our future results of operations or the future performance of ISA’s business. Therefore, you should not place undue reliance on the historical financial information of ISA incorporated by reference herein or presented in the unaudited condensed pro forma financial information included herein when deciding whether to invest in the notes.

ISA’s historical financial information incorporated by reference into this prospectus supplement was prepared in accordance with current financial information standards accepted in Colombia (“Colombian IFRS”), which may differ in some respects, from Colombian IFRS as applied by other entities controlled by the Contaduría General de la Nación. There would be no material differences between ISA’s Colombian IFRS financial statements and the same financial statements if they had been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).

Ecopetrol’s financial information presented in this prospectus supplement has been prepared in accordance with IFRS-IASB. Ecopetrol also files financial information with the SFC, which is prepared in accordance with Colombian IFRS. Ecopetrol’s financial information under Colombian IFRS filed with the SFC is not directly comparable to its financial information presented under IFRS-IASB in this prospectus supplement or its filings with the SEC. Accordingly, Ecopetrol’s financial information herein may not be directly comparable to ISA’s financial information incorporated by reference herein, which is presented under Colombian IFRS.

iv

Summary

This section summarizes key information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus and is qualified in its entirety by the more detailed information and financial statements included elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. You should carefully review the entire prospectus supplement, including the risk factors, the financial statements and the notes related thereto, the unaudited pro forma condensed combined financial statements included herein and the other documents incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. Summaries in this prospectus supplement and the accompanying prospectus of certain documents that are filed as exhibits to the registration statement of which this prospectus supplement is a part are qualified in their entirety by reference to such documents.

Overview

We are one of the most relevant vertically integrated energy companies in Latin America and the largest company in Colombia as measured by revenue, profit, assets and shareholders’ equity. For the nine-month periods ended September 30, 2022 and 2021, we had total revenue of COP$119,898,794 million and COP$60,085,808 million, operating income of COP$48,454,216 million and COP$19,274,932 million, and net income attributable to owners of Ecopetrol of COP$24,770,909 million and COP$10,217,081 million, respectively. For the years ended December 31, 2021 and 2020, we had total revenue of COP$91,881,204 million and COP$50,223,393 million, operating income of COP$29,697,707 million and COP$7,181,765 million, net income attributable to owners of Ecopetrol of COP$15,649,143 million and COP$1,586,677 million, respectively. Our results of operations for the nine-month period ended September 30, 2022 and for the year ended December 31, 2021 reflect the ISA acquisition, while results of operations for the nine-month period ended September 30, 2021 reflect one month of ISA’s information post-acquisition, and results of operations for the year ended December 31, 2020 reflect the pre-acquisition structure of the Company.

We are engaged in a broad range of oil and gas, power and infrastructure related activities, which cover the following areas of our operations:

•	Exploration and Production—encompasses crude oil and natural gas exploration and production and natural gas transportation activities. It also includes purchase of crude oil and gas from Agencia Nacional de Hidrocarburos and other third parties for resale. As of December 31, 2021, we were the largest participant in the Colombian hydrocarbons industry with approximately 66% of Colombia’s crude oil production and approximately 55% of natural gas production (in each case according to calculations made by Ecopetrol based on information from the Ministry of Mines and Energy of Colombia).

•	Refining and Petrochemicals—encompasses oil refining and producing a full range of refined products including gasoline, diesel, jet fuel, liquefied petroleum gas and heavy fuel oils, among others, which are sold inter-company and to third parties locally and abroad. Additionally, this segment includes investments in four domestic petrochemical companies that produce aromatics, cyclohexane, paraffin waxes, lube base oils, solvents and other petrochemical products.

•	Transportation—encompasses the transportation of crude oil and refined products, excluding natural gas. Our subsidiary, Cenit, directly owns 45% of the total crude oil pipeline shipping capacity in Colombia. When aggregated with the crude oil pipelines in which Cenit owns a controlling interest, Cenit owns, directly or indirectly, 85% of the oil pipeline shipping capacity in Colombia.

•	Electric power transmission and toll roads—encompasses electricity transmission services, as well as designing, building, operating, and maintenance of toll road infrastructure in various countries in Latin America. We began operating in this business segment following consummation of our acquisition of ISA, as we continue to work towards repositioning ourselves along the energy value chain by offering services such as electricity transmission and aligning ourselves with the market trends towards decarbonization and electrification. We conduct most of these activities through ISA and its subsidiaries.

History

We were formed in 1951 by the Colombian government as Empresa Colombiana de Petróleos and began operating the crude oil fields at La Cira-Infantas, the first oil field in Colombia, where production started in 1918, and the pipeline that connected that field with the Barrancabermeja refinery and the port of Cartagena. In 1961, we assumed the direct operation of the Barrancabermeja refinery and continued its transformation into an industrial complex. In 1974, we acquired the Cartagena refinery, which had been in operation since 1957. Pursuant to Decree 0062 of 1970, we were transformed into a governmental, industrial, and commercial company.

In 2003, pursuant to Decree Law 1760, the Agencia Nacional de Hidrocarburos – National Hydrocarbons Agency (the ANH) was created and Ecopetrol’s public role as administrator and regulator of the national hydrocarbons resources was transferred to the ANH. Ecopetrol modified its organic structure and became Ecopetrol S.A., a publicly held corporation, one hundred percent state-owned, and continued the development of exploration and production activities on a competitive basis with autonomy over business decisions. Since 2006, according to Law 1118, we evolved from a wholly state-owned entity to a mixed-economy company with private capital. This process has resulted in a substantial change in the legal framework to which we are subject, and in the nature of our relationship with the Nation, as our controlling shareholder.

On August 20, 2021, we acquired 51.4% of the outstanding shares of ISA from the MHCP, through which we expect to reposition ourselves along the energy value chain by offering services such as electricity transmission and aligning ourselves with the market trends towards decarbonization and electrification.

Our address is Carrera 13 No. 36-24 Bogota, Colombia and our telephone number is + (57) 310 315 8600. Our website is www.ecopetrol.com.co. Information included on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

2040 Strategy: Energy that Transforms

On February 8, 2022, the Ecopetrol Group’s published its long-term strategy, also referred to as “Energy that Transforms”, being the first company of the oil and gas industry in Latin America to disclose a roadmap for the next 20 years. The strategy fully addresses current environmental, social, and governance challenges, while maintaining its focus on generating sustainable value for all its stakeholders. The objective of this long-term strategy is to consolidate an agile and dynamic organization that promptly adapts to the changes faced by the energy industry and the challenges of a world that moves forward generating and using cleaner sources of energy while anticipating growth opportunities and gaining leadership in the American continent.

“Energy that Transforms” is expected to position the Ecopetrol Group as an integrated energy group that participates in all segments of the hydrocarbon chain (upstream, midstream, downstream, and commercialization) as well as energy infrastructure, with the ambition to diversify into low-emission businesses that allow it to continue reducing its carbon footprint and achieve net-zero carbon emissions (scopes 1 and 2) and a 50% reduction in total emissions (scopes 1, 2 and 3), both by 2050. This strategy comprises four strategic pillars: (i) Grow with the Energy Transition, (ii) Generate Value through Technology, Environmental, Social and Governance (“TESG”), (iii) Cutting-edge Knowledge, and (iv) Competitive Returns. The strategy is based on the following oil price assumptions: (i) for the 2022 – 2024 Plan: 2022; US$63/Bl, 2023 and 2024; US$60/Bl and (ii) for the long-term plan: 2025 – 2040: US$45 55/Bl.

Our Strategic Plan

The Ecopetrol Group’s Organic Business Plan (the “Business Plan”) for the 2022-2024 period is aimed at fulfilling the four strategic pillars of the 2040 Strategy and also seeks to maintain an effective response to uncertain economic and environmental conditions, ensure the financial sustainability of the Ecopetrol Group and deliver a competitive value proposition to stakeholders in the medium and long term. The organic investment included in the Business Plan is expected to be financed mainly with internal cash generation. The Brent price assumptions under the Business Plan are as follows: US$63/Bl in 2022, and US$60/Bl in 2023 and 2024.

The Business Plan features an investment between US$17 billion and US$20 billion for the three-year period (2022 - 2024), of which 74% is expected to be allocated in Colombia, and 26% in the United States, Brazil, Chile, and Peru. It seeks to ensure capital allocation towards the incorporation of more competitive reserves and resources, positioning the Company in the energy transition (with a main focus in gas, decarbonization, short-cycle hydrocarbons, and the incorporation of renewable energies), reliability investments necessary for a responsible and sustainable operation, and social investment focused in areas where our operations are located.

Approximately 75% of the investment is expected to be allocated towards growth opportunities aimed at continuing the exploration and profitable development of existing assets, with investments focused on the continuation of enhanced recovery programs and growth of the gas value chain. The remaining 25% is expected to be allocated to operational continuity, seeking to preserve the value of the assets and bring reliability and integrity to the Ecopetrol Group’s consolidated operations.

The most relevant operational targets of the Business Plan are the following: (i) reaching production levels between 700 thousand and 705 thousand barrels of oil equivalent per day (“boepd”) in 2022, 730 thousand boepd by 2024; (ii) reaching a joint throughput at the Barrancabermeja and Cartagena refineries of between 340 thousand and 360 thousand barrels per day in 2022, with a growth path at such refineries of up to 430 thousand barrels per day by 2024; and (iii) to reach transported volumes of over one million barrels per day – in line with the evolution of the production and demand for liquid fuels in the country.

Upstream

The Business Plan allocates an investment between US$11 billion and US$12 billion, maintaining the growth of this segment as a strategic objective, with a focus on accelerating the progression of resources and reserves, through exploration, drilling, and enhanced recovery.

Of the aforementioned resources, (i) 70% is expected to be allocated in production activities in Colombia, including the Rubiales, Castilla, Piedemonte, CPO09, Chichimene, and Caño Sur fields, with a continued focus on maturity and development of improved recovery activities, (ii) 21% is expected to be allocated internationally, where the main focus areas will be Brazil and the Permian Basin in the United States; and (iii) 9% of the resources are expected to be allocated in exploration activities, with expected drilling of more than 50 wells located in the basins of greater materiality, with emphasis on the Caribbean Offshore, Piedemonte, Middle Magdalena Valley and Llanos Orientales basin.

In terms of unconventional reservoirs, the Ecopetrol Group will continue the development process of the Comprehensive Research Pilot Projects (PPII for its Spanish acronym), Kalé and Platero, in the Middle Magdalena Valley basin in Colombia with expected investments of approximately US$80 million, and well as increasing development activities in the Permian Basin in Texas with expected investments of approximately US$1.9 billion.

As for the natural gas chain, US$1.8 billion of the total investment is expected to be allocated towards the evaluation and development of the largest offshore gas discoveries in the Colombian Caribbean, and in the exploration and development of Piedemonte and other sources of gas in the Middle Magdalena Valley, Guajira, and the Sinú-San Jacinto basin areas in Colombia.

Midstream

The Business Plan allocates an investment between US$800 million and US$900 million, mainly aimed at strengthening the integrity and reliability of the infrastructure, generating operational efficiency, prioritizing resources for the growth of the multi-purpose pipeline business for refined products, while advancing in increasing flexibility and efficiency in logistics for the evacuation of heavy crude and the growth of the crude oil pipeline infrastructure, and the consolidation of the Ecopetrol Group as a comprehensive logistics operator. These investments are also expected to enable future operating costs optimization by upgrading equipment and improving its performance.

Downstream

The Business Plan allocates an investment between US$1.2 billion and US$1.4 billion focused on guaranteeing the reliability and sustainability of the operations across the Barrancabermeja and Cartagena refineries, as well as the development of fuel quality programs and wastewater management to ensure increasingly cleaner effluents and more resilient refineries to face energy transition scenarios. The estimated investment aims to achieve a joint throughput at such refineries reaching between 420 and 430 thousand barrels per day in 2024.

Electric Power Transmission and Toll Roads Concessions

The Business Plan aims at continuing the growth trajectory in Latin America, taking advantage of ISA’s strategic leadership position in the power transmission business. The Ecopetrol Group expects to allocate an investment of US$2.6 billion mainly in electric power transmission (80%) and toll roads (17%) with projects in Brazil, Colombia, Chile, and Peru.

Commercial Strategy

The Business Plan maintains the Ecopetrol Group’s strategy of diversifying clients and destinations, aiming to maximize the commercialization margin, diversifying heavy crude destinations, leveraging the advantage in quality and reliability of supply, and integrating customer-based logistics and recipes. Additionally, it has an important emphasis on the independent refining sector in China, while maintaining an active participation in the refining market of the United States. The foregoing is expected to be leveraged on our operational flexibility at ports, stable quality of our crude oil and optimization of logistics.

TESG

The Business Plan allocates approximately COP$1.5 trillion for social investment, aimed at closing social gaps and promoting the development and well-being of the communities where the Ecopetrol Group operates, with strategic projects expected in infrastructure, public services, education, sports and health, inclusive rural development and entrepreneurship and business development.

US$240 million are expected to be allocated to innovation, technology, and digital transformation projects, which include cybersecurity and cyberdefense programs, optimization of the supply chain, technologies for production water management as a profitable and sustainable resource, new technologies to increase the recovery factor and studies for the capture of CO2 in natural sinks. In addition, the plan includes an expected investment of approximately US$26 million by 2024 destined to optimize human talent through training, with close to 35% thereof expected to be allocated to retooling.

In connection with the Ecopetrol Group’s energy transition strategy and TESG objectives, the Business Plan (without considering ISA) includes investments of approximately US$1,400 million in projects for comprehensive water management, decarbonization, including solar, wind, and geothermal energy projects, energy efficiency, use of energy and alternative sources, fuel quality improvements, and studies and pilots in green and blue hydrogen for applications in refineries and mobility.

2023 Investment Plan

In December 2022, the Board of Directors approved between COP$25.3 trillion and COP$29.8 trillion for the 2023 investment plan (the “Investment Plan”) at US$80/Bl Brent. The Ecopetrol Group expects to allocate approximately 66% of these investments to projects in Colombia and the remainder to the positioning and development of the Ecopetrol Group’s operations in the United States, Brazil, Peru and Chile.

We believe the Investment Plan approved by the Board of Directors, is aligned with the Ecopetrol Group’s commitment to accelerate the energy transition and strengthen Colombia’s energy security in line with the 2040 strategy “Energy That Transforms” discussed above. As such, approximately 23% of the Investment Plan expected allocations seek to cement diversification into new low-emission businesses, including investments in hydrogen production, renewable energies, carbon capture, and electricity transmission.

The Investment Plan also includes investments of between COP$3.6 trillion and COP$4.1 trillion for exploration and production projects in the Piedemonte Llanero, Continental Caribbean, and Caribbean Offshore, which support our commitment to achieve gas self-sufficiency.

The Investment Plan expects the Ecopetrol Group’s hydrocarbon production to range between 720 thousand and 725 thousand barrels equivalent per day during 2023, a refining throughput between 420 thousand and 430 thousand barrels per day, with transported volumes to exceed one million barrels per day, seeking to support continuity of fuel import substitution and the stability of Colombia's trade balance.

In terms of our electric power transmission business, the Investment Plan allocates approximately COP$5.4 trillion, primarily to support more than 6,000 kilometers of new transmission lines for non-conventional renewable energies.

The Investment Plan also continues the Ecopetrol Group’s focus on energy transition and sustainability strategy, strengthening socio-environmental investment programs, deepening digital transformation, and accelerating the development and implementation of technologies to optimize operations throughout the chain. Accordingly, the Investment Plan includes expected investments of (i) close to COP$2.3 trillion in decarbonization, integrated water management, and fuel quality improvement projects, among others, (ii) COP$472 billion to social investment resources for regional development and the well-being of communities amounts to, focused on road infrastructure, education, and access to public services such as water and gas and (iii) more than COP$405 billion to science, technology, and innovation projects, which we believe are essential to leverage business development and catalyze progress in technologies for the energy transition.

THE OFFERING

The following is a brief summary of certain terms of the notes. For a more complete description of the terms of the notes, including the covenants and events of default contained in the indenture, see “Description of the Notes” in this prospectus supplement and “Description of the Debt Securities” in the accompanying prospectus.

Issuer	Ecopetrol S.A.

The Notes	US$2,000,000,000 aggregate principal amount of 8.875% notes due January 13, 2033.

Maturity	January 13, 2033.

Interest	The notes will bear interest from January 13, 2023, the date of original issuance of the notes at the rate of 8.875% per annum, payable semiannually in arrears on each interest payment date.

Interest Payment Dates	January 13 and July 13 of each year, commencing on July 13, 2023.

Repurchase of Notes upon a Change of Control Repurchase Event	We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in “Description of the Debt Securities” in the accompanying prospectus) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts (as defined below) to but excluding the date of such purchase. See “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event” and “Risk Factors—Risk factors related to the notes—We may not be able to repurchase the notes upon a change of control repurchase event”.

Optional Redemption

At any time prior to October 13, 2032 (three months prior to the maturity date of the notes, the “Par Call Date”), at our option, we may redeem any of the notes, in whole or in part, at any time and from time to time, at a redemption price equal to the greater of (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem any of the notes, from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes—Optional Redemption.”

Withholding Tax Redemption	In the event that, as a result of certain changes in law affecting Colombia or any political subdivision or taxing authority thereof or therein, we become obliged to pay Additional Amounts, the notes will be redeemable, as a whole but not in part, at our option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Notes—Optional Redemption—Withholding Tax Redemption”.

Ranking	The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior, unsecured and unsubordinated obligations that constitute our External Indebtedness (as defined in “Description of the Debt Securities” in the accompanying prospectus). As of September 30, 2022, we had indebtedness of COP$107,739,990 million, all of which was unsecured debt, which we recognize in our consolidated financial statements at its amortized cost, which corresponds to the present value of cash flows, discounted at the effective interest rate.

Use of Proceeds	We expect the net proceeds from the sale of the notes will be approximately US$1,980,740,000 (after giving effect to underwriters’ discounts but before expenses). We intend to use the net proceeds of this offering (i) to prepay the remaining outstanding principal amount under the loan agreement entered into with Banco Santander, S.A., Citibank, N.A., JPMorgan Chase Bank, N.A. and The Bank of Nova Scotia on August 17, 2021 to finance the Acquisition (the “Acquisition Loan”) and (ii) for general corporate purposes, including, but not limited, to financing our investment plan for 2023. The underwriters or certain of their affiliates are lenders under the Acquisition Loan that we intend to repay with the proceeds from this offering (see “Underwriting—Other Relationships”).

Further Issues	We may from time to time, without notice to or the consent of the holders of the notes, create and issue additional debt securities having the same terms (except for the issue date, the public offering price and the first interest payment date) and ranking equally and ratably with any series of the notes offered hereby in all respects, as described under “Description of the Notes—General”. Any additional debt securities having such similar terms, together with its corresponding series of the notes offered hereby, will constitute a single series of securities under the indenture.

Denomination and Form	We will issue the notes in the form of one or more fully registered global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Clearstream Banking, société anonyme and Euroclear Bank, S.A./ N.V., as operator of the Euroclear System, will hold interests on behalf of their participants through their respective U.S. depositaries, which in turn will hold such interests in accounts as participants of DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form and will not be considered holders of notes under the indenture. The notes will be issued only in minimum denominations of US$1,000 and integral multiples of US$1,000 in excess thereof.

Taxation	For a summary of certain United States federal tax and Colombian tax considerations relating to the purchase, ownership and disposition of the notes, see “Taxation—U.S. Federal Income Tax Considerations” and “Taxation—Certain Colombian Tax Considerations”, respectively.

Trustee	The Bank of New York Mellon.

Listing	We intend to have the notes approved for listing on the NYSE.

Governing Law	New York.

Risk Factors	Investing in the notes involves risks. See the “Risk Factors” sections of our 2021 Annual Report and beginning on page S-13 of this prospectus supplement, and other information included or incorporated by reference in this prospectus supplement for a description of certain risks you should consider before investing in the notes.

SUMMARY SELECTED FINANCIAL AND OPERATING DATA

The following table sets forth, for the periods and at the dates indicated, our summary historical financial data, which have been derived from our unaudited interim condensed consolidated financial statements presented in Colombian pesos. The information included below and elsewhere in this prospectus supplement is not necessarily indicative of our future performance. The tables set forth below are derived from, and should be read in conjunction with, our unaudited interim condensed consolidated financial statements as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021 and the accompanying notes included in the current report on Form 6-K furnished to the SEC on January 10, 2023 and incorporated by reference into this prospectus supplement.

Our consolidated financial statements for the years ended December 31, 2021, 2020 and 2019 included in the 2021 Annual Report and incorporated by reference in this prospectus supplement were prepared in accordance with IFRS-IASB.

Our unaudited interim condensed consolidated financial statements as of September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021 were prepared in accordance with IAS 34 – “Interim Financial Reporting” as issued by the IASB.

	BALANCE SHEET
	As of September 30,		As of December 31,
	2022(1)	2022	2021
	(unaudited)		(audited)
	(in thousands of U.S. dollars)	(in millions of Colombian pesos)
Assets
Current assets
Cash and cash equivalents	2,850,298	12,917,748	14,549,906
Trade and other receivables	7,403,106	33,551,394	18,448,882
Inventories	2,379,378	10,783,508	8,398,212
Other financial assets	493,122	2,234,862	1,627,150
Current tax assets	1,254,408	5,685,067	6,273,802
Other assets	609,781	2,763,568	2,333,091
Assets held for sale	16,793	76,105	64,704
Total current assets	15,006,886	68,012,252	51,695,747

Non-current assets
Trade and other receivables	6,287,049	28,493,346	24,159,716
Other financial assets	212,829	964,556	1,307,584
Investment in associates and joint ventures	1,970,956	8,932,511	8,357,186
Property, plant and equipment	21,350,171	96,760,471	90,076,526
Natural and environmental resources	9,038,982	40,965,298	35,909,844
Right-of-use assets	133,566	605,332	496,678
Intangible assets	3,753,204	17,009,782	15,508,516
Non-current tax assets	2,428,353	11,005,466	9,030,132
Goodwill	1,155,808	5,238,201	4,686,324
Other assets	306,533	1,389,227	1,198,363
Non-current assets	46,637,451	211,364,190	190,730,869
Total assets	61,644,337	279,376,442	242,426,616

	BALANCE SHEET
	As of September 30,		As of December 31,
	2022(1)	2022	2021
	(unaudited)		(audited)
	(in thousands of U.S. dollars)	(in millions of Colombian pesos)
Liabilities and Shareholders’ equity
Current liabilities
Loans and borrowings	4,989,869	22,614,434	9,206,283
Trade and other payables	3,770,893	17,089,949	13,568,231
Provision for employee benefits	489,223	2,217,195	2,296,253
Tax liabilities	1,437,890	6,516,616	2,152,104
Accrued liabilities and provisions	246,755	1,118,310	1,590,118
Other liabilities	397,695	1,802,381	1,409,534
Liabilities related to assets held for sale	6,593	29,878	26,208
Total current liabilities	11,338,918	51,388,763	30,248,731

Non-current liabilities
Loans and borrowings	18,782,931	85,125,556	85,854,645
Trade and other payables	14,018	63,532	70,607
Provision for employee benefits	2,432,243	11,023,095	9,082,792
Deferred tax liabilities	3,085,318	13,982,876	12,124,520
Accrued liabilities and provisions	2,852,781	12,929,004	12,642,089
Other liabilities	479,653	2,173,819	1,819,460
Total non-current liabilities	27,646,944	125,297,882	121,594,113
Total liabilities	38,985,862	176,686,645	151,842,844
Equity
Subscribed and paid in capital	5,525,084	25,040,067	25,040,067
Additional paid in capital	1,457,987	6,607,699	6,607,699
Reserves	1,963,481	8,898,633	10,624,229
Other comprehensive income	2,986,374	13,534,455	11,357,894
Retained earnings	5,070,075	22,977,937	14,859,658
Equity attributable to owners of parent	17,003,001	77,058,791	68,489,547
Non–controlling interest	5,655,474	25,631,006	22,094,225
Total equity	22,658,475	102,689,797	90,583,772

Total liabilities and shareholders’ equity	61,644,337	279,376,442	242,426,616

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of COP$4,532.07 to US$1.00, which was the Representative Market Rate as of September 30, 2022, as reported and certified by the SFC.

	INCOME STATEMENT
	For the nine-month period ended September 30,
	2022(1)	2022	2021
	(unaudited)
	(in thousands of U.S. dollars)	(in millions of Colombian pesos)
Revenue
Domestic sales	14,980,957	60,962,385	30,034,537
Foreign sales	14,483,091	58,936,409	30,051,271
Sales revenue	29,464,048	119,898,794	60,085,808
Cost of sales	(16,085,773)	(65,458,241)	(36,449,442)
Gross profit	13,378,275	54,440,553	23,636,366
Administrative expenses	(699,041)	(2,844,627)	(1,934,557)
Operations and project expenses	(696,313)	(2,833,523)	(1,993,083)
(Impairment) recovery of non-current assets	(1,356)	(5,516)	1,763
Other operating expenses	(74,379)	(302,671)	(435,557)
Operating income	11,907,186	48,454,216	19,274,932
Financial results
Finance income	218,070	887,398	242,763
Finance expenses	(1,443,944)	(5,875,877)	(2,774,295)
Foreign exchange (loss) gain	(92,774)	(377,527)	351,341
	(1,318,648)	(5,366,006)	(2,180,191)
Share of profits of associates and joint ventures	161,373	656,680	225,914
Profit before income tax expense	10,749,911	43,744,890	17,320,655
Income tax expense	(3,984,460)	(16,214,065)	(6,045,669)

Net profit	6,765,451	27,530,825	11,274,986
Net profit attributable to:
Owners of parent	6,087,228	24,770,909	10,217,081
Non–controlling interest	678,223	2,759,916	1,057,905
Net profit	6,765,451	27,530,825	11,274,986

(1)	Amounts stated in U.S. dollars have been translated for the convenience of the reader at the average exchange rate of COP$4,069.33 to US$1.00, which was the average Representative Market Rate from January 1, 2022 until September 30, 2022, as reported by the SFC.

The following table presents our operating data for the periods indicated:

	OPERATING DATA (unaudited)
	For the nine-month period ended September 30,		For the year ended December 31,
	2022	2021	2021	2020
Refining
Capacity(1)	454.8	404.8	404.8	404.8
Throughput(1)	364.5	360.2	355.9	322.0
Capacity utilization rate	80%	89%	88%	80%

Proved reserves*
Crude oil(2)	1,449.0	1,257.7	1,449.0	1,257.7
Natural gas(3)	553.0	512.5	553.0	512.5
Total oil and natural gas proved reserves(4)	2,002.0	1,770.2	2,002.0	1,770.2

Production(5)
Oil	537.3	524.7	527.1	554.7
Gas	168.6	148.9	151.9	142.3
Total Production	705.9	673.6	679.0	697.0

Employees	18,900	18,363	18,378	13,977

Electric Power Transmission and Toll Roads Concessions
Transmission lines (km)	48,747	48,319	48,330	47,358

(1)	In thousands of barrels per day (bpd) as of December 31 or September 30, as the case may be. See “Business Overview—Refining and Petrochemicals—Refining” in the 2021 Annual Report. Includes NGL. The increase in capacity and throughput during the nine-month period ended on September 30, 2022 compared to the nine-month period ended on September 30, 2021 is the result of the 50 mbd capacity increase at the Cartagena refinery due to the completion of the Cartagena Crude Plant Interconnection Project (IPCC).

(2)	In millions of barrels as of December 31. See “Business Overview—Exploration and Production—Reserves” in the 2021 Annual Report.

(3)	In giga cubic feet (gcf) as of December 31. See “Business Overview—Exploration and Production—Reserves” in the 2021 Annual Report.

(4)	In millions of barrels of oil equivalent (boe) as of December 31. See “Business Overview—Exploration and Production—Reserves” in the 2021 Annual Report.

(5)	All production values are expressed in thousands of barrels of oil equivalent per day.

* Reserve data is calculated as of December 31 of the applicable prior year. Reserves information is calculated each year and is net after royalties. Third parties audit 99% of our total proved reserves.

RISK FACTORS

You should consider carefully all of the information set forth in this prospectus supplement, in the accompanying prospectus and any documents incorporated by reference herein and, in particular, the risk factors described below, and in our 2021 Annual Report before deciding to invest in the notes. The risk factors described below and in our 2021 Annual Report are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, may also become important factors that affect us.

Risk factors related to the Acquisition

The unaudited pro forma condensed combined financial information and other financial information related to ISA included elsewhere in this prospectus supplement or incorporated by reference hereunder may not be representative of our results of operations or financial condition as an integrated company, and accordingly, you have limited financial information on which to evaluate the financial prospects for the combined company.

We and ISA operated as separate, unrelated companies until the consummation of the Acquisition on August 20, 2021. Accordingly, prior to the Acquisition we have had no history as a combined entity and our operations had not previously been managed on a combined basis. The pro forma financial information is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Acquisition been completed as of the dates indicated, nor is it indicative of the future operating results or financial position of the combined company. The pro forma financial information does not reflect future non-recurring charges resulting from the Acquisition or potential changes in ISA’s accounting methodologies. The pro forma financial information does not reflect future events that may occur after the Acquisition, including the potential realization of operating cost savings, the incurrence of costs related to the planned integration, the termination or renegotiation of the terms of certain of ISA’s key contracts, and does not consider potential impacts of current market conditions on revenues or expenses.

Moreover, the pro forma financial information presented in this prospectus supplement is based in part on certain assumptions regarding the Acquisition that we believe are reasonable under the circumstances, but we cannot assure you that our assumptions will prove to be accurate over time. For example, we may incur higher than expected transaction and integration costs, and general economic and business conditions could adversely affect the financial condition or results of operations of the combined company.

In addition, the historical financial information of ISA incorporated by reference in this prospectus supplement may not be representative of our future financial results or the performance of ISA’s business. Therefore, you should not place undue reliance on the historical financial information of ISA incorporated by reference herein or the pro forma financial information included herein when deciding whether to invest in the notes.

The Acquisition may not achieve the intended benefits, which could adversely affect and/or disrupt the business and operations of our Company.

We may not be able to realize the anticipated benefits from the Acquisition in the anticipated amounts or within the anticipated timeframes or cost expectations or at all. The difficulties and risks associated with the Acquisition and realizing the benefits therefrom include:

• possible differences in the standards, controls, procedures, policies, corporate culture, labor unions and compensation structures of ISA and the Company, which may lead to unanticipated delays, costs or inefficiencies, deterioration of employees relations, employee departures or difficulties upon consolidation;

• difficulties and delays in implementing our integration plan, which may result in us failing to achieve the anticipated synergies from the Acquisition in a timely manner or at all;

• inability to attract, retain and motivate key personnel, as current and prospective employees of either company may experience uncertainty about their future roles with us following the Acquisition;

• the possibility that we may have failed to discover actual or contingent liabilities of ISA during the due diligence investigation, for which we, as a successor or owner, may be responsible and for which we may not have received sufficient contractual guarantees or indemnities from the Colombian government’s MHCP;

• obligations that we may have to counterparties that arise as a result of the change in control of ISA; and

• the potential that we may be adversely affected by other economic, political, legislative, regulatory, business, competitive or other factors affecting our industries.

The occurrence of any of the foregoing may harm or be disruptive to our other businesses and our business such that our ability to realize the anticipated benefits of the Acquisition could be reduced or delayed, and our financial condition and results of operations could be materially adversely affected.

Moreover, the Acquisition could cause disruptions and create uncertainty surrounding our businesses and affect our and ISA’s relationships with customers, vendors, other business partners and employees. Some of our and ISA’s customers, vendors and other business partners may delay or defer decisions, seek to change the terms on which they do business or end their relationships with the relevant company, which could negatively affect our revenue, earnings and cash flows.

Thus, the integration may be unpredictable, or subject to delays or changed circumstances, may not perform in accordance with our expectations. We may fail to realize some or all of the anticipated benefits of the Acquisition as these were based on projections and assumptions about the ISA businesses, which may not materialize as or when expected or may prove to be inaccurate.

Risks Related to Our Business

We have made and may make significant investments in acquisitions and joint ventures and have made and may make significant divestments, and we may not realize the expected value of any such investments.

We have acquired interests in several companies in Colombia and abroad, including a joint venture with Occidental Petroleum Corp. in the U.S. Permian Basin in 2019, and may continue to do so from time to time. For example, in August 2021, as part of our strategy and focus on energy transition, we consummated the ISA Acquisition. See sections “Business Overview—Our Corporate Structure and Related Party and Intercompany Transactions––ISA Acquisition” in our 2021 Annual Report.

Obtaining the expected benefits of the acquisitions, including ISA’s, or joint venture investments, will depend, in part, on our ability to: (i) obtain the expected results of operations and financial condition from these acquisitions or joint venture investments, (ii) manage different sets of assets and operations and integrate distinct corporate cultures or investment goals, (iii) manage our objectives as a corporate group, and (iv) institute our corporate governance rules as well as other factors beyond our control such as the economic and regulatory environment in countries in which we have made acquisitions or joint venture investments, as well as all other risks affecting the oil and gas industry or the industries of the businesses we acquire or invest in. See “Legal Proceedings and Related Matters––Interconexión Eléctrica S.A.” in our 2021 Annual Report.

In addition, consistent with SEC guidance on recent acquisitions, our fiscal year ended December 31, 2022 is the first year in which we will include ISA in management’s assessment over internal controls as part of the completion of our annual report on Form 20-F for the fiscal year ended December 31, 2022. As of the date of this prospectus supplement, the evaluation of ISA’s internal controls is still ongoing and thus we are not able to offer any assurance as to the final results of that evaluation.

Similarly, in our shale operations in the U.S., the ability to drill and develop different locations is subject to uncertainties such as natural gas and oil prices, drilling and production costs, availability of drilling services and equipment, lease acquisitions and expirations, processing capacity constraints, pipeline transportation bottlenecks, access to and availability of water sourcing and distribution systems, regulatory approvals, among others. We cannot assure that all the well locations we have identified will ever be drilled or if we will be able to produce natural gas or oil at the planned levels. As a result, our efforts may not succeed and our failure to successfully obtain the expected results from our acquisitions or joint venture investments could adversely affect our financial condition and results of operations.

Risks Related to Colombia and the Region’s Political and Regional Environment

Changes in economic policies in Colombia, Peru, Brazil and Chile could materially adversely affect our business, financial condition and results of operations.

Our financial condition and results of operations may be adversely affected by changes in the political climate of Colombia, Peru, Brazil and Chile to the extent that such changes affect the economic policies, growth, stability, outlook or regulatory environment of these countries.

With respect to Colombia, for the year ended December 31, 2021, revenues derived from Colombia represented 94% of our total revenues. The Colombian Government has historically exercised substantial influence on the local economy, and governmental policies are likely to continue to have an important effect on companies operating in Colombia and on market conditions. Each of the President of Colombia and the Colombian Central Bank have considerable power to determine governmental policies and actions relating to the economy and may adopt policies that may negatively affect us. We cannot predict which policies will be adopted by the Government and whether those policies would have a negative impact on the Colombian economy or our business and financial performance.

The Colombian parliamentary elections were held on March 13, 2022, the results of which suggested a fragmented Congress despite left-wing parties increasing their overall representation. On August 7, 2022, Gustavo Petro was sworn in as the new President of Colombia. During his presidential campaign, Mr. Petro indicated support for certain changes to Colombian oil exploitation policies to make Colombia less dependent on the oil industry and to accelerate the transition to cleaner energy sources, as well as support for pension and tax reforms. In the first months of Mr. Petro’s Government, the current Minister of Mines and Energy, Irene Vélez Torres, discussed the possibility of suspending new agreements for oil exploration, while respecting the agreements currently in place. Notwithstanding this, on November 3, 2022, she announced that the Colombian Government does not intend to end oil exploration and extraction in Colombia, and that instead, the Colombian Government intends to promote an energy transition to support the reliability and stability of the energy system. Furthermore, in the context of such energy transition, the Colombian Government presented the “Construction of principles, methodology and launch of the Social Dialogue to define the Roadmap for the Just Energy Transition in Colombia” during the United Nations Conference on Climate Change COP27 in Egypt in November 2022. This roadmap is designed to be built through technical analysis and together with existing regulations such as Law 2099 of 2021 and CONPES 4075 of 2022. Moreover, the Colombian Government has presented a bill to definitively prohibit fracking in Colombia. At this time, it is unclear how such policies may affect our business, what form they could take, or whether we would need to adjust our business strategy to any such policies. Furthermore, although throughout recent history elected governments (and the Colombian Congress as well) have pursued free market economic policies with almost no economic interventions, we cannot predict which policies, if any, will be adopted by the new Government and/or congress and whether those policies would have a negative impact on the Colombian economy or our business and financial performance.

On August 8, 2022, the MHCP submitted a tax reform bill to Congress proposing several changes to the Colombian tax regime. The tax reform bill was approved by Congress on November 17, 2022 and was sanctioned by President Petro as Law 2277 of 2022 on December 13, 2022. The tax reform will become effective starting January 1, 2023. The tax reform includes, among others: (i) a new permanent equity tax applicable to Colombian individuals and non-residents, (ii) an increase in the dividend tax rate for local and foreign shareholders, (iii) an increase in the long-term capital gains tax rate (increasing from 10% to 15%); (iv) the elimination and the limitation of specific tax benefits and exemptions, such as the rule that exempted the taxing of capital gains from the sale of publicly listed shares (currently applicable to sale of less than 10% of the total shares in circulation, which would be limited to 3% of the total shares in circulation as from 2023), (v) an income tax surcharge for companies engaged in the extraction of crude oil and coal of 0%, 5%, 10% or 15% and based on international prices, (vi) non-deductibility of royalties and (vii) the introduction of a minimum tax based on effective tax rate determined on accounting profits. Finally, the Colombian Government has recently presented an initial outline of pension reform. The Colombian Government announced that the pension reform will be submitted for Congressional approval in 2023. However, at this time it is unclear how such reform could affect the Colombian economy or our business.

With respect to Brazil, for the year ended December 31, 2021, revenues derived from our consolidated subsidiaries in this country represented 2% of our total revenues. Brazilian markets have experienced heightened volatility due the uncertainties from ongoing investigations on money laundering and corruption conducted by the Brazilian Federal Police and the Office of the Brazilian Federal Prosecutor, including the Lava Jato investigation. These investigations adversely affected the Brazilian economy and political scenario. We have no control over and cannot predict whether the ongoing investigations or allegations will result in further political and economic instability, or if new allegations against government officials and/or companies will arise in the future. On January 1, 2019, Jair Bolsonaro took office as Brazil’s President. During the first round of the Brazilian presidential elections held on October 2, 2022, former President Luiz Inácio Lula da Silva received 48.40% of the votes and Mr. Bolsonaro obtained 43.23% of the votes. A run-off election was held on October 30, 2022 and Mr. Lula da Silva was elected with 50.90% of the total votes and was sworn into office on January 1, 2023. Changes in economic or other policies by Mr. Lula da Silva’s administration could negatively affect our industry in general, or our Brazilian subsidiaries’ results of operations, in particular.

With respect to Peru, for the year ended December 31, 2021, revenues derived from our consolidated subsidiaries in this country represented 1% of our total revenues. Peru’s most recent general presidential elections took place in April 2021. Following a run-off between the two top contenders on June 6, 2021, Pedro Castillo was elected as Peru’s president. On December 7, 2022, Mr. Castillo announced his intention to dissolve the Peruvian Congress and to intervene, among others, the Peruvian judicial branch and Superior Court. Mr. Castillo’s actions were deemed to constitute an attempted coup, which led to his destitution and arrest. Mr. Castillo was succeeded by his then vice-president, Dina Boluarte. Following Mr. Castillo’s destitution, a wave of protests in support of Mr. Castillo erupted across the country, which led President Boluarte to declare a state of emergency across several regions in Peru on December 12, 2022 and call for congressional approval of a bill to permit early elections in 2024. As of the date of this prospectus supplement, the bill for early congressional elections was initially approved by the Peruvian Congress but is pending a second round of approval as it would require a possible amendment to the Peruvian Constitution. These events have further increased the environment of political uncertainty in Peru, and gave way to further discussions about a possible reform of the Peruvian Constitution, which is based on free market, contractual liberty, and minimal governmental intervention in the economy. There is uncertainty as to whether President Boluarte will obtain the required qualified majorities in order to modify the Peruvian Constitution. We cannot assure that policies against free market and minimal intervention of the government in the Peruvian economy will not be taken by the new administration or any new Congress. Any changes in the Peruvian economy or the Peruvian government’s economic policies may have a negative effect on our business, financial condition, and results of operations. Changes in economic or other policies by the Peruvian government or other political developments in Peru could adversely affect the business, financial condition, and results of operations of our subsidiaries.

With respect to Chile, for the year ended December 31, 2021, revenues derived from our consolidated subsidiaries in this country represented 1% of our total revenues. In 2019, following social unrest and protests, the Chilean government called for a constitutional assembly to reform the Chilean constitution. In May 2021, the Chilean government established a constitutional assembly to write a new constitution, which was rejected by 61.86% of the votes cast on a referendum that took place on September 4, 2022. Though the Chilean congress has started work on setting parameters for how to start over on a new constitution, the old constitution will remain in effect in the meantime. We cannot predict when or whether a new constitution will be approved, or the impact it may have on the regulatory framework governing our subsidiaries’ operations. Furthermore, in December 2021, Chile elected a new President, Gabriel Boric, who took office on March 11, 2022. Mr. Boric is part of a coalition made up of several political parties from the Chilean left wing and we cannot predict what policies will be adopted by Mr. Boric’s government and whether those policies would have a negative impact on the Chilean economy or our industry sector in Chile or our Chilean subsidiaries’ business and financial performance.

We cannot provide any assurances that political or social developments in Colombia, Peru, Brazil, or Chile over which we have no control, will not have an adverse effect on our respective economic situations and will not adversely affect the business, financial condition and results of operations of our consolidated subsidiaries and their ability to pay dividends or make other distributions to us. This could have a material adverse effect on our business, results of operations, and financial condition.

Risk factors related to the notes

The notes are effectively subordinated to the existing and future liabilities of our subsidiaries.

The notes will constitute our general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of our other present and future senior unsecured and unsubordinated obligations that constitute our External Indebtedness. The notes are not secured by any of Ecopetrol’s assets. Any future claims of secured lenders with respect to Ecopetrol’s assets securing their loans will be prior to any claim of the holders of the notes with respect to those assets.

Ecopetrol’s subsidiaries are separate and distinct legal entities from Ecopetrol. Ecopetrol’s subsidiaries have no obligation to pay any amounts due on the notes or to provide Ecopetrol with funds to meet its payment obligations on the notes, whether in the form of dividends, distributions, loans, guarantees or other payments. In addition, any payment of dividends, loans or advances by Ecopetrol’s subsidiaries could be subject to statutory or contractual restrictions. Payments to Ecopetrol by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. Ecopetrol’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if Ecopetrol is a creditor of any of its subsidiaries, its rights as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by Ecopetrol. As of September 30, 2022, Ecopetrol had outstanding indebtedness of COP$75,776,310 million and subsidiaries of Ecopetrol had additional outstanding indebtedness of COP$31,963,680 million, which we recognize in our consolidated financial statements at its amortized cost, which corresponds to the present value of cash flows, discounted at the effective interest rate (using an exchange rate of COP$4,532.07 to US$1.00 as of September 30, 2022). As of September 30, 2022, and after giving effect to the issuance of the notes, Ecopetrol had outstanding indebtedness of COP$84,840,450 million and subsidiaries of Ecopetrol had additional outstanding indebtedness of COP$31,963,680 million. None of the Ecopetrol indebtedness is secured, but the subsidiary indebtedness will rank effectively senior to the notes offered hereby.

The indenture does not restrict the amount of additional debt that we may incur or limit the granting of liens to secure indebtedness denominated in Pesos, and does not provide for cross acceleration of the notes to other indebtedness denominated in Pesos or for events of default in the event of insolvency or liquidation of any of our subsidiaries.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by us. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn. Furthermore, there are no limits to the liens we may grant to secure indebtedness denominated in Pesos. Therefore, payments under the notes will be effectively subordinated to any current or future secured Peso-denominated debt. In addition, the notes only cross accelerate to indebtedness which is not denominated in Pesos and do not contain as events of default the insolvency or liquidation of any of our subsidiaries. Additionally, involuntary filings against Ecopetrol under the bankruptcy or insolvency laws of certain jurisdictions, if filed, would not constitute events of default under the indenture governing the notes.

Our credit ratings may not reflect all risks of your investments in the notes and may adversely affect the rating and price of the notes.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

We may not be able to repurchase the notes upon a change of control repurchase event.

Upon the occurrence of a change of control repurchase event as set forth in “Description of the Notes—Certain Covenants—Repurchase of Notes upon a Change of Control Repurchase Event”, we will be required to offer to repurchase all outstanding notes at 101% of their principal amount plus accrued and unpaid interest, if any. The source of funds for any such purchase of the notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the notes upon a change of control repurchase event because we may not have sufficient financial resources to purchase all of the notes that are tendered upon a change of control repurchase event. Our failure to repurchase the notes upon a change of control repurchase event would cause a default under the indenture governing the notes. Any of our future debt agreements may contain similar provisions.

Holders of the notes are not able to effect service of process on us, our directors or executive officers within the United States, which may limit your recovery in any foreign judgment you obtain against us.

We are a mixed-economy company (sociedad de economía mixta) organized under the laws of Colombia. Most of our directors and executive officers reside outside the United States. All or a substantial portion of our assets and the assets of these persons are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us or these persons or to enforce against us or them in U.S. courts judgments obtained in such courts predicated upon the civil liability provisions of the U.S. federal securities laws. Colombian courts determine whether to enforce a U.S. judgment predicated on the U.S. securities laws through a procedural system known as “exequatur”. For a description of these limitations, see “Enforcement of Civil Liabilities.”

We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited under U.S. and Colombian law.

We reserve the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. Moreover, you may not be able to enforce a judgment against us in the United States except under the limited circumstances specified in the Foreign Sovereign Immunities Act. Under Colombian law, we are subject to sovereign immunity before the Colombian courts regarding some specific assets and legal proceedings. According to Colombian law these immunities cannot be waived, and you may not be able to enforce a judgment against us in Colombian courts with respect to those assets.

We are not required to disclose as much information to investors as a U.S. issuer is required to disclose.

We are subject to the reporting requirements set by Law 964 of 2005, Decree 2555 of 2010, the SFC and the BVC. The corporate disclosure requirements that apply to us may not be equivalent to the disclosure requirements that apply to a U.S. issuer and, as a result, you may receive less information about us than you would receive from a U.S. issuer.

An active trading market for the notes may not be sustained and changes in the financial markets or interest rates could adversely affect the market prices of the notes.

Each series of notes is an issuance of new securities with no established trading market. We intend to apply to have the notes approved for listing on the NYSE. Additionally, while the underwriters have advised us that they currently intend to make a market in the notes, they are not obligated to do so and may discontinue market-making activities in their sole discretion at any time without notice. In addition, their market-making activity will be subject to limits imposed by the U.S. Securities Act of 1933, as amended (the “Securities Act”) and the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). We cannot assure you that any market for the notes will be developed or sustained. If an active market is not developed or sustained, the market price and liquidity of the notes may be adversely affected. If a market for the notes does not develop, holders may not be able to resell the notes for an extended period of time, if at all. In addition, the condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes.

We may issue additional notes that are treated for non-tax purposes as a single series with the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series from the notes offered hereby.

We may issue additional notes under the indenture that are treated for non-tax purposes as a single series with any of the series of the notes offered hereby, but they may be treated for U.S. federal income tax purposes as a separate series and not part of the same issue as the relevant series of notes offered hereby. In such case, the additional notes may be considered to have been issued with “original issue discount” for U.S. federal income tax purposes, which may affect the market value of the notes offered hereby since such additional notes may not be distinguishable for non-tax purposes from the series of notes offered hereby.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to pledge the notes could be limited.

Because the notes are represented by global securities registered in the name of a depositary, you will not be a “holder” under the indenture and your ability to transfer or pledge the notes could be limited. The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the global securities will not be entitled to receive physical delivery of notes in certificated form and will not be considered “holders” of the notes under the indenture for any purpose. Instead, owners must rely on the procedures of DTC and its participants to protect their interests under the indenture and to transfer their interests in the notes. Your ability to pledge your interest in the notes to persons or entities that do not participate in the DTC system may also be adversely affected by the lack of a certificate.

USE OF PROCEEDS

We expect the net proceeds from the sale of the notes will be approximately US$1,980,740,000 (after giving effect to underwriters’ discounts but before expenses). We intend to use the net proceeds of this offering (i) to prepay the remaining outstanding principal amount under the Acquisition Loan and (ii) for general corporate purposes, including, but not limited, to financing our investment plan for 2023. The underwriters or certain of their affiliates are lenders under the Acquisition Loan that we intend to repay with the proceeds from this offering (see “Underwriting—Other Relationships”).

EXCHANGE RATES AND CONTROLS

Exchange Rates

On January 10, 2023, the Representative Market Rate was COP$4,885.66 per US$1.00. The Federal Reserve Bank of New York does not report a noon-buying rate for Pesos. The SFC calculates the Representative Market Rate based on the weighted averages of the buy/sell foreign exchange rates quoted daily by foreign exchange rate market intermediaries including financial institutions for the purchase and sale of U.S. dollars.

The following table sets forth the high, low, average and period-end exchange rate for Pesos/U.S. dollar Representative Market Rate for each of the last six months.

	Exchange Rates
	High	Low	Average	Period-End
July 2022	4,627.46	4,151.21	4,367.81	4,300.30
August 2022	4,413.86	4,185.49	4,322.47	4,400.16
September 2022	4,556.42	4,346.91	4,433.65	4,532.07
October 2022	4,968.94	4,484.74	4,711.83	4,819.42
November 2022	5,061.21	4,801.06	4,926.66	4,809.51
December 2022	4,836.24	4,745.04	4,788.49	4,765.92
January 2023 (through January 10, 2023)	4,989.58	4,842.26	4,872.91	4,885.66

Source: SFC.

Exchange Controls

Colombia has not had exchange controls since 1991. However, pursuant to Colombian foreign exchange regulations certain transactions must be conducted in the foreign exchange market and, in some cases, subject to registration before the Colombian Central Bank. In addition, the Colombian Government, as regulator of international investments, or the Colombian Central Bank, as foreign exchange regulator, have, periodically, in certain circumstances, imposed capital controls, including deposit requirements for borrowers in foreign currency. However, as of the date of this prospectus supplement, there are no exchange controls and borrowers currently have no deposit requirements in Colombia, but there can be no assurance that they will not exist in the future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization: (i) on an actual basis based on our unaudited interim condensed consolidated financial statements as of September 30, 2022, prepared in accordance with IFRS-IASB; and (ii) on an adjusted basis to give effect to the completion of the offering and application of the proceeds, as described under “Use of Proceeds”, of approximately US$1,980,740,000 (after giving effect to underwriting discounts but before expenses).

This table should be read in conjunction with our unaudited interim condensed consolidated financial statements prepared in accordance with IFRS-IASB, as included in the current report on Form 6-K furnished to the SEC on January 10, 2023 and incorporated by reference into this prospectus supplement.

	As of September 30, 2022
	Actual, unaudited		As Adjusted
	(in thousands of U.S. dollars)*	(in millions of Colombian pesos)	(in thousands of U.S. dollars)*	(in millions of Colombian pesos)
Cash and cash equivalents	2,850,298	12,917,748	4,376,991	19,836,828
Current liabilities – financial obligations
Ecopetrol Bonds – USD Denominated (1)	2,368,374	10,733,636	2,368,374	10,733,636
Ecopetrol Bonds – COP Denominated (2)	65,730	297,891	65,730	297,891
Ocensa Bonds – USD Denominated (3)	20,258	91,811	20,258	91,811
ISA Bonds – COP Denominated (4)	18,188	82,428	18,188	82,428
ISA Bonds – USD Denominated (4)	209,953	951,520	209,953	951,520
Ecopetrol Commercial Loans – USD Denominated (5)	1,796,284	8,140,885	1,796,284	8,140,885
Invercolsa Commercial Loans – COP Denominated	36,944	167,433	36,944	167,433
Ecopetrol Capital AG Commercial Loans and others – USD Denominated	2,748	12,452	2,748	12,452
ISA Commercial Loans – COP Denominated (4)	25,678	116,373	25,678	116,373
ISA Commercial Loans – USD Denominated (4)	158,025	716,181	158,025	716,181
Bicentenario Syndicated Loan –COP Denominated (6)	55,853	253,128	55,853	253,128
Leases – COP Denominated	36,920	167,325	36,920	167,325
Leases – USD Denominated	25,007	113,335	25,007	113,335
Commercial loans from related parties - USD Denominated (7)	169,908	770,036	169,908	770,036
Total Current liabilities – financial obligations	4,989,870	22,614,434	4,989,870	22,614,434
Non-current liabilities – financial obligations
Ecopetrol Bonds – USD Denominated (1)	9,242,286	41,886,685	9,242,286	41,886,685
Ecopetrol Bonds – COP Denominated (2)	170,771	773,948	170,771	773,948
Ocensa Bonds – USD Denominated (3)	485,898	2,202,126	485,898	2,202,126
ISA Bonds – COP Denominated (4)	892,237	4,043,682	892,237	4,043,682
ISA Bonds – USD Denominated (4)	4,783,973	21,681,301	4,783,973	21,681,301
Notes due 2033 offered hereby – USD Denominated	-	-	2,000,000	9,064,140
ISA Commercial Loans – USD Denominated (4)	544,817	2,469,150	544,817	2,469,150
ISA Commercial Loans – COP Denominated (4)	287,977	1,305,133	287,977	1,305,133
Invercolsa Commercial Loans and others– COP Denominated	41,076	186,159	41,076	186,159
Ecopetrol Commercial Loans – USD Denominated (5)	416,379	1,887,060	416,379	1,887,060
Bicentenario Syndicated Loan – COP Denominated (6)	42,015	190,413	42,015	190,413
Acquisition Loan – USD Denominated (9)	473,307	2,145,058	-	-
Loan for Partial Pre-payment of Acquisition Loan – USD Denominated (10)	1,200,180	5,439,300	1,200,180	5,439,300
Leases – COP Denominated	146,025	661,797	146,025	661,797
Leases – USD Denominated	55,989	253,744	55,989	253,744
Total Non-current liabilities – financial obligations	18,782,930	85,125,556	20,309,623	92,044,638
Equity	22,658,475	102,689,797	22,658,475	102,689,797
Total capitalization (8)	$46,431,275	$210,429,787	47,957,968	217,348,869

* Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of COP$4,532.07 to US$1.00, which is the Representative Market Rate at September 30, 2022, as reported and certified by the SFC.

(1)	Corresponds to the 5.875% notes due 2023; 4.125% notes due 2025; the 5.375% notes due 2026; the 6.875% notes due 2030; 4.625% notes due 2031; 7.375% notes due 2043; the 5.875% notes due 2045; and the 5.875% notes due 2051.
(2)	Corresponds to local bonds issued in 2010 and 2013.
(3)	Corresponds to the 4.000% notes due 2027 issued by Oleoducto Central S.A. issued under Rule 144A and Regulation S under the Securities Act.
(4)	Corresponds to multiple notes and commercial loans entered into by ISA and some of its subsidiaries denominated in domestic and foreign currency.
(5)	Includes the following: (i) US Exim Direct Loan Agreement; (ii) Commercial Facility Agreement with four international banks and an Export Credit Agency; (iii) SACE Facility Agreement with three international banks; (iv) EKN Facility Agreement with one international bank; and (v) US Exim Guaranteed Facility with one international bank. These facilities are related to the modernization project of our subsidiary Refinería de Cartagena S.A., assumed by Ecopetrol in 2017. It also includes a committed credit facility entered into on September 20, 2018 with a group of international banks that was disbursed in 2020 and has an outstanding balance of US$665,000,000.
(6)	Corresponds to the loan Oleoducto Bicentenario de Colombia S.A.S entered into with a syndicate of local banks in July 2012 due in July 2024.
(7)	Deposits held by Equion in Ecopetrol Capital AG.
(8)	Includes total current liabilities – Financial obligations plus total non-current liabilities – financial obligations and equity.
(9)	Corresponds to an outstanding principal of US$472 million for the Acquisition Loan.
(10)	Corresponds to an outstanding principal of US$1,200 million for the loan entered into with a syndicate of international banks in August 2021, which was disbursed in September 2022 and the proceeds which were applied to partially pre-pay the Acquisition Loan.

Other than as noted in note 33 to our unaudited interim condensed consolidated financial statements incorporated by reference from our current report on Form 6-K furnished to the SEC on January 10, 2023 and as discussed therein, since September 30, 2022, there has not been any other material change to our total capitalization except for the notes offered hereby which are expected to be issued on January 13, 2023, and the application of the use of proceeds therefrom.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following table with unaudited pro forma condensed combined financial information for the twelve months ended December 31, 2021, presents the combined financial information of Ecopetrol S.A. and ISA, adjusted to give effect to Ecopetrol S.A.’s acquisition of 51.4% of the outstanding shares of ISA (the “Acquisition”), for the consideration set forth in note 1.2 thereto (the “pro forma financial information”). For more information, see Exhibit 4.20 to our 2021 Annual Report. Assumptions and estimates underlying the unaudited adjustments to the pro forma financial information are described in the accompanying notes, which should be read in conjunction with the pro forma financial information.

The historical consolidated financial information has been adjusted to give effect to pro forma events that are directly attributable to the Acquisition and/or factually supportable as if such events occurred on January 1, 2021. All financial information included in the unaudited proforma condensed combined statement of income and related notes are expressed in millions of Colombian pesos, except otherwise noted.

The adjustments to the pro forma financial information have been made solely for the purpose of presenting the pro forma financial information, which are necessary to comply with the applicable disclosure and reporting requirements of the SEC. The pro forma financial information is presented for illustrative purposes only and is not intended to represent Ecopetrol S.A.’s actual consolidated results of operations following the Acquisition, nor are they necessarily indicative of Ecopetrol S.A.’s future consolidated results of operations.

The pro forma financial information was prepared using the acquisition method of accounting with Ecopetrol S.A. considered to be the acquirer of ISA. Under the acquisition method of accounting, the purchase price is allocated to the acquired underlying ISA tangible and intangible assets and liabilities are assumed based on their respective fair market values with any excess purchase price allocated (the “PPA”) to goodwill.

The pro forma adjustments and related assumptions are described in the accompanying notes to the pro forma financial information. Ecopetrol believes that the assumptions used to derive the pro forma adjustments are reasonable given the information available.

Further, the pro forma combined income statement data included herein do not reflect any cost savings from operating efficiencies, any other potential synergies or the costs necessary to achieve any such savings or synergies. The pro forma combined financial information is based on the historical financial statements of Ecopetrol S.A. and ISA, as adjusted to give pro forma effect to the Acquisition as if the Acquisition occurred on January 1, 2021. The pro forma financial information should be read in conjunction with the historical financial statements of each of Ecopetrol S.A. and ISA and their notes included in the 2021 Annual Report or in the current report on Form 6-K filed with the SEC on January 10, 2023 and incorporated by reference in this prospectus supplement, as applicable.

Pro forma adjustments were made to reflect:

•	the Acquisition of ISA by Ecopetrol S.A.;
•	changes in depreciation and amortization expenses resulting from fair value adjustments to tangible and intangible assets;
•	changes in fair value of interest rate and foreign exchange rates resulting from the debt incurred to fund the Acquisition; and
•	the effects of deferred and current taxes in respect of the pro forma adjustments.

Ecopetrol S.A.

Unaudited Pro Forma Condensed Combined Statement of Income Data

For the Twelve Months Ended December 31, 2021

(In millions of Colombian pesos, except for basic and diluted earnings per share)

	Ecopetrol S.A. (1)	ISA S.A. (2)	Pro forma adjustments	Note	Total combined pro forma
Revenue	91,881,204	7,003,740	(90,889)	(d)	98,794,055
Cost of sales	(55,581,776)	(2,595,970)	(118,166)	(a)	(58,295,912)
Gross Profit	36,299,428	4,407,770	(209,055)		40,498,143
Operating expenses	(6,568,370)	(456,924)	(129,582)	(b)	(7,154,876)
Impairment of non-current assets, net	(33,351)	(7,529)	-		(40,880)
Operating Income	29,697,707	3,943,317	(338,637)		33,302,387
Finance results, net	(3,698,054)	(1,522,739)	(298,138)	(c)(d)	(5,518,931)
Share of profit of associates and joint ventures	426,164	342,018	-		768,182
Profit before income tax expense	26,425,817	2,762,596	(636,775)		28,551,638
Income taxes	(8,795,263)	(666,086)	196,272	(e)	(9,265,077)
Net profit	17,630,554	2,096,510	(440,503)		19,286,561
Net profit attributable to:
Owners of parent	15,649,143	1,156,411	(902,407)		15,903,147
Non-controlling interest	1,981,411	940,099	461,904		3,383,414
	17,630,554	2,096,510	(440,503)		19,286,561

Basic and diluted earnings per share	380.60			(f)	386.78
Common shares	41,116,694,690				41,116,694,690

(1)	Represents the historical audited consolidated statement of profit or loss for the year ended December 31, 2021.
(2)	Represents the historical unaudited statement of profit or loss for period from January 1,2021 to August 31, 2021.

Notes To the Unaudited Pro Forma Condensed Combined Financial Information

1.	Description of the Transaction and Basis of Presentation

On August 20, 2021, Ecopetrol completed the Acquisition. On such date, the closing conditions of the Inter-Administrative Agreement (the “SPA”) signed on August 11, 2021, between Ecopetrol and the Colombian Ministry of Finance and Public Credit ("MHCP") for the acquisition of 569,472,561 shares of ISA equivalent to 51.4% of the outstanding shares were fulfilled. On August 20, 2021, Ecopetrol S.A. acquired control of ISA. As ISA was controlled by the Ecopetrol Business Group´s controlling shareholders the transaction was between entities under common control.

The accounting for transactions of entities under common control are not provided for in IFRS, as such, based on the guidance of International Accounting Standards (“IAS”) 8, Accounting Policies, Changes in Accounting Estimates and Errors, paragraphs 10 through 12, the Ecopetrol Business Group developed and applied an accounting policy that it applied to this transaction, considering the most recent pronouncements of other standard-setting bodies that use a similar conceptual framework to develop accounting standards, other accounting literature and industry practices. Given that the Ecopetrol Business Group concluded that the transaction had commercial substance, since the consideration transferred was settled in cash and determined based on the market value of the shares acquired (25,000 Colombian pesos per share) and involved significant minority interest (48.6%) the Ecopetrol Business Group accounted for the transaction as a business combination pursuant to IFRS 3, Business Combination.

The Acquisition represents a transformational step for the Ecopetrol Business Group in the development of the strategy of energy transition, decarbonization and diversification of the business. With this acquisition, the Ecopetrol Business Group is positioned, through a single operation, as a key player in the electricity business, with prospects for future growth.

ISA is a multi-Latin business group with operations in the Electric Power Transmission, Toll Roads Concessions and Telecommunications businesses. As of December 31, 2021, ISA had 50 subsidiaries, 11 joint ventures and 1 associate, and operated in 6 countries in South and Central America.

The consideration transferred corresponds to the payment made to the former controlling shareholder of ISA, reduced by the dividends received at the time of the closing of the transaction.

Acquisition-related costs correspond to fees for legal and financial advice and commissions.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that Ecopetrol may achieve as a result of the Acquisition.

1.2 Total Consideration (in millions of Colombian pesos)

Consideration paid in cash	(14,236,814)
Dividends received by Ecopetrol S.A. from ISA (1)	371,011
Deferred taxes (1)	(35,033)
Total consideration	(13,900,836)

(1)	In December 2021, ISA paid dividends to Ecopetrol S.A. of COP$371,011 million, constituting a deferred tax of COP$35,033 million, which was offset from the consideration transferred, pursuant to the SPA.

1.3 Estimated fair value of assets acquired and liabilities assumed

Acquired assets and assumed liabilities at the date of acquisition:

Fair Value (in millions of Colombian pesos)
Assets
Cash and cash equivalents	4,983,234
Accounts receivable	27,487,774
Inventories	120,300
Other financial assets	1,093,941
Current tax assets	477,504
Other assets	682,445
Investments in subsidiaries and joint ventures (1)	5,014,749
Property, plant, and equipment (2)	17,640,458
Right of use assets	230,207
Intangible assets (3)	14,326,479
Deferred tax assets	2,075,849
Total assets	74,132,940
Liabilities
Loans	27,203,432
Leases	255,503
Accounts payable	1,358,692
Employee Benefits	973,210
Tax liabilities	1,897,786
Provisions and contingencies (4)	947,883
Other liabilities	1,708,349
Deferred tax liabilities	9,953,146
Total liabilities	44,298,001
Total identifiable net assets	29,834,939

Non-controlling interest (5)	(18,973,080)
Goodwill derived from the acquisition (6)	3,038,977
Total consideration (see Note 1.2)	13,900,836

(1)	The fair value of the associates and joint ventures was determined by the methodologies of discounted cash flows, market value and market multiples. The fair value adjustment of associates and joint ventures totaled COP$1,281,598 million, of which COP$558,659 million relates to Transmissora Aliança de Energia Elétrica S.A. (TAESA) and COP$367,659 million relates to ATP.

(2)	The fair value adjustment of property, plant and equipment amounts to COP$5,233,557 million. The methodologies used to estimate the fair value of the property, plant and equipment and the transmission line easements were the replacement cost and market value estimate through quotations of similar assets. The key assumptions used to estimate the fair value of those assets were: replacement value of fixed assets, market quotations, and the assets useful lives.

(3)	The fair value adjustment of intangible assets with contractual rights was COP$4,596,134 million and such fair value was determined using the Multi–period Excess Earnings Method (MEEM) methodology, which considers the contractual rights’ fair value estimates. Such estimates were calculated based on the contractual revenues and the adjusted operational margin of each intangible asset. The projected operational profit was deducted by an amount determined based on the corresponding income tax rate applicable in the applicable jurisdiction, and the estimated contributory asset charges. The projected excess earnings were discounted to present value using a discount rate comprised of weighted average cost of capital, which included an intangible asset premium.

(4)	The fair value adjustment of contingent liabilities (defined as present obligations that arise from past events) that can be measured reliably was determined to be COP$225,983 million, based on the advice of ISA’s legal advisors on basis of the expected outcome of the underlying disputes.

(5)	The non-controlling interest fair value adjustment was measured based on Ecopetrol S.A.’s pro rata share ownership of ISA’s identifiable net assets. This number has two main components: (i) the non-controlling interest fair value adjustment in ISA’s subsidiaries, mainly ISA CTEEP, ISA REP, and Consorcio Transmantaro (COP$890,575 million); and (ii) Ecopetrol S.A.’s non-controlling interest in ISA (COP$10,265,482 million).

(6)	Goodwill derived from the acquisition represents the future profitability of the businesses and potential upsides such as the possibility to expand some of the existing businesses, management’s know-how to identify new business opportunities and to finance them. Recognized Goodwill is not deducted for tax purposes in Colombia.

Acquisition-related costs such as fees for legal and financial advice and commissions were recognized in the historical consolidated financial statements of Ecopetrol S.A. for the year ended December 31, 2021.

2. Pro Forma Adjustments and Assumptions

2.1. IFRS and accounting policies alignment adjustments

No significant differences between Ecopetrol’s and ISA’s accounting policies were identified in the preparation of the unaudited pro forma condensed combined financial information.

2.2 Pro forma adjustments

a) Depreciation of property, plant, and equipment

Ecopetrol identified and valued COP$5,233,557 million in property, plant and equipment assets acquired in the acquisition of ISA. The following table summarizes the estimated fair values of ISA identifiable tangible assets and their estimated useful lives and uses a straight-line method of depreciation:

	Estimated fair value (in millions of Colombian pesos)	Estimated useful life in years	Depreciation expense for the eight months ended August 31, 2021 (in millions of Colombian pesos)
Plant and equipment	1,235,297	14	54,926
Transmission line	3,619,113	42	55,768
Buildings	194,747	46	2,722
Lands	139,862	-	-
Others	44,538	6	4,750
	5,233,557		118,166

b) Amortization of intangible assets

Ecopetrol identified and valued COP$4,596,134 in intangible assets acquired in the Acquisition. The following table summarizes the estimated fair values of ISA’s identifiable intangible assets and their estimated useful lives and uses a straight-line method of amortization:

	Estimated fair value (in millions of Colombian pesos)	Estimated useful life in years	Depreciation expense for the eight months ended August 31, 2021 (in millions of Colombian pesos)
Concessions (1)	3,353,577	13	129,582
Easements	984,770	-	-
Brands	257,787	-	-
	4,596,134		129,582

(1)	Includes Transelca S.A. E.S.P.’s concession arrangement of COP$612,485 million, which has no expiration date based on the terms and conditions of the agreement; hence, this intangible asset has an indefinite useful live and is tested for impairment annually, as required by IAS 36, Impairment of Assets.

c) Interest expense on current borrowings and financing

The following adjustments have been recorded to interest expense on the debt to finance the acquisition of ISA:

Interest expense for the eight months ended August 31, 2021 (in millions of Colombian pesos)
Bonds (1)	237,067
Commercial loan (2)	38,837
Total estimated interest expenses	275,904

(1)	The adjustment to record interest expense assumes the US$1.25 billion 4.625% Notes due 2031 and the US$750 million 5.875% Notes due 2051, that were issued in October 2021 to partially refinance the commercial loans of US$3,672 million that were obtained to finance the Acquisition, were obtained on January 1, 2021, and were outstanding for the entire year ended December 31, 2021. The interest coupon rates assumed for the purpose of preparing this pro forma information are 4.625% and 5.875%, with maturities of 10 and 30 years, respectively.

A devaluation of the Colombian peso as compared with the U.S. dollar by 1% and 5% would result in an increase in interest expense of COP$2,766 and COP$13,831, respectively, for the year ended December 31, 2021.

(2)	The adjustment to record interest expense assumes commercial loans with international banks of US$1,672 million to finance the acquisition of ISA were obtained on January 1, 2021, and were outstanding for the entire year ended December 31, 2021. The interest rate assumed for the purpose of preparing this pro forma information is 3-month-LIBOR plus 80 basis points, with maturity in August 2023. An increase of the 3-month-LIBOR by 1% and 5% would result in an increase in interest expense of COP$71 and COP$354, respectively, for the year ended December 31, 2021.

d) Hedging operations

Ecopetrol designates certain loans as a hedging instrument in respect of its exposure to exchange rate risk in future crude oil exports. Ecopetrol designated US$3,672 million of foreign currency debt (commercial loans and the Notes previously described) as a hedging instrument used to hedge the cash flows of future crude oil exports.

	Bonds	Commercial loan	Pro forma adjustments for hedged
Hedge for future exports	50,230	40,659	90,889
Financial cost due to hedge ineffectiveness	12,288	9,946	22,234
			113,123

The adjustment to record the hedge accounting assumes that the hedging instrument was issued on January 1, 2021. The ineffective portion is recognized in the statement of profit or loss and the realization of hedge for future exports.

e) Deferred and Current Taxes Expense

Deferred tax liability recognized in the PPA, comprises primarily the temporary differences generated between the tax and accounting basis for property, plant and equipment and intangible assets measured at fair value, using the applicable statutory rate across jurisdictions. The impact of the pro forma adjustments previously described in income taxes is as follows:

Current tax	Adjustments to pro forma combined statement of income data before income taxes	Statutory tax rate	Pro forma income tax adjustment	Note
Interest expense	(275,904)	31%	85,530	(c)
Hedge effect	(113,123)	31%	35,068	(d)

Deferred tax
PP&E and intangible assets (1)	(247,748)	(2)	75,674	(a)(b)

	(636,775)		196,272

(1)	The adjustment reflects the variation to the tax bases of plant and equipment property assets and intangibles assets of the PPA.

(2)	The tax rate is applicable according to the jurisdiction: Colombia 31%; Brazil 34%; Chile 27%; Peru 29,5%.

e) Functional and presentation currencies

The pro forma financial information is presented in Colombian Pesos, which is Ecopetrol’s functional and reporting currencies. The adjustments of subsidiaries with functional currencies different from Ecopetrol’s functional currency were translated initially to US Dollars and then to Colombian Pesos using the following average exchange rates for the period from January 1, 2021, to the Acquisition date.

Month	USD/COP
January	3,491.32
February	3,554.50
March	3,612.77
April	3,650.78
May	3,735.67
June	3,685.04
July	3,829.42
August	3,881.18

f) Earnings per share

The following table reflects the pro forma net income and share data used in the basic and diluted pro forma earnings per share calculations:

For the twelve months ended December 31, 2021
Numerator
Net income attributable to equity holders of the parent for basic earnings (in millions of Colombian pesos)	15,903,147
Denominator
Pro forma weighted average number of shares	41,116,694,690
Basic and diluted earnings per share (COP)	386.78

g) Intercompany transaction

There are no transactions between Ecopetrol S.A. and its consolidated subsidiaries and ISA to be eliminated in the unaudited pro forma condensed combined financial information.

DESCRIPTION OF THE NOTES

The following description of the terms of the notes supplements and modifies the description of the general terms and provisions of debt securities and the indenture set forth in the accompanying prospectus, which you should read in conjunction with this prospectus supplement. In addition, we urge you to read the indenture relating to the notes because they will define your rights as holders of the notes. If the description of the terms of the notes in this prospectus supplement differs in any way from that in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. You may obtain copies of the indenture upon written request to the trustee or with the SEC at the addresses set forth under “Where You Can Find More Information.”

The Indenture

The notes are to be issued under an indenture, dated as of July 23, 2009 (the “base indenture”), as amended by Amendment No. 1 to the Indenture, dated as of June 26, 2015, between Ecopetrol, as issuer, and The Bank of New York Mellon, as trustee, registrar, paying agent and transfer agent (as amended, the “indenture”). The base indenture provides that, without the consent of Holders of securities, Ecopetrol may enter into one or more amendments to the base indenture for the purpose of adding, changing, or eliminating any of the provisions of the base indenture in respect of one or more series of the securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such amendment to the indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become more effective only when there is no such security outstanding. Pursuant to the terms of the base indenture, Ecopetrol is amending certain provisions of the base indenture and related definitions, with such amendments applying only to securities that are part of a series created on or after the date of this amendment to the base indenture.

The following summary of certain provisions of the indenture and the notes does not purport to be complete and is subject to, and qualified in its entirety by, reference to the provisions of the indenture, including the definitions of certain terms contained in the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The notes are subject to all such terms, and holders of notes are referred to the indenture and the Trust Indenture Act for a statement thereof. Capitalized terms not defined in this section of the prospectus supplement have meanings as set forth in the indenture.

General

The Notes

The indenture does not limit the aggregate principal amount of senior debt securities which may be issued under the indenture and provides that Ecopetrol may issue senior debt securities from time to time in one or more series. The senior debt notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus supplement as the “senior notes”.

The notes due January 13, 2033, which are referred to in this prospectus supplement as the “notes”, will constitute a single series of senior notes under the indenture. The notes will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the notes series and issue additional notes of the same series.

The notes will bear interest at the rate per annum shown above from the date of original issuance or from the most recent date to which interest has been paid or duly provided for, payable semiannually on January 13 and July 13 of each year, each of which is referred to in this prospectus supplement as an “interest payment date”, commencing on July 13, 2023 to the persons in whose names the notes are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. Interest on the notes will be calculated on the basis of a 360-day year of twelve 30-day months. The maturity date for the notes is January 13, 2033. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close. The notes will not be subject to any sinking fund.

In the case of amounts not paid by Ecopetrol under the notes, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the notes, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

General Covenants

The indenture does not contain any provision that would limit the ability of Ecopetrol and its subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the notes protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “Description of the Debt Securities—Merger and Consolidation” in the accompanying prospectus, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the notes.

Additional Amounts

In the event that, as a result of certain changes in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the notes will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “Description of the Debt Securities—Withholding Tax Redemption” in the accompanying prospectus.

Change of Control

We are required to make an offer to purchase all or any portion of notes outstanding held by holders upon the occurrence of a Change of Control Repurchase Event (as defined in the accompanying prospectus) at a purchase price in cash equal to 101% of the principal amount of the notes so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to, but excluding, the date of such purchase.

Book-Entry Issuance

Each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depository Trust Company, which is referred to in this prospectus supplement as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “Description of the Debt Securities— Form, Denomination and Registration” in the accompanying prospectus.

Book-entry notes may be transferred or exchanged only through the depositary. See “Description of the Debt Securities—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, New York.

Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of notes, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may he imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Government Responsibility

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not and will not be responsible for Ecopetrol’s obligations under the senior debt securities, including the notes, or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus. In the case of certificated notes (which will only be issued in the circumstances described below under “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the notes at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, New York. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of US$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of any note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the notes not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

Form, Denomination and Registration

See “Description of the Debt Securities—Form, Denomination and Registration” in the accompanying prospectus.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the notes. The notes will be issued as fully registered senior notes registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the notes, in the aggregate principal amount of the issue, and will be deposited with the depositary. For further information on the depositary, see “Description of the Debt Securities—Information Relating to the Depositary” in the accompanying prospectus.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest. Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the notes in accordance with the notes and the indenture.

Maintenance of Corporate Existence. Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the notes will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or event of default under the indenture or the notes, it will notify the trustee in writing of the occurrence of such default or event of default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no event of default, or event which with the giving of notice or passage of time or both would become an event of default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that event of default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Money for Securities Payments to Be Held in Trust. If Ecopetrol will at any time act as its own paying agent with respect to any notes, it will, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable (except as otherwise specified pursuant to Section 301 of the indenture for the notes) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the trustee of its action or failure so to act. Whenever Ecopetrol will have one or more paying agents for any notes, it will, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any notes, deposit with any paying agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the persons entitled thereto, and (unless such paying agent is the trustee) Ecopetrol will promptly notify the trustee of its action or failure so to act.

Ecopetrol will cause each paying agent for any notes (other than the trustee) to execute and deliver to the trustee an instrument in which such paying agent shall agree with the trustee, subject to the provisions of Section 1003 of the indenture, that such paying agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to notes in trust for the benefit of the persons entitled thereto until such sums will be paid to such persons or otherwise disposed of as provided in or pursuant to the indenture, and Ecopetrol will have no proprietary or other interest whatsoever in such amounts; and so long as the trustee or such paying agent holds the funds so deposited and such funds are available to holders of the notes entitled thereto in accordance with the terms of the notes and the indenture and holders of the notes are not prevented from claiming such funds in accordance with the terms of the notes and the indenture, Ecopetrol will not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable;

(2) give the trustee notice of any default by Ecopetrol (or any other obligor upon the notes) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the notes; and

(3) at any time during the continuance of any such default, upon the written request of the trustee, forthwith pay to the trustee all sums so held in trust by such paying agent.

Ecopetrol may at any time, for the purpose of obtaining the satisfaction and discharge of the indenture or for any other purpose, pay, or by company order direct any paying agent to pay, to the trustee all sums held in trust by Ecopetrol or such paying agent, such sums to be held by the trustee upon the same terms as those upon which such sums were held by Ecopetrol or such paying agent; and, upon such payment by any paying agent to the trustee, such paying agent will be released from all further liability with respect to such sums.

Except as otherwise provided in the notes or in the indenture, any money deposited with the trustee or any paying agent, or then held by Ecopetrol, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any note and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts will have become due and payable shall be paid to Ecopetrol on company request, or (if then held by Ecopetrol) will be discharged from such trust; and the holder of such note shall thereafter, as an unsecured general creditor, look only to Ecopetrol for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of Ecopetrol as trustee thereof, will thereupon cease; provided, however, that the trustee or such paying agent, before being required to make any such repayment, may at the expense of Ecopetrol cause to be published once, in an authorized newspaper in each place of payment for such series or to be mailed to holders of registered notes of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or mailing nor will it be later than two years after such principal and any premium or interest or Additional Amounts will have become due and payable, any unclaimed balance of such money then remaining will be repaid to Ecopetrol.

Waiver of Certain Covenants. Ecopetrol may omit in any particular instance to comply with any term, provision or condition set forth in Section 1002 of the indenture, inclusive with respect to the notes if before the time for such compliance the holders of at least a majority in principal amount of the outstanding notes, by act of such holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Ecopetrol and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the notes (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the notes, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1. Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2. Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3. Liens resulting from the deposit of funds or evidence of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4. Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5. Liens existing as of the date of original issuance of the notes;

6. Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7. Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

8. Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9. Liens to secure the notes;

10. (i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11. Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12. Liens securing Internal Indebtedness;

13. Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

14. Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15.  Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16. Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17. Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18. Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19. Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Notes upon a Change of Control Repurchase Event. Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all notes then outstanding, at a purchase price equal to 101% of the principal amount of the notes on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the notes validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the notes pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the notes. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases notes upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase notes upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of notes required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the notes are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the notes or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”).

Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the notes or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

(i).     any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the notes);

(ii).     any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

(iii).     any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

(iv).     any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had the note been presented during such 15-day period);

(v).     any Tax payable other than by withholding or deduction from payments of principal or of interest on the note;

(vi).     any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

(vii).     any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code; or

(viii).     any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol shall provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee.

The obligation to pay Additional Amounts will survive the repayment of the notes and the sale or transfer of the notes (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the notes and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

We will not be permitted to redeem the notes before their stated maturity, except as set forth below. The notes will not be entitled to the benefit of any sinking fund – meaning that we will not deposit money on a regular basis into any separate account to repay your notes. In addition, except as set forth above under “—Repurchase of Notes upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your notes from you before the stated maturity.

Optional Redemption

Prior to October 13, 2032 (three months prior to the maturity date of the notes, the “Par Call Date”), at our option, we may redeem any of the notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)	(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem, at our option, the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H. 15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding such Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

Notice of any optional redemption may be, at Ecopetrol’s discretion, subject to one or more conditions precedent, including, but not limited to, the completion of an equity offering or other corporate or financing transactions. In addition, if such optional redemption is subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in Ecopetrol’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such optional redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date as so delayed.

In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $1,000 or less will be redeemed in part. If the notes are to be redeemed in part only, the notice of redemption that relates to the notes will state the portion of the principal amount of such notes to be redeemed. A new note in a principal amount equal to the unredeemed portion of the notes will be issued in the name of the holder of such note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Withholding Tax Redemption

The notes may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to 100% of the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of Colombia or any political subdivision or taxing authority thereof or therein or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdictions, Ecopetrol is or will become obligated to pay any Additional Amounts on the notes, if such change or amendment is announced and becomes effective on or after the issuance of the notes and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Prior to the giving of notice of redemption of such notes pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the notes that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the notes and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or event of default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the notes, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such notes equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “event of default” means any one of the following events with respect to the notes:

1.            default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2.            default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3.            default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenant or warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the notes and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the respective series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4.            any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the notes, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of US$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5.            the entry by a court having competent jurisdiction of one or more final and non- appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6.            Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7.            the entry by a court having competent jurisdiction of:

(a)            a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

(b)            a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

(c)            a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8.            the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an event of default with respect to the notes at the time outstanding (other than an event of default specified in clause (7) or (8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal of the notes, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an event of default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding notes, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.            Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay (i) all overdue installments of interest on the notes and any Additional Amounts payable with respect thereto, and (ii) all fees and expenses incurred by the trustee in accordance with the indenture in connection with the Event of Default that gave rise to the acceleration by the Holders and the principal of and any premium on the notes which have become due otherwise than by the declaration of acceleration and interest thereon; and

2.            all events of default with respect to the notes, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the notes which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission granted shall affect any subsequent default or Event of Default or impair any right consequent thereon.

Meetings of Noteholders

See “Description of the Debt Securities—Meeting of Noteholders” in the accompanying prospectus.

Modification and Waiver

See “Description of the Debt Securities—Modification and Waiver” in the accompanying prospectus.

Listing

Ecopetrol intends to apply to have the notes approved for listing on the NYSE.

Notices

Except as otherwise expressly provided in or pursuant to the indenture, where the indenture provides for notice to holders of notes of any event, such notice shall be sufficiently given to holders of registered notes if in writing and mailed, first-class postage prepaid, to each holder of a registered note affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to holders of registered notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a registered note shall affect the sufficiency of such notice with respect to other holders of registered notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the trustee shall constitute a sufficient notification for every purpose under the indenture.

Where the indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of notes shall be filed with the trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the trustee shall not be liable for any loss, liability or expense of any kind incurred by Ecopetrol or the holders due to the trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the trustee, it being understood that the failure of the trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the notes will look only to Ecopetrol for payment thereof, unless an abandoned property law designates another person, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

See “Description of the Debt Securities—Certain Definitions” in the accompanying prospectus.

Discharge, Defeasance and Covenant Defeasance

See “Description of the Debt Securities—Discharge, Defeasance and Covenant Defeasance” in the accompanying prospectus.

Currency Indemnity

Any amount received or recovered by a holder of a note on or under the notes or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars shall constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a note, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such note, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a note to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such note). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the notes, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a note and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any note.

Waiver of Immunity

Ecopetrol shall irrevocably waive, to the fullest extent permitted by applicable law, any immunity (including sovereign immunity) from suit, action, proceeding or jurisdiction to which it might otherwise be entitled in any such suit, action or proceeding in any U.S. federal or New York State court in the Borough of Manhattan, The City of New York, or in any competent court in Colombia; except as provided under (i) Articles 192, 193 and 195 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Article 87 of Law 2080 of 2021; and (ii) Articles 593, 594 and 595 et al of Law 1564 of 2012 (Código General del Proceso), pursuant to which the revenues, assets and property of Ecopetrol located in Colombia are not subject to execution, set-off or attachment; provided, however, that under the laws of Colombia, any suit, action, proceeding or jurisdiction for the collection of amounts ordered by or arising from collectable documents will be subject to the rules set forth under Articles 298 and 299 of Law 1437 of 2011 (Código de Procedimiento Administrativo y de lo Contencioso Administrativo) as amended by Articles 80, 81 and 87 of Law 2080 of 2021. Under the laws of Colombia, the regulations that govern statutes of limitations and other time limits for any suit, action, proceeding or jurisdiction may not be waived by Ecopetrol. In addition, to the extent that Ecopetrol or any of its revenues, assets or properties will be entitled, in any jurisdiction, to any immunity from setoff, banker’s lien, attachment or any similar right or remedy, and to the extent that there will be attributed, in any jurisdiction, such an immunity, Ecopetrol irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction with respect to any claim, suit, action, proceeding, right or remedy arising out of or in connection with the indenture and the notes. Ecopetrol reserves the right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976, as amended, with respect to any action brought against it under the United States federal securities laws or any state securities laws.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the notes.

Submission to Jurisdiction; Agent for Service of Process

Under the indenture, Ecopetrol has consented and agreed to submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions or proceedings instituted in connection with the notes or the indenture. Ecopetrol has appointed Corporation Service Company (CSC), 1133 Avenue of the Americas, Suite 3100, New York, New York 10036 as its authorized agent upon which service of process may be served in any such action relating to the notes or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time, provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the notes or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

TAXATION

U.S. Federal Income Tax Considerations

The following discussion is a summary of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes. Except where otherwise noted, this discussion applies only to U.S. Holders (as defined below) of notes that purchase the notes at the initial issue price indicated on the cover of this prospectus supplement and that hold the notes as “capital assets” (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing final, temporary and proposed U.S. Treasury regulations, administrative pronouncements by the U.S. Internal Revenue Service (the “IRS”) and judicial decisions, all as of the date hereof and all of which are subject to change (possibly on a retroactive basis) and to different interpretations.

This discussion does not purport to address all U.S. federal income tax consequences that may be relevant to a particular holder and holders are urged to consult their own tax advisors regarding their specific tax situations. The discussion does not address the tax consequences that may be relevant to holders subject to special tax rules, including, for example:

●	insurance companies;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect the mark-to-market method of accounting with respect to their securities holdings;

●	banks or other financial institutions;

●	partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes;

●	U.S. Holders whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” (as defined in section 451 of the Code);

●	U.S. expatriates; or

●	holders that hold the notes as part of a hedge, straddle, conversion or other integrated transaction.

Further, this discussion does not address any U.S. federal estate and gift tax consequences, alternative minimum tax consequences, Medicare tax on net investment income consequences or any state, local and non-U.S. tax consequences of the acquisition, ownership and disposition of the notes.

As used herein, the term “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or any other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has an election in effect under current U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor as to the consequences to it of acquisition, ownership and disposition of the notes.

Characterization of the Notes

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the notes. Our obligation to pay such excess amounts may cause the IRS to take the position that the notes are “contingent payment debt instruments” for U.S. federal income tax purposes. If the IRS is successful in such an assertion, the timing and amount of income included and the character of gain recognized with respect to the notes would likely be different from the consequences discussed herein. Notwithstanding this possibility, we do not believe that the notes are contingent payment debt instruments, and, consequently, we do not intend to treat the notes as contingent payment debt instruments. Such determination by us is binding on all holders unless a holder discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a note was acquired. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

U.S. Holders

Stated Interest

Payments of stated interest to a U.S. Holder on a note, including any amount withheld in respect of any taxes and any Additional Amounts, will be includible in such U.S. Holder’s gross income as ordinary interest income at the time such payments are received or accrued in accordance with such U.S. Holder’s regular method of tax accounting for U.S. federal income tax purposes. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes and generally will constitute “passive category” income for most U.S. Holders. Subject to generally applicable restrictions and conditions (including a minimum holding period requirement and a requirement that the withholding tax constitutes a “covered withholding tax” under recent Treasury regulations), a U.S. Holder generally will be entitled to a foreign tax credit in respect of any foreign income taxes withheld on interest payments on the notes. Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that, if the tax is a “covered withholding tax,” the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year. The rules governing the foreign tax credit are complex and their various requirements, including that a “covered withholding tax” be imposed on nonresidents in lieu of a generally applicable tax that satisfies the regulatory definition of an “income tax”, may be difficult to apply. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale, Exchange or Other Taxable Disposition

Upon the sale, exchange or other taxable disposition (including a redemption) of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange or other taxable disposition (other than accrued but unpaid stated interest, which will be taxable as ordinary income to the extent not previously included in gross income) and the U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the note has been held for more than one year at the time of its sale, exchange or other taxable disposition. Certain non-corporate U.S. Holders (including individuals) may be eligible for preferential rates of U.S. federal income tax in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Any gain or loss realized on the sale, exchange or other taxable disposition of a note generally will be treated as U.S. source gain or loss, as the case may be. If any gain from the sale, exchange or other taxable disposition of a note is subject to foreign income tax, a U.S. Holder may not be able to credit such tax against its U.S. federal income tax liability under the U.S. foreign tax credit limitations of the Code and recent Treasury Regulations (and, even if treated as a creditable tax, such gain generally would be U.S. source income and the use of the credit may be limited unless the U.S. Holder has other income derived from foreign sources). Alternatively, the U.S. Holder may deduct such taxes in computing taxable income for U.S. federal income tax purposes provided that the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued for the relevant taxable year.

U.S. Backup Withholding and Information Reporting

Backup withholding and information reporting requirements generally apply to payments of principal of, and interest on, a note and to proceeds of the sale or redemption of a note, to U.S. Holders. Information reporting generally will apply to payments of principal of, and interest on, notes (including Additional Amounts), and to proceeds from the sale or redemption of notes within the United States, or by a U.S. payor or U.S. middleman, to a U.S. Holder (other than an exempt recipient). Backup withholding will be required on payments made within the United States, or by a U.S. payor or U.S. middleman, on a note to a U.S. Holder, other than an exempt recipient, if the U.S. Holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

Backup withholding is not an additional tax. A holder of notes generally will be entitled to credit any amounts withheld under the backup withholding rules against its U.S. federal income tax liability or to obtain a refund of the amounts withheld provided the required information is furnished to the IRS in a timely manner.

Foreign Financial Asset Reporting

Certain U.S. Holders must report information relating to an interest in certain foreign financial assets such as the notes, subject to certain exceptions (including an exception for notes held in accounts maintained by certain financial institutions). U.S. Holders should consult their tax advisors regarding the effect, if any, of this requirement on their ownership and disposition of the notes.

The above description is not intended to constitute a complete analysis of all tax consequences relating to the ownership of notes. Prospective purchasers of notes should consult their own tax advisors concerning the tax consequences in their particular situations.

Certain Colombian Tax Considerations

The following summarizes certain Colombian tax considerations that may be relevant to you if you invest in the notes. This summary is based on laws, regulations, rulings and decisions now in effect in Colombia which may change. Although unlikely, changes in regulations or official interpretations could apply retroactively and could affect the continued validity of this summary.

Under current Colombian law, interest paid by a Colombian borrower to foreign non-resident lenders is typically deemed Colombian source income, and it is therefore subject to income tax via withholdings (at 15% or 20%, depending on the term of the credit and absent a tax treaty that provides otherwise). However, payments of principal and interest on the notes are not subject to Colombian income tax, including income withholdings, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia, considering that the issuance of the notes qualifies as an external public debt, which based on Section 218 of the Colombian Tax Code, is tax exempted from all taxes in Colombia (no tax, impost, charges or any levy is triggered on this type of credit). In addition, gains accrued on the sale or other disposition of the notes will be sourced as non-Colombian income and, as such, will not be subject to Colombian income withholding tax, provided that the holder of the notes is not a Colombian resident and is not domiciled in Colombia.

So long as the holders of the notes are not Colombian residents, there are no Colombian transfer, inheritance, gift or succession taxes applicable to the notes.

An individual (including a holder of notes) will be deemed to be a tax resident in Colombia if he or she meets any of the following criteria:

●	If such person physically stays in Colombia for more than 183 calendar days within any given 365 consecutive day term.

●	If such person has been in service with the Colombian State or Government in a foreign state in which that person is exempt from taxes during the time of service by virtue of any provisions of the Vienna Conventions on diplomatic relations.

●	If such person is a Colombian national residing abroad, provided that, additionally, any of the following conditions are met:

○     such person has a spouse or permanent companion, or dependent children, who is a resident of Colombia, or

○     50% or more of such person’s total income is sourced in Colombia, or

○     50% or more of such person’s assets are managed in Colombia, or

○     50% or more of such person’s assets are deemed to be owned in Colombia, or

○     such person has been summoned by the Colombian Tax Office to provide proof of residency in another country (other than Colombia) and has failed to provide such evidence, or

○     such person is a resident of a country deemed as a non-cooperative jurisdiction, subject to low to nil taxation, or to a preferential regime under Colombian law.

A Colombian national considered a tax resident due to the abovementioned criteria will not be considered as a tax resident in Colombia if 50% or more of such person’s annual income is sourced in the jurisdiction in which such person is domiciled, or if 50% or more of such person’s assets are located in the jurisdiction in which such person is domiciled.

A foreign company or entity is deemed to be a “national” or a “Colombian entity” and, therefore, subject to income tax in Colombia on its worldwide income, if it meets any of the following criteria:

●	It has its place of effective management in Colombia;

●	It has its main domicile in Colombian territory; or,

●	It is incorporated under Colombian laws.

In addition, permanent establishments of foreign non-resident entities or individuals are subject to income tax on their attributable worldwide source income. A foreign entity or a non-resident individual has a permanent establishment in Colombia when said entity or individual performs activities in Colombia through: (i) a fixed place of business (e.g., branches, factories, offices, among others) through which it undertakes its business activities in whole or in part, or (ii) an agent (either individuals or entities), who is not independent and habitually has or exercises in Colombia authority to execute agreements on behalf of the foreign company or non-resident individual.

Other changes introduced in tax related laws and regulations, and interpretations thereof, can affect tax burdens by increasing tax rates and fees, creating new taxes, limiting tax deductions, and eliminating tax-based incentives and non-taxed income. In addition, tax authorities or courts may interpret tax regulations differently than we do, which could result in tax litigation and associated costs and penalties.

This summary does not describe all of tax the considerations that may be relevant to you or your situation, you should consult your tax advisor about the tax consequences of holding the notes.

UNDERWRITING

Citigroup Global Markets Inc., J.P. Morgan Securities LLC, Santander Investment Securities Inc. and Scotia Capital (USA) Inc. are acting as underwriters (the “underwriters”). Subject to the terms and conditions set forth in a firm commitment underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of notes, set forth opposite its name below.

Underwriter	Principal Amount of the notes
Citigroup Global Markets Inc.	US$500,000,000
J.P. Morgan Securities LLC	US$500,000,000
Santander Investment Securities Inc.	US$500,000,000
Scotia Capital (USA) Inc.	US$500,000,000
Total	US$2,000,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased, we may procure additional underwriters, or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. The underwriters may offer and sell the notes through certain of their respective affiliates.

Commissions and Discounts

The underwriters have advised us that the underwriters propose initially to offer the notes to the public at the public offering prices set forth on the cover page of this prospectus supplement. Any notes sold to securities dealers may be sold by the underwriters, without our involvement, at a discount from the public offering price less a concession not in excess of 0.150% of the principal amount of the notes. After the initial offering, the public offering price, concessions or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discounts, are estimated at US$3,510,398 and are payable by us.

New Issue of Notes

Each series of notes is a new issue of securities with no established trading market. We intend to apply to have the notes approved for listing on the New York Stock Exchange. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about January 13, 2023, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the second business day before the date of delivery of the notes hereunder will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the second business day before their date of delivery hereunder should consult their advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement without the prior written consent of the underwriters, offer, sell, contract to sell or otherwise dispose of any debt securities in the international capital markets issued or guaranteed by us and having a tenor of more than one year, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the notes in the open market. These transactions may include short sales, stabilizing transactions and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses. The underwriters or certain of their affiliates are lenders under the Acquisition Loan. The Acquisition Loan is being repaid with part of the net proceeds of this offering. See “Use of Proceeds.”

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates are lenders to Ecopetrol and routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors

Colombia

The notes have not been and will not be authorized by the Colombian Superintendency of Finance (Superintendencia Financiera de Colombia) and will not be registered with the Colombian National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) or on the Colombian Stock Exchange (Bolsa de Valores de Colombia). Therefore, the notes may not be offered, sold or negotiated in Colombia, except under circumstances which do not constitute a public offering of securities under applicable Colombian securities laws and regulations. Furthermore, foreign financial entities must abide by the terms of Part 4 of Decree 2555 of 2010 and Regulation 029 of 2014 issued by the Colombian Superintendency of Finance, as modified, complemented or substituted from time to time, to privately market and offer the notes to their Colombian clients.

European Economic Area

In relation to each Member State of the European Economic Area (each, a “Member State”) an offer to the public of our notes that are the subject of the offering contemplated by this prospectus supplement may not be made in that Member State, except that an offer to the public in that Member State of our notes may be made at any time under the following exemptions under the Prospectus Regulation:

a)	To any legal entity which is a qualified investor as defined in Article 2(e) of the Prospectus Regulation;

b)	To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the international underwriters for any such offer; or

c)	In any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of our notes that are the subject of this offering shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of our notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

United Kingdom

An offer to the public of our notes that are the subject of the offering contemplated by this prospectus supplement may not be made in the United Kingdom, except that an offer to the public in the United Kingdom of our notes may be made at any time under the following exemptions under the UK Prospectus Regulation:

a)	To any legal entity which is a qualified investor as defined in Article 2(e) of the UK Prospectus Regulation;

b)	To fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2(e) of the UK Prospectus Regulation), subject to obtaining the prior consent of the international underwriters for any such offer; or

c)	In any other circumstances falling within Article 1(4) of the UK Prospectus Regulation;

provided that no such offer of our notes that are the subject of this offering shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to section 85 of the Financial Services and Markets Act 2000 (the “FSMA”) or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any of our notes in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any of our notes to be offered so as to enable an investor to decide to purchase or subscribe for any notes and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018.

Argentina

The notes are not authorized for public offering in Argentina by the Comisión Nacional de Valores pursuant to Argentine Public Offering Law No. 17,811, as amended, and they shall not be sold publicly. Therefore, any transaction carried out in Argentina must be made privately.

Australia

No placement document, prospectus supplement, product disclosure statement or other disclosure document has been lodged or will be lodged with the Australian Securities and Investments Commission (ASIC), in relation to this offering. This document does not constitute a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act 2001 (the Corporations Act), and does not purport to include the information required for a prospectus supplement, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the notes may only be made to persons (the Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the notes without disclosure to investors under Chapter 6D of the Corporations Act.

The notes applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring notes must observe such Australian on-sale restrictions.

The Company is not licensed in Australia to provide financial product advice in relation to the notes. This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Any advice contained in this document is general advice only. Before making an investment decision on the basis of this document, investors should consider the appropriateness of the information in this document, having regard to their own objectives, financial situation and needs, and, if necessary, seek expert advice on those matters. No cooling off period applies to an acquisition of the notes.

Brazil

The offer and sale of our notes has not been, and will not be, registered (or exempted from registration) with the Brazilian Securities Commission (Comissão de Valores Mobiliários—CVM) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under Law No. 6,385, of December 7, 1976, as amended, under CVM Rule No. 400, of December 29, 2003, as amended, or under CVM Rule No. 476, of January 16, 2009, as amended. Any representation to the contrary is untruthful and unlawful. As a consequence, our notes cannot be publicly offered and sold in Brazil or to any investor resident or domiciled in Brazil. Documents relating to the offering of our notes, as well as information contained therein, may not be supplied to the public in Brazil, nor used in connection with any public offer for subscription or sale of notes to the public in Brazil.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Cayman Islands

This prospectus supplement does not constitute a public offer of the notes, whether by way of sale or subscription, in the Cayman Islands. The notes have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Chile

Notice to Chilean Investors

Pursuant to the Securities Market Law of Chile and Norma de Carácter General (Rule) No. 336, dated June 27, 2012, issued by the Financial Market Commission of Chile (Comisión para el Mercado Financiero, or “CMF”) (“Rule 336”), the notes may be privately offered to certain qualified investors identified as such by Rule 336 (which in turn are further described in Rule No. 216, dated June 12, 2008, and rule 410 dated July 27, 2016, both of the CMF).

Rule 336 requires the following information to be made to prospective investors in Chile:

1.            Date of commencement of the offer: January 10, 2023. The offer of the notes is subject to Rule 336;

2.            The subject matter of this offer are securities not registered in the securities registry (Registro de Valores) of the CMF, nor in the foreign securities registry (Registro de Valores Extranjeros) of the CMF; hence, the notes are not subject to the oversight of the CMF;

3.            Since the notes are not registered in Chile there is no obligation by the issuer to deliver public information about the notes in Chile; and

4.            The notes shall not be subject to public offering in Chile unless registered in the relevant securities registry of the CMF.

China

The notes may not be offered or sold directly or indirectly to the public in the People’s Republic of China (China) and neither this prospectus supplement, which has not been submitted to the Chinese Securities and Regulatory Commission, nor any offering material or information contained herein relating to the notes may be supplied to the public in China or used in connection with any offer for the subscription or sale of notes to the public in China. The notes may only be offered or sold to China-related organizations which are authorized to engage in foreign exchange business and offshore investment from outside of China. Such China-related investors may be subject to foreign exchange control approval and filing requirements under the relevant Chinese foreign exchange regulations. For the purpose of this paragraph, China does not include Taiwan and the special administrative regions of Hong Kong and Macau.

The Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (DFSA). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The notes to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

France

Neither this prospectus supplement nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the notes has been or will be: (i) released, issued, distributed or caused to be released, issued or distributed to the public in France; or (ii) used in connection with any offer for subscription or sale of the notes to the public in France. Such offers, sales and distributions will be made in France only to: (a) persons providing investment services relating to portfolio management for the account of third parties (personnes fournissant le service d'investissement de gestion de portefeuille pour compte de tiers), and/or (b) qualified investors (investisseurs qualifiés) acting for their own account, and/or (c) a limited circle of investors (cercle restreint) acting for their own account, as defined in, and in accordance with, Articles L. 411-1, L. 411-2, D. 411-1 and D. 411-4 of the French Code monétaire et financier.

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

The notes will not be offered, sold or publicly promoted or advertised in the Federal Republic of Germany other than in compliance with the German Securities Prospectus Act (Gesetz uber die Erstellung, Billigung und Veroffentlichung des Prospekts, der beim offentlicken Angebot von Wertpapieren oder bei der Zulassung von Wertpapieren zum Handel an einem organisierten Markt zu veroffenlichen ist—Wertpapierprospektgesetz) as of June 22, 2005, effective as of July 1, 2005, as amended, or any other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of securities. No selling prospectus (Verkaufsprospeckt) within the meaning of the German Securities Selling Prospectus Act has been or will be registered within the Financial Supervisory Authority of the Federal Republic of Germany or otherwise published in Germany.

Hong Kong

The notes may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“Companies (Winding Up and Miscellaneous Provisions) Ordinance”) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“Securities and Futures Ordinance”), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Ireland

The notes will not be placed in or involving Ireland otherwise than in conformity with the provisions of the Intermediaries Act 1995 of Ireland (as amended) including, without limitation, Sections 9 and 23 (including advertising restrictions made thereunder) thereof and the codes of conduct made under Section 37 thereof.

Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the notes is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

Italy

The offering of the notes has not been registered pursuant to Italian securities legislation and, accordingly, no notes may be offered or sold in the Republic of Italy in a solicitation to the public, and sales of the notes in the Republic of Italy shall be effected in accordance with all Italian securities, tax and exchange control and other applicable laws and regulation.

No offer, sale or delivery of the notes or distribution of copies of any document relating to the notes will be made in the Republic of Italy except: (a) to “Professional Investors”, as defined in Article 31.2 of Regulation No. 11522 of 1 July 1998 of the Commissione Nazionale per la Società e la Borsa, or the CONSOB, as amended, or CONSOB Regulation No. 11522, pursuant to Article 30.2 and 100 of Legislative Decree No. 58 of 24 February 1998, as amended, or the Italian Financial Act; or (b) in any other circumstances where an express exemption from compliance with the solicitation restrictions applies, as provided under the Italian Financial Act or Regulation No. 11971 of 14 May 1999, as amended.

Any such offer, sale or delivery of the notes or any document relating to the notes in the Republic of Italy must be: (i) made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993 as amended, the Italian Financial Act, CONSOB Regulation No. 11522 and any other applicable laws and regulations; and (ii) in compliance with any other applicable notification requirement or limitation which may be imposed by CONSOB or the Bank of Italy.

Investors should also note that, in any subsequent distribution of the notes in the Republic of Italy, Article 100-bis of the Italian Financial Act may require compliance with the law relating to public offers of securities. Furthermore, where the notes are placed solely with professional investors and are then systematically resold on the secondary market at any time in the 12 months following such placing, purchasers of notes who are acting outside of the course of their business or profession may in certain circumstances be entitled to declare such purchase void and to claim damages from any authorized person at whose premises the notes were purchased, unless an exemption provided for under the Italian Financial Act applies.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Kuwait

The notes have not been authorized or licensed for offering, marketing or sale in the State of Kuwait. The distribution of this prospectus supplement and the offering and sale of the notes in the State of Kuwait is restricted by law unless a license is obtained from the Kuwait Ministry of Commerce and Industry in accordance with Law 31 of 1990. Persons into whose possession this prospectus supplement comes are required by us and the international underwriters to inform themselves about and to observe such restrictions. Investors in the State of Kuwait who approach us or any of the international underwriters to obtain copies of this prospectus supplement are required by us and the international underwriters to keep such prospectus supplement confidential and not to make copies thereof or distribute the same to any other person and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the notes.

Mexico

The notes have not been registered in Mexico with the Securities Section (Sección de Valores) of the National Securities Registry (Registro Nacional de Valores) maintained by the Comisión Nacional Bancaria y de Valores, and that no action has been or will be taken that would permit the offer or sale of the notes in Mexico absent an available exemption under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores).

Netherlands

The notes may not be offered, sold, transferred or delivered, in or from the Netherlands, as part of the initial distribution or as part of any reoffering, and neither this prospectus supplement nor any other document in respect of the international offering may be distributed in or from the Netherlands, other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade (which includes banks, investment banks, securities firms, insurance companies, pension funds, other institutional investors and treasury departments and finance companies of large enterprises), in which case, it must be made clear upon making the offer and from any documents or advertisements in which a forthcoming offering of notes is publicly announced that the offer is exclusively made to said individuals or legal entities.

Peru

The notes and this prospectus supplement have not been registered in Peru under the Decreto Supremo N° 093-2002-EF: Texto Único Ordenado de la Ley del Mercado de Valores (the “Peruvian Securities Law”) or before the Superintendencia del Mercado de Valores and cannot be offered or sold in Peru except in a private offering under the meaning of the Peruvian Securities Laws. The Peruvian Securities Law provides that an offering directed exclusively to “institutional investors” (as defined in the Institutional Investors Market Regulations) qualifies as a private offering. The notes acquired by institutional investors in Peru cannot be transferred to a third party, unless such transfer is made to another institutional investor or the notes have been previously registered with the Registro Público del Mercado de Valores.

Portugal

No document, circular, advertisement or any offering material in relation to the notes has been or will be subject to approval by the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários), or the CMVM. No notes may be offered, re-offered, advertised, sold, re-sold or delivered in circumstances which could qualify as a public offer (oferta pública) pursuant to the Portuguese Securities Code (Código dos Valores Mobiliários), and/or in circumstances which could qualify the issue of the notes as an issue or public placement of securities in the Portuguese market. This prospectus supplement and any document, circular, advertisements or any offering material may not be directly or indirectly distributed to the public. All offers, sales and distributions of the notes have been and may only be made in Portugal in circumstances that, pursuant to the Portuguese Securities Code, qualify as a private placement (oferta particular), all in accordance with the Portuguese Securities Code. Pursuant to the Portuguese Securities Code, the private placement in Portugal or to Portuguese residents of the notes by public companies (sociedades abertas) or by companies that are issuers of securities listed on a market must be notified to the CMVM for statistical purposes. Any offer or sale of the notes in Portugal must comply with all applicable provisions of the Portuguese Securities Code and any applicable CMVM Regulations and all relevant Portuguese laws and regulations. The placement of the notes in the Portuguese jurisdiction or to any entities which are resident in Portugal, including the publication of a prospectus supplement, when applicable, must comply with all applicable laws and regulations in force in Portugal and with the Prospectus Directive, and such placement shall only be performed to the extent that there is full compliance with such laws and regulations.

Qatar

The notes described in this prospectus supplement have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus supplement has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus supplement is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.

Saudi Arabia

Any investor in the Kingdom of Saudi Arabia or who is a Saudi person (a Saudi Investor) who acquires the notes pursuant to this offering should note that the offer of the notes is an exempt offer under sub-paragraph (3) of paragraph (a) of Article 16 of the “Offer of Securities Regulations” as issued by the Board of the Capital Market Authority resolution number 2-11-2004 dated October 4, 2004 and amended by the resolution of the Board of Capital Market Authority resolution number 1-33-2004 dated December 21, 2004 (the KSA Regulations). The notes may be offered to no more than 60 Saudi Investors and the minimum amount payable per Saudi Investor must not be less than Saudi Riyal (SR) 1 million or an equivalent amount. The offer of notes is therefore exempt from the public offer provisions of the KSA Regulations, but is subject to the following restrictions on secondary market activity: (a) A Saudi Investor (the transferor) who has acquired notes pursuant to this exempt offer may not offer or sell notes to any person (referred to as a transferee) unless the price to be paid by the transferee for such notes equals or exceeds SR1 million. (b) If the provisions of paragraph (a) cannot be fulfilled because the price of the notes being offered or sold to the transferee has declined since the date of the original exempt offer, the transferor may offer or sell the notes to the transferee if their purchase price during the period of the original exempt offer was equal to or exceeded SR1 million. (c) If the provisions of paragraphs (a) and (b) cannot be fulfilled, the transferor may offer or sell the notes if he/she sells his entire holding of the notes to one transferee.

Singapore

This prospectus supplement has not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, each underwriter has not offered or sold any notes or caused such notes to be made the subject of an invitation for subscription or purchase and will not offer or sell such notes or cause such notes to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire notes of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA, except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

South Korea

The notes have not been and will not be registered with the Financial Services Commission of Korea for public offering in Korea under the Financial Investment Services and Capital Markets Act, or the FSCMA. The notes may not be offered, sold or delivered, or offered or sold for re-offering or resale, directly or indirectly, in Korea or to any Korean resident (as such term is defined in the Foreign Exchange Transaction Law of Korea, or FETL) other than the Accredited Investors (as such term is defined in Article 11 of the Presidential Decree of the FSCMA), for a period of one year from the date of issuance of the notes except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the FETL and the decrees and regulations thereunder. The notes may not be resold to Korean residents unless the purchaser of the notes complies with all applicable regulatory requirements (including but not limited to government reporting requirements under the FETL and its subordinate decrees and regulations) in connection with the purchase of the notes.

Spain

The notes have not been registered with the Spanish National Commission for the Securities Market and, therefore, no notes may be publicly offered, sold or delivered, nor any public offer in respect of the notes made, nor may any prospectus supplement or any other offering or publicity material relating to the notes be distributed in Spain by the international agents or any person acting on their behalf, except in compliance with Spanish laws and regulations.

Switzerland

This prospectus supplement is not intended to constitute, and does not constitute, an offer to the public or solicitation to purchase or invest in the notes described therein. The notes have not been and will not be publicly offered, directly or indirectly, in Switzerland, within the meaning of the Swiss Financial Services Act (“FinSA”) except (i) to any investor that qualifies as a professional within the meaning of the FinSA, and (ii) in any other circumstance qualifying as an exemption within the meaning of article 36 paragraph 1 of the FinSA, provided in each case, that no such offer of notes referred to in clauses (i) and (ii) above shall require the publication of a prospectus for offers of the notes in Switzerland pursuant to FinSA. The notes have not been and shall not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (U.A.E.) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific notice to prospective investors in the Dubai International Financial Centre set out below. The information contained in this prospectus supplement does not constitute a public offer of the notes in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus supplement you should consult an authorized financial adviser. This prospectus supplement is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

ENFORCEMENT OF CIVIL LIABILITIES

Ecopetrol is organized under the laws of Colombia. Ecopetrol’s directors and most of its executive officers and controlling persons named in this prospectus supplement are residents of Colombia, and substantially all of their assets are located outside the United States. Although Ecopetrol will appoint an agent for service of process in the United States, it may not be possible for you to effect service of process within the United States upon such persons or Ecopetrol, including with respect to matters arising under federal securities laws of the United States, or to enforce against such persons or Ecopetrol judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws.

Ecopetrol has been advised by Brigard & Urrutia Abogados S.A.S., its Colombian counsel, that the Colombian Supreme Court of Justice will enforce a U.S. judgment predicated on the U.S. securities laws through a proceeding known under Colombian law as “exequatur”. The Colombian Supreme Court of Justice will enforce a foreign judgment, without reconsideration of the merits, only if the judgment satisfies the following requirements set forth in Articles 605 through 607 of Law 1564 of 2012 (Código General del Proceso):

1.            a treaty or convention exists between Colombia and the country where the judgment was granted relating to the recognition and enforcement of foreign judgments or, in the absence of such treaty or convention, there is reciprocity in the recognition of foreign judgments of the same nature between the courts of the relevant jurisdiction and the courts of Colombia;

2.            the foreign judgment does not relate to “in rem” rights vested in assets that were located in Colombia at the time the suit was filed;

3.            the foreign judgment does not contravene or conflict with Colombian laws relating to public order other than those governing judicial procedures;

4.            the foreign judgment, in accordance with the laws of the country in which it was rendered, is final and not subject to appeal;

5.            a duly legalized copy of the judgment (together with an official translation into Spanish if the judgment is issued in a foreign language) has been presented to the Supreme Court of Colombia;

6.            the foreign judgment does not refer to any matter upon which Colombian courts have exclusive jurisdiction;

7.            no proceedings are pending in Colombia with respect to the same subject matter, and no final judgment has been awarded in any proceeding in Colombia on the same subject matter;

8.            in the proceedings commenced before the foreign court that issued the judgment, the defendant was served process in accordance with the law of such jurisdiction and was given an opportunity to defend itself against the action; and

9.            the legal requirements pertaining to the “exequatur” proceedings have been observed.

We cannot assure you that a Colombian court would enforce a judgment issued by a U.S. court with respect to the notes based on U.S. securities laws. In addition, certain remedies available under provisions of the U.S. securities laws may not be admitted or enforced by Colombian courts.

The United States and Colombia do not have a bilateral treaty providing for automatic reciprocal recognition and enforcement of judgments in civil and commercial matters. However, Colombia is a party to international treaties such as the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, the 1975 Inter-American Convention on International Commercial Arbitration, and the 1965 Washington Convention for the Settlement of Disputes between States and Nationals of Other States. Pursuant to law 1563 of 2012, international arbitral awards issued in Colombia are not subject to “exequatur” or recognition proceedings.

The Supreme Court of Colombia has in the past accepted that reciprocity exists when it has been proven that either a U.S. court has enforced a Colombian judgment or that a U.S. court would enforce a foreign judgment, including a judgment issued by a Colombian court. However, such enforceability decisions are considered by the Colombian Supreme Court of Justice on a case-by-case basis.

Proceedings for execution of a money judgment by attachment or execution against any assets or property located in Colombia would be within the exclusive jurisdiction of Colombian courts. In the course of the “exequatur” proceedings, both the plaintiff and the defendant are afforded the opportunity to request that evidence be collected in connection with the requirements listed above; also, before the judgment is rendered, each party may file final allegations in support of such party’s position.

Assuming that a foreign judgment complies with the standards set forth in the preceding paragraphs and the absence of any condition referred to above that would render a foreign judgment not subject to recognition under Colombian law, such foreign judgment would be enforceable in Colombia in an enforcement proceeding under the laws of Colombia, provided that the Colombian Supreme Court has previously granted exequatur upon the foreign judgment.

We reserve our right to plead sovereign immunity under the United States Foreign Sovereign Immunities Act of 1976 with respect to actions brought against us under United States federal securities laws or any state securities laws. See “Risk Factors – We may claim immunity under the Foreign Sovereign Immunities Act with respect to actions brought against us under the U.S. securities laws and your ability to sue or recover may be limited under U.S. and Colombian law.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual reports, current reports and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov.

INCORPORATION BY REFERENCE

We are “incorporating by reference” specified documents that we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement. Information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference:

•	our 2021 Annual Report, excluding exhibits 4.12 – 4.19 thereto; and

•	our Current Report on Form 6-K furnished to the SEC on January 10, 2023, containing (i) our unaudited interim condensed consolidated financial statements at September 30, 2022 and for the nine-month periods ended September 30, 2022 and 2021, which we refer to as the “unaudited interim condensed combined consolidated financial statements”, (ii) a discussion and analysis of our results of operations and financial condition for the nine-month periods ended September 30, 2022 and 2021, (iii) unaudited pro forma condensed combined financial information giving effect to the Acquisition as required pursuant to Article 11 of Regulation S-X, (iv) ISA’s audited financial statements as of and for the year ended December 31, 2020 and (v) ISA’s unaudited interim condensed consolidated financial statements as of June 30, 2021 and for the six-month periods ended June 30, 2021 and 2020 as required to be filed pursuant to Rule 3-05 of Regulation S-X.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (571) 234-5190, e-mail: investors@ecopetrol.com.co, Attention: Carolina Tovar Aragón, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

LEGAL MATTERS

Unless otherwise indicated, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the notes and Brigard & Urrutia Abogados S.A.S. will pass upon certain legal matters governed by Colombian law with respect to the notes. The validity of the notes will also be passed upon for the underwriters by Milbank LLP, the underwriters’ United States counsel, and Gómez-Pinzón Abogados S.A.S., who will pass upon certain legal matters governed by Colombian law with respect to the notes.

EXPERTS

The consolidated financial statements of Ecopetrol S.A. incorporated in this prospectus supplement by reference to Ecopetrol S.A.’s Annual Report (Form 20-F) for the year ended December 31, 2021, and the effectiveness of Ecopetrol S.A.’s internal control over financial reporting as of December 31, 2021 have been audited by Ernst & Young Audit S.A.S., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Ecopetrol S.A. management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Interconexión Eléctrica S.A. E.S.P. as of December 31, 2020 and for the year then ended, incorporated in this prospectus supplement by reference to Ecopetrol S.A.’s Form 6-K furnished to the SEC on January 10, 2023,have been audited by Ernst & Young Audit S.A.S., independent auditors, as set forth in their report thereon (which report expresses a qualified opinion relating to the lack of presentation of comparative information for the preceding period), included therein, and incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The summary reports of Ryder Scott, LP, Sproule International Limited, DeGolyer and MacNaughton and Gaffney, Cline & Associates, Inc., each independent petroleum engineering consultants, referenced in the 2021 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

PROSPECTUS

Ecopetrol S.A.

ORDINARY SHARES
PREFERRED SHARES
DEBT SECURITIES
GUARANTEED DEBT SECURITIES

We may offer and sell, from time to time, in one or more offerings, the securities covered by this prospectus.

We may offer and sell the securities covered by this prospectus to or through underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis. We will provide the specific terms and prices of the securities that we may offer in supplements to this prospectus or other offering materials. The prospectus supplements or other offering materials may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement or other offering materials. You should read this prospectus and any applicable prospectus supplement or other offering materials carefully before you invest in the securities.

Our ordinary shares are listed on the Bolsa de Valores de Colombia under the symbol “ECOPETROL.” Our ordinary shares in the form of American Depositary Receipts are listed on the New York Stock Exchange under the symbol “EC.”

Investing in our securities involves risks. You should carefully read the risks that are described in the “Risk Factors” section beginning on page 2 of this prospectus, in the “Risk Factors” section of our Annual Reports on Form 20-F filed with the Securities and Exchange Commission and in any applicable prospectus supplement or other offering materials before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 28, 2021.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement, or any other offering materials or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering materials as well as the information contained in any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.

This prospectus is part of an “automatic shelf” registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Securities Act”)) using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement or other offering materials that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any other offering materials may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any other offering materials may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement or other offering materials. You should read this prospectus, the applicable prospectus supplement and any other offering materials, together with the additional information described under “Where You Can Find More Information” before making an investment decision. This prospectus may not be used to sell our securities unless it is accompanied by a prospectus supplement, pricing supplement or other offering materials.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are an SEC registrant subject to the information requirements of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly, file with, or furnish to, the SEC certain reports and other information. As a foreign private issuer, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Colombia, which differ from those in the United States. You may read and copy any document we file with or furnish to the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Such documents are also available to the public from the SEC’s website at www.sec.gov.

The SEC allows us to incorporate by reference the information we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future annual reports on Form 20-F filed with the SEC pursuant to the Exchange Act, until we complete our offerings of the securities:

•	our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the SEC on April 9, 2021, which we refer to as the “2020 Annual Report”;

•	our Current Report on Form 6-K furnished to the SEC on April 26, 2021, containing a press release announcing the appointment of Luis Guillermo Echeverri Vélez as President and Carlos Gustavo Cano as Vice-President of the Board of Directors;

•	our Current Report on Form 6-K furnished to the SEC on May 11, 2021, containing a press release announcing the appointment of Elsa Jeanneth Jaimes as Vice-President of Exploration;

•	our Current Report on Form 6-K furnished to the SEC on May 28, 2021, containing our unaudited interim consolidated financial statements at March 31, 2021 and for the three month periods ended March 31, 2021 and 2020, which we refer to as the “unaudited consolidated interim financial statements”; and

•	the description of our common stock contained in our registration statement on Form 20-F filed with the SEC on September 12, 2008.

We may also incorporate by reference any Form 6-K subsequently submitted to the SEC by identifying in such form that it is being incorporated by reference to this prospectus.

You may request a copy of any document that has not been delivered with this prospectus, at no cost, by writing or telephoning Ecopetrol S.A. at: Carrera 13 No. 36-24, Bogotá, Republic of Colombia, telephone (571) 234-5190, e-mail: investors@ecopetrol.com.co, Attention: Lina María Contreras Mora, Investor Relations Officer, or by contacting the trustee at the address indicated on the inside back cover of this prospectus. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements of Ecopetrol S.A. (hereinafter “we”, “us”, “our”, “Ecopetrol” or the “Company”), within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements are not based on historical facts and reflect our expectations for future events and results. Most facts are uncertain because of their nature. Words such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “should”, “plan”, “potential”, “predicts”, “prognosticate”, “project”, “target”, “achieve” and “intend”, among other similar expressions, are understood as forward-looking statements. We have made forward-looking statements that address, among other things:

•	our exploration and production activities, including drilling;

•	import and export activities;

•	our liquidity, cash flow, and sources of funding;

•	our projected and targeted capital expenditures and other cost commitments and revenues; and

•	dates by which certain areas will be developed or will come on-stream.

Our forward-looking statements are not guarantees of future performance and are subject to assumptions that may prove incorrect and to risks and uncertainties that are difficult to predict. Actual results could differ materially from those expressed or forecast in any forward-looking statements as a result of a variety of factors. These factors may include, but are not limited to, the following:

•	general economic and business conditions, including crude oil and other commodity prices, refining margins and prevailing exchange rates;

•	competition;

•	our ability to obtain financing;

•	our ability to find, acquire or gain access to additional reserves and our ability to develop existing reserves;

•	uncertainties inherent in making estimates of our reserves;

•	significant political, economic and social developments in Colombia and other countries where we do business;

•	natural disasters, pandemics and other public health events, including the coronavirus (“COVID-19”) pandemic, military operations, terrorist acts, wars or embargoes;

•	regulatory developments, including regulations related to climate change;

•	receipt of government approvals and licenses;

•	technical difficulties; and

•	other factors discussed in this prospectus as “Risk Factors.”

All forward-looking statements attributed to us are qualified in their entirety by this cautionary statement. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or for any other reason. Accordingly, readers should not place undue reliance on the forward-looking statements contained in this prospectus.

v

THE COMPANY

Ecopetrol is a mixed economy company, organized on August 25, 1951 as Empresa Colombiana de Petróleos. We began our operations as a governmental industrial and commercial company, responsible for administering Colombia’s hydrocarbon resources and by 1974 operated the Barrancabermeja refinery and the Cartagena refinery, Colombia’s largest petroleum refineries. In 1970, we adopted our first by-laws as an industrial and commercial company also responsible for the production and administration of Colombia’s hydrocarbon resources. In 2003 we were transformed from an industrial and commercial company into a state owned corporation with shares linked to the Ministry of Mines and Energy and renamed us Ecopetrol S.A. in order to make us more competitive. Prior to our reorganization, our capital expenditures program and access to the credit markets were limited by the Colombian government which was making its decisions based on its budgetary needs and not on our growth prospects. In 2006, the government of Colombia authorized us to issue up to 20% of our capital stock in Colombia, subject to the condition that the Nation control at least 80% of our capital stock and on November 13, 2007, we placed 4,087,723,771 shares in the Bolsa de Valores de Colombia or BVC, raising approximately COP$5,723 billion and resulting in 482,941 new shareholders. In September 30, 2011, we placed 644,185,868 shares in the BVC, raising approximately COP$2,380 billion and resulting in 219,054 new shareholders. In these two issuances, minority shareholders obtained 11.51% of our capital stock. Since September 18, 2008, our American Depositary Receipts have been trading in the New York Stock Exchange under the symbol “EC.”

Our principal offices are located at Carrera 13 No. 36-24, Bogota, Colombia and our telephone number is +571 234 4000.

Please read Section 3: “Business Overview” in our 2020 Annual Report incorporated by reference herein for further information on our Company.

RISK FACTORS

Our business is subject to significant risks. You should carefully consider the risks and uncertainties described in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described in the section Risk Review—Risk Factors in our 2020 Annual Report, which is incorporated by reference in this prospectus. Additional risk factors that you should carefully consider may be included in a prospectus supplement or other offering materials relating to an offering of our securities.

The risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any applicable prospectus supplement or other offering materials as well as the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

OFFER STATISTICS AND EXPECTED TIMETABLE

We will set forth in the applicable prospectus supplement or other offering materials a description of the offer statistics and expected timetable of any offering of securities which may be offered under this prospectus. The prospectus supplement or any other offering materials may also add, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of March 31, 2021.

This table should be read in conjunction with the unaudited consolidated interim financial statements prepared in accordance with the principles and accounting standards and financial information accepted in Colombia (“NCIF”, its acronym in Spanish). These standards are based on the International Financial Reporting Standards (“IFRS”) and the Interpretations issued by the International Accounting Standards Board (“IASB”) and other applicable legal rules, which may differ in some respects from those established by other Government control bodies.

The unaudited consolidated interim financial statements as filed with the Superintendency of Finance (Superintendencia Financiera de Colombia), an English translation of which is included in the current report on Form 6-K furnished to the SEC on May 28, 2021, are incorporated by reference herein.

	As of March 31, 2021
	(in thousands of US dollars)*	(in millions of Pesos)
	(unaudited)
Cash and cash equivalents	1,817,949	6,687,543
Short-term liabilities – financial obligations
Ecopetrol Bonds – COP Denominated(1)	17,946	66,017
Ecopetrol Bonds – USD Denominated(2)	537,005	1,975,437
Ecopetrol Commercial Loans – USD Denominated(3)	322,260	1,185,472
Bicentenario Syndicated Loan(4)	64,995	239,091
Invercolsa Commercial Loans – COP Denominated	19,227	70,729
Ocensa Bonds – USD Denominated(6)	20,000	73,572
Leases – COP Denominated	44,721	164,512
Leases – USD Denominated	16,484	60,639
Commercial loans from related parties	372,807	1,371,414
Total short term liabilities – financial obligations	1,415,445	5,206,883
Long-term liabilities – financial obligations
Ecopetrol Bonds – COP Denominated(1)	274,521	1,009,857
Ecopetrol Bonds – USD Denominated(2)	8,880,095	32,666,496
Ecopetrol Commercial Loans – USD Denominated(3)	2,092,217	7,696,471
Bicentenario Syndicated Loan(4)	141,136	519,184
Invercolsa Commercial Loans – COP Denominated	62,839	231,164
Ocensa Bonds – USD Denominated(5)	478,471	1,760,114
Leases – COP Denominated	174,493	641,893
Leases – USD Denominated	44,030	161,970
Total long-term liabilities – financial obligations	12,147,802	44,687,149
Equity	15,808,080	58,151,920
Total capitalization(6)	$29,371,327	$108,045,952

* Amounts stated in U.S. dollars have been translated for the convenience of the reader at the rate of COP$3,678.62 to US$1.00, which is the Representative Market Rate at April 1, 2021, as reported and certified by the Superintendency of Finance.

(1)	Corresponds to local bonds issued in 2010 and 2013.
(2)	Corresponds to the 5.875% notes due 2023; 4.125% notes due 2025; 7.375% notes due 2043; the 5.875% notes due 2045; the 5.375 % notes due 2026 and the 6.875% notes due 2030.
(3)	Includes the following: (i) US Exim Direct Loan Agreement; (ii) Commercial Facility Agreement with three international banks; (iii) SACE Facility Agreement with three international banks; (iv) EKN Facility Agreement with one international bank; and (v) US Exim Guaranteed Facility with one international bank. These facilities are related to the modernization project of our subsidiary Refinería de Cartagena S.A., assumed by Ecopetrol in 2017. It also includes a committed Facility with a group of international banks that was disbursed in 2020.
(4)	Corresponds to the loan Oleoducto Bicentenario de Colombia S.A.S entered into with a syndicate of 11 local banks in July 2012 due in July 2024.
(5)	Corresponds to the 4.000% notes due 2027 issued by Oleoducto Central S.A. issued under Rule 144A and Regulation S under the Securities Act.
(6)	Includes total current liabilities – Financial obligations plus total long-term liabilities – financial obligations and equity.

Since March 31, 2021, there has not been any material change to our total capitalization.

REASONS FOR THE OFFER AND USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including capital expenditures and refinancing indebtedness.

INTERESTS OF EXPERTS AND COUNSEL

None of our named experts or counsel has been employed by us on a contingent basis, owns an amount of shares in the Company or our subsidiaries which is material to them, or has a material, direct or indirect economic interest in the Company or depends on the success of the offering of the securities which may be offered under this prospectus. Any update or change in the interests of our named experts and counsel will be included in a prospectus supplement or other offering materials relating to an offering of our securities.

THE OFFER AND LISTING

Offer and Listing Details

American Depositary Receipts

We entered into an amended and restated deposit agreement with JPMorgan Chase Bank, N.A., as depositary, for the issuance of American Depositary Receipts or ADRs evidencing American Depositary Shares or ADSs. Each of the ADSs will represent 20 of our common shares or evidence of the right to receive 20 of our common shares.

On September 12, 2008, we submitted to the SEC an application to register our company and to register and list our ADSs evidenced by ADRs on the New York Stock Exchange or NYSE. Our ADSs began trading on the NYSE under the symbol “EC” on September 18, 2008.

Common Shares

In August 2007, we conducted an initial public offering of 10.1% of our common shares in Colombia. As a result of such offering, our common shares trade on the BVC under the symbol ECOPETROL.

The second round of the equity offering program took place between July 27 and August 17, 2011. The offer was directed exclusively to investors in Colombia as permitted by Law 1118 of 2006. A total of 644,185,868 shares were allotted, equivalent to approximately COP$2.38 trillion. Out of the 219,054 investors participating in this round, 73% were new stockholders. In addition, 87% of the offering was allocated to retail investors and the remaining 13% to institutional investors. Funds obtained by us from this offering were used in the company’s investment plan.

In the case of a future primary equity offering, we will review whether or not existing shareholders would be entitled to preemptive or similar rights and, if that were the case, the corporate approvals and offering documents for any such primary equity offering would regulate the subject matter accordingly. Additionally, by virtue of Law 1118 of 2006, in the context of any such primary equity offering, the following limits apply to current and future registered holders of our common shares: (i) individuals (natural persons), may only acquire shares up to the equivalent to 5,000 monthly minimum wages in Colombia as such limit is in force on the date of any such offering (for 2021, the monthly minimum wage is COP$908,526) and (ii) pension and severance funds, mutual investment funds and our pension trusts, in the aggregate, may not acquire more than 15% of our outstanding common shares.

In the future, the Nation – Ministry of Finance and Public Credit, as our controlling shareholder, may make decisions or announcements about its intention to sell part of its holding of our capital stock up to the percentage permitted by Law 1118 of 2006. We understand that our cooperation is necessary for the successful coordination of the Nation’s process.

Price Information

Information regarding the high and low closing prices for our shares on the BVC and our ADRs on the NYSE for any relevant periods will be provided in supplements to this prospectus or other offering materials relating to an offering of our securities.

Plan of Distribution

We may sell the securities covered by this prospectus in any of the following three ways (or in any combination):

•	through underwriters, dealers or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an Event of Default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or other offering materials and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the proceeds to us from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the name of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or other offering materials with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or other offering materials, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement or other offering materials. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or through agents designated by us from time to time. In the case of securities sold directly by us, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us to such agents, will be set forth in the applicable prospectus supplement or other offering materials. Unless otherwise indicated in the applicable prospectus supplement or other offering materials, any such agent will be acting on a best efforts basis for the period of its appointment.

We may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us at the public offering price set forth in the applicable prospectus supplement or other offering materials, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement or other offering materials, and the applicable prospectus supplement or other offering materials will set forth the commission payable for solicitation of such contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement or other offering materials, all securities offered by this prospectus, other than our common stock that is listed on the BVC and the New York Stock Exchange, will be new issues with no established trading market. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement or other offering materials, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Markets

Information concerning the markets on which the securities which may be offered pursuant to this prospectus are traded is incorporated by reference to the 2020 Annual Report.

Selling Shareholders

Any relevant information concerning selling shareholders in conjunction with an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Dilution

Any relevant information any relevant dilution of our shares as a result of an offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

Expenses of the Issue

The estimated aggregate amount of expenses payable by us in connection with any offering of our securities pursuant to this prospectus will be provided in supplements to this prospectus or other offering materials related thereto.

ADDITIONAL INFORMATION

Share Capital

At March 31, 2021, Ecopetrol’s authorized capital amounted to COP$36,540,000,000,000 comprised of 60,000,000,000 ordinary shares each with a par value of COP$609.

At such date, 41,116,694,690 of such shares had been subscribed with 11.51% (4,731,906,273 shares) held by natural and non-government entities and 88.49% (36,384,788,417 shares) held by Government entities. The value of such subscribed and paid-in capital at such date amounted to COP$25,040,067,066,330. There are no potentially dilutive instruments.

At such date, 18,883,305,310 of such shares remained unsubscribed. The value of such unsubscribed capital at such date amounted to COP$11,499,932,933,670. Under Colombian law, a company may keep authorized amounts of shares in reserve to facilitate future issuances and avoid an additional authorization of the general shareholders’ meeting.

Memorandum and Articles of Association

A translation of our amended and restated by-laws is included as Exhibit 1.1 to our 2020 Annual Report furnished to the SEC on April 9, 2021.

Material Contracts

A summary of our material contracts is incorporated by reference to the 2020 Annual Report.

Exchange Controls

Information on Colombian exchange controls is incorporated by reference to the 2020 Annual Report. In addition, further information on Colombian exchange controls relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

Taxation

The material Colombian and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered pursuant to this prospectus will be set forth in the prospectus supplement offering such securities.

Dividends and Paying Agents

All our common shares rank pari passu in right of payment of dividends and distributions upon liquidation. According to Colombian law and our by-laws, the ordinary shareholders’ meeting determines the allocation of distributable profits as dividends for the preceding fiscal year. The ordinary shareholders’ meeting must be held within three months following the end of the fiscal year.

Once profits are declared, we are obliged under Colombian law to subtract the following amounts before declaring dividends:

•	first, an appropriation is made for the payment of income tax for the corresponding fiscal year;

•	second, an amount equivalent to 10% of net profits is set aside to build up the legal reserve until that reserve is equal to at least 50% of the outstanding capital;

•	third, in case there were losses in prior years, the balance is used to offset such losses; and

•	fourth, the remaining amount will serve as the base for the dividends that are to be distributed and paid.

Pursuant to Colombian law, the vote of at least 78% of the shares represented entitled to vote is required to approve the distribution of less than 50% of the annual net profits. If the sum of all legal reserves (statutory, legal and optional) exceeds the amount of the outstanding capital, the Company must distribute at least 70% of the annual net profits.

Colombian law provides that any dividend payable in stock requires the approval of at least 80% of the shares present at a shareholders’ meeting. If such majority is not obtained, shares may be distributed as dividends to the shareholders accepting stock dividends payment. However, we, as a company whose controlling shareholder is the Nation–Ministry of Finance and Public Credit, would only pay dividends in stock to the shareholders that accept such in kind payment, pursuant to local regulations.

To the extent that we declare and pay dividends, owners of ADSs on the relevant record date will be entitled to receive dividends payable in respect of shares underlying the ADSs, subject to the terms of the relevant deposit agreement. Cash dividends may be paid to the depositary in Colombian pesos and, except as otherwise described under “Description of Securities – Description of Ordinary Shares”, are converted into U.S. dollars by the depositary.

Pursuant to Colombian law, our ex-dividend date is ten business days prior to the payment date. Our dividend paying agent is DECEVAL (the registrar for the BVC).

The following table sets forth the dividends per share declared by our Board of Directors and paid, or to be paid, in Colombian pesos for the three months ended March 31, 2021 and for the years ended December 31, 2020, 2019, 2018, 2017 and 2016. As additional information for the reader, we present these values in U.S. dollars.

Fiscal Year	Month and Year of Payment	Dividend Recipients	Total Dividend per Share (in COP$)	Total Dividend per Share (in US$)(2)
2021(1)	NA	NA	0	0
2020	April 2021(3)	Minority Shareholders	17.00	0.005
	April 2021(3)	Nation	17.00	0.005
2019	April 2020(4)	Minority Shareholders	180.00	0.045
	April 2020(5)	Nation	8.25	0.002
	May 2020(5)	Nation	8.25	0.002
	June 2020(5)	Nation	8.25	0.002
	August 2020(5)	Nation	33.70	0.009
	September 2020(5)	Nation	32.24	0.008
	October 2020(5)	Nation	31.51	0.008
	November 2020(5)	Nation	31.51	0.009
	December 2020(5)	Nation	26.31	0.008
	December 2020(6)	Nation	89.00	0.027
	December 2020(6)	Minority Shareholders	89.00	0.027
2018	April 2019(7)	Minority Shareholders	314.00	0.098
	April 2019(8)	Nation	104.67	0.033
	June 2019(8)	Nation	104.67	0.033
	September 2019(8)	Nation	104.66	0.030
2017	April 2018(9)	Minority Shareholders	89.00	0.032
	April 2018(10)	Nation	44.50	0.016
	September 2018(10)	Nation	44.50	0.016
2016	April 2017(11)	Minority Shareholders	23.00	0.008
	April 2017(11)	Nation	23.00	0.008

(1)	For the three months ended March 31, 2021.
(2)	Amounts in U.S. dollars have been translated at the Representative Market Rate for the last business day of the month in which dividends were paid as calculated and certified by the Superintendency of Finance. These amounts are only presented for information. Dividends are paid in Colombian pesos.
(3)	Total Dividend per Share declared for the year 2020 that corresponds to the National Government and the minority shareholders and which was paid in its entirety on April 22, 2021.
(4)	Total Dividend per Share declared for the year 2019 that corresponds to the minority shareholders and which was paid in its entirety on April 23, 2020.
(5)	Total Dividend per Share declared for the year 2019 that corresponds to the National Government and which was paid in eight installments, the first was paid on April 23, 2020, the second was paid on May 15, 2020, the third was paid on June 16, 2020, the fourth was paid on August 20, 2020, the fifth was paid on September 23, 2020, the sixth was paid on October 23, 2020, the seventh was paid on November 23, 2020 and the eight was paid on December 15, 2020.
(6)	Extraordinary Dividend per Share declared for the year 2019 that corresponds to the minority shareholders paid in its entirety on December 23, 2019 and to the National Government paid in one installment on December 26, 2019.
(7)	Total Dividend per Share declared for the year 2018 that corresponds to the minority shareholders and which was paid in its entirety on April 25, 2019.
(8)	Total Dividend per Share declared for the year 2018 that corresponds to the National Government and which was paid in three installments, the first was paid on April 25, 2019, the second was paid on June 25, 2019 and the third was paid on September 25, 2019.
(9)	Total Dividend per Share declared for the year 2017 that corresponds to the minority shareholders and which was paid in its entirety on April 19, 2018.
(10)	Total Dividend per Share declared for the year 2017 that corresponds to the National Government and which was paid in two installments, the first was paid on April 19, 2018 and the second was paid on September 17, 2018.
(11)	Total Dividend per Share declared for the year 2016 that corresponds to the National Government and the minority shareholders and which was paid in its entirety on April 28, 2017.

DESCRIPTION OF THE SECURITIES

Description of the Ordinary Shares evidenced by American Depositary Shares

JPMorgan Chase Bank, N.A., pursuant to the amended and restated deposit agreement, dated January 12, 2018, as depositary (the “Depositary”) will issue the ADSs. Each ADS will represent an ownership interest in 20 shares which will be deposited with the custodian, as agent of the Depositary, under the deposit agreement among ourselves, the Depositary and yourself as an ADR holder. In the future, each ADS will also represent any securities, cash or other property deposited with the Depositary but which they have not distributed directly to you. Unless specifically requested by persons depositing shares, all ADSs will be issued on the books of our Depositary in book-entry form and periodic statements will be mailed to you which reflect your ownership interest in such ADSs. In our description, references to ADRs shall include the statements you will receive which reflects your ownership of ADSs.

The Depositary’s office is located at 4 New York Plaza, 12th Floor, New York, NY 10004.

You may hold ADSs either directly or indirectly through your broker or other financial institution. If you hold ADSs directly, by having an ADS registered in your name on the books of the Depositary, you are an ADR holder. This description assumes you hold your ADSs directly. If you hold the ADSs through your broker or financial institution nominee, you must rely on the procedures of such broker or financial institution to assert the rights of an ADR holder described in this section. You should consult with your broker or financial institution to find out what those procedures are.

As an ADR holder, we will not treat you as a shareholder of ours and you will not have any shareholder rights. Colombian law governs shareholder rights. Because the Depositary or its nominee will be the shareholder of record for the shares represented by all outstanding ADSs, shareholder rights rest with such record holder. Your rights are those of an ADR holder. Such rights derive from the terms of the deposit agreement to be entered into among us, the Depositary and all registered holders from time to time of ADSs issued under the deposit agreement. The obligations of the Depositary and its agents are also set out in the deposit agreement. Because the Depositary or its nominee will actually be the registered owner of the shares, you must rely on it to exercise the rights of a shareholder on your behalf. The deposit agreement and the ADSs are governed by New York law.

The following is a summary of the material terms of the deposit agreement. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire deposit agreement and the form of ADR which contains the terms of your ADSs. You can read a copy of the deposit agreement which is filed as an exhibit to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain a copy.

Share Dividends and Other Distributions

How will I receive dividends and other distributions on the shares underlying my ADSs?

We may make various types of distributions with respect to our securities. The Depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, after converting any cash received into U.S. dollars and, in all cases, making any necessary deductions provided for in the deposit agreement. You will receive these distributions in proportion to the number of underlying securities that your ADSs represent.

Except as stated below, to the extent the Depositary is legally permitted, it will deliver such distributions to ADR holders in proportion to their interests in the following manner:

•	Cash. Subject to and any restrictions imposed by the laws of Colombia, regulations or applicable permits issued by any governmental body, the Depositary will distribute any U.S. dollars available to it resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof (to the extent applicable), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain registered ADR holders, and (iii) deduction of the Depositary’s expenses in (1) converting any foreign currency to U.S. dollars to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. If exchange rates fluctuate during a time when the Depositary cannot convert a foreign currency, you may lose some or all of the value of the distribution.

•	Shares. In the case of a distribution in shares, the Depositary will issue additional ADRs to evidence the number of ADSs representing such shares. Only whole ADSs will be issued. Any shares which would result in fractional ADSs will be sold and the net proceeds will be distributed in the same manner as cash to the ADR holders entitled thereto.

•	Rights to receive additional shares. In the case of a distribution of rights to subscribe for additional shares or other rights, if we provide satisfactory evidence that the Depositary may lawfully distribute such rights, the Depositary will distribute warrants or other instruments representing such rights. However, if we do not furnish such evidence, the Depositary may:

o	sell such rights if practicable and distribute the net proceeds as cash; or

o	if it is not practicable to sell such rights, do nothing and allow such rights to lapse, in which case ADR holders will receive nothing.

We have no obligation to file a registration statement under the Securities Act in order to make any rights available to ADR holders.

•	Other Distributions. In the case of a distribution of securities or property other than those described above, the Depositary may either (i) distribute such securities or property in any manner it deems equitable and practicable or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, sell such securities or property and distribute any net proceeds in the same way it distributes cash.

If the Depositary determines that any distribution described above is not practicable with respect to any specific ADR holder, the Depositary may choose any practicable method of distribution for such ADR holder, including the distribution of foreign currency, securities or property, or it may retain such items, without paying interest on or investing them, on behalf of the ADR holder as deposited securities, in which case the ADSs will also represent the retained items.

Any U.S. dollar will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices.

The Depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADR holders.

There can be no assurance that the Depositary will be able to convert any currency at a specified exchange rate or sell any property, rights, shares or other securities at a specified price, nor that any of such transactions can be completed within a specified time period.

The Depositary reserves the right to utilize a division, branch or affiliate to direct, manage and/or execute any public and/or private sale of securities described above.

Deposit, Withdrawal and Cancellation

How does the Depositary issue ADSs?

The Depositary will issue ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian and pay the fees and expenses owing to the Depositary in connection with such issuance.

Shares deposited with the custodian must be accompanied by certain delivery documentation, including instruments showing that such shares have been properly transferred or endorsed to the person on whose behalf the deposit is being made.

The custodian will hold all deposited shares for the account of the Depositary. ADR holders thus have no direct ownership interest in the shares and only have such rights as are contained in the deposit agreement. The custodian will also hold any additional securities, property and cash received on or in substitution for the deposited shares. The deposited shares and any such additional items are referred to as “deposited securities.”

Upon each deposit of shares, receipt of related delivery documentation and compliance with the other provisions of the deposit agreement, including the payment of the fees and charges of the Depositary and any taxes or other fees or charges owing, the Depositary will issue an ADR or ADRs in the name or upon the order of the person entitled thereto evidencing the number of ADSs to which such person is entitled. All of the ADSs issued will, unless specifically requested to the contrary, be part of the Depositary’s direct registration system, and a registered holder will receive periodic statements from the Depositary which will show the number of ADSs registered in such holder’s name. An ADR holder can request that the ADSs not be held through the Depositary’s direct registration system and that a certificated ADR be issued.

How do ADR holders cancel an ADS and obtain deposited securities?

When you turn in your ADSs at the Depositary’s office, or when you provide proper instructions and documentation in the case of direct registration ADSs, the Depositary will, upon payment of certain applicable fees, charges and taxes, deliver the underlying shares at the custodian’s office or effect delivery by such other means as the Depositary deems practicable, including transfer to an account of an accredited financial institution on your behalf. At your risk, expense and request, the Depositary may deliver deposited securities at such other place as you may request.

The Depositary may only restrict the withdrawal of deposited securities in connection with:

•	temporary delays caused by closing our transfer books or those of the Depositary or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends;

•	the payment of fees, taxes and similar charges; or

•	compliance with any U.S. or foreign laws or governmental regulations relating to the ADRs or to the withdrawal of deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement. Notwithstanding anything to the contrary in the deposit agreement, holders of ADSs who are non-residents of Colombia, who withdraw deposited securities to or for their own account or the account of a non-resident third party whether or not with the purpose of selling or causing to be sold such deposited securities in Colombia simultaneously with such withdrawal, will be subject to applicable Colombian rules and regulations, including without limitation Colombia’s International Investment Statute as well as any taxes applicable thereby, as in effect from time to time.

Neither we nor the Depositary or the custodian shall have any liability or responsibility whatsoever under the deposit agreement or otherwise for any action or failure to act by any Holder relating to its obligations under Colombian tax law or any other Colombian law or regulation relating to foreign investment in Colombia in respect of a withdrawal or sale of deposited securities, including, without limitation, any failure by any holder to comply with a requirement to register such investment prior to such withdrawal, or any failure by any holder to report foreign exchange transactions to the Colombian Central Bank, as the case may be.

Record Dates

The Depositary may fix record dates for the determination of the ADR holders who will be entitled (or obligated, as the case may be):

•	to receive any distribution on or in respect of shares;

•	to give instructions for the exercise of voting rights at a meeting of holders of shares;

•	for the determination of the registered holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses as provided for in the ADR; or

•	to receive any notice or to act in respect of other matters.

All the above are subject to the provisions of the deposit agreement.

Voting Rights

How do I vote?

If you are an ADR holder and the Depositary asks you to provide it with voting instructions, you may instruct the Depositary how to exercise the voting rights for the shares which underlie your ADSs. After receiving voting materials from us, the Depositary will notify the ADR holders of any shareholders’ meeting or solicitation of consents or proxies. This notice will state such information as is contained in the voting materials and describe how you may instruct the Depositary to exercise the voting rights for the shares which underlie your ADSs and will include instructions for giving a discretionary proxy to a person designated by us. For instructions to be valid, the Depositary must receive them in the manner and on or before the date specified. The Depositary will try, as far as is practical, subject to the provisions of and governing the underlying shares or other deposited securities, to vote or to have its agents vote the shares or other deposited securities as you instruct. The Depositary will only vote or attempt to vote as you instruct. The Depositary will not itself exercise any voting discretion. Furthermore, neither the Depositary nor its agents are responsible for any failure to carry out any voting instructions, for the manner in which any vote is cast or for the effect of any vote.

There is no guarantee that you will receive voting materials in time to instruct the Depositary to vote and it is possible that you, or persons who hold their ADSs through brokers, dealers or other third parties, will not have the opportunity to exercise a right to vote. The holders will be solely responsible for any exercise of the voting rights of the deposited shares represented by the deposited securities by the ADSs, if such vote is made pursuant to the procedure described in the deposit agreement.

ADR holders should be aware that in Colombia, it is uncertain whether a depositary must vote all common shares of a Colombian corporation in an ADR, program in the same manner as a single block or may vote them separately. Accordingly, if either the custodian or the Depositary are not able to vote the common shares (including the right to receive common shares in the form of ADRs) deposited under the Deposit Agreement and any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited common shares (the “Deposited Securities”) separately, all such Deposited Securities shall be voted based on the majority vote of the voting instructions timely received from holders of ADRs. In the case of such single block voting, all holders of ADRs, including holders of ADRs for which no voting instructions are timely received and holders of ADRs with voting instructions contrary to the voting instructions of a majority of the Deposited Securities timely received, should be aware that the Deposited Securities shall all be voted as a single block and that the voting instructions of such holders of ADRs will be deemed given in the manner stated above.

Reports and Other Communications

Will I be able to view our reports?

The Depositary will make available for inspection by ADR holders any written communications from us which are both received by the custodian or its nominee as a holder of deposited securities and made generally available to the holders of deposited securities. We will furnish these communications in English when so required by any rules or regulations of the SEC.

Additionally, if we make any written communications generally available to holders of our shares, including the Depositary or the custodian, and we request the Depositary to provide them to ADR holders, the Depositary will mail copies of them, or, at its option, English translations or summaries of them to ADR holders.

Fees and Expenses

What fees and expenses will I be responsible for paying?

The Depositary may charge each person to whom ADSs are issued, including, without limitation, issuances against deposits of shares, issuances in respect of share distributions, rights and other distributions, issuances pursuant to a stock dividend or stock split declared by us or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or deposited securities, and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the deposit agreement or whose ADRs are cancelled or reduced for any other reason, US$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, the case may be. The Depositary may sell (by public or private sale) sufficient securities and property received in respect of a share distribution, rights and/or other distribution prior to such deposit to pay such charge.

The Depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing common shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

The following additional charges may be incurred by the ADR holders, by any party depositing or withdrawing common shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

•	a fee of up to US$0.05 or less per ADS for any cash distribution made pursuant to the deposit agreement;

•	a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs which would have been charged as a result of the deposit of such securities (treating all such securities as if they were common shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to those holders of ADRs entitled thereto;

•	an aggregate fee of up to US$0.05 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the Depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

•	a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of the Depositary’s agents (including, without limitation, the custodian and expenses incurred on behalf of holders of ADRs in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of our common shares or other deposited securities, the sale of securities (including, without limitation, Deposited Securities) and the delivery of deposited securities or otherwise in connection with the Depositary’s or its custodian’s compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against registered holders of ADRs as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such holders of ADRs or by deducting such charge from one or more cash dividends or other cash distributions);

•	stock transfer or other taxes and other governmental charges;

•	SWIFT, cable, telex and facsimile transmission and delivery charges incurred at the request of a holder of ADRs;

•	transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities; and

•	in connection with the conversion of foreign currency into U.S. dollars, the Depositary shall deduct out of such foreign currency the fees, expenses and other charges charged by it or the Depositary’s agent (which may be a division, branch or affiliate) so appointed in connection with such conversion. The Depositary and/or the Depositary’s agent may act as principal for such conversion of foreign currency. Such charges may at any time and from time to time be changed by agreement between us and the Depositary.

We will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the custodian) pursuant to agreements from time to time between us and the Depositary. The fees described above may be amended from time to time.

Our Depositary has agreed to reimburse us for certain expenses we incur that are related to establishment and maintenance of the ADR program, including investor relations expenses and exchange application and listing fees upon such terms and conditions as the Company and the Depositary may agree from time to time. Neither the Depositary nor we can determine the exact amount to be made available to us because (i) the number of ADSs that will be issued and outstanding, (ii) the level of fees to be charged to holders of ADSs and (iii) our reimbursable expenses related to the ADR program are not known at this time. The Depositary collects its fees for issuance and cancellation of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The Depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The Depositary may collect its annual fee for Depositary services by deduction from cash distributions, or by directly billing investors, or by charging the book-entry system accounts of participants acting for them. The Depositary may generally refuse to provide services to any holder until the fees and expenses owing by such holder for those services or otherwise are paid.

Payment of Taxes

ADR holders must pay any tax or other governmental charge payable by the custodian or the Depositary on any ADS or ADR, deposited security or distribution. If an ADR holder owes any tax or other governmental charge, the Depositary may (i) deduct the amount thereof from any cash distributions, or (ii) sell deposited securities and deduct the amount owing from the net proceeds of such sale. In either case, the ADR holder remains liable for any shortfall. Additionally, if any tax or governmental charge is unpaid, the Depositary may also refuse to effect any registration, registration of transfer, split-up or combination of deposited securities or withdrawal of deposited securities (except under limited circumstances mandated by securities regulations). If any tax or governmental charge is required to be withheld on any non-cash distribution, the Depositary may sell the distributed property or securities to pay such taxes and distribute any remaining net proceeds to the ADR holders entitled thereto.

By holding an ADR or an interest therein, you will be agreeing to indemnify us, the Depositary, its custodian and any of our or their respective Directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained in respect of, or arising out of, your ADSs.

Reclassifications, Recapitalizations and Mergers

If we take certain actions that affect the deposited securities, including (i) any change in par value, split-up, consolidation, cancellation or other reclassification of deposited securities or (ii) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all of our assets, then the Depositary may choose to:

•	amend the form of ADR;

•	distribute additional or amended ADRs;

•	distribute cash, securities or other property it has received in connection with such actions;

•	sell any securities or property received and distribute the proceeds as cash; or

•	not perform any of the above.

If the Depositary does not choose any of the above options, any of the cash, securities or other property it receives will constitute part of the deposited securities and each ADS will then represent a proportionate interest in such property.

Amendment and Termination

How may the deposit agreement be amended?

We may agree with the Depositary to amend the deposit agreement and the ADSs without your consent for any reason. ADR holders must be given at least 30 days notice of any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or otherwise prejudices any substantial existing right of ADR holders. If an ADR holder continues to hold an ADR or ADRs after being so notified, such ADR holder is deemed to agree to such amendment. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the deposit agreement or the form of ADR to ensure compliance therewith, we and the Depositary may amend or supplement the deposit agreement and the ADR at any time in accordance with such changed laws, rules or regulations, which amendment or supplement may take effect before a notice is given or you otherwise receive notice. No amendment, however, will impair your right to surrender your ADSs and receive the underlying securities, except in order to comply with mandatory provisions of applicable law. Notice of any amendment to the deposit agreement or form of ADRs does not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice will not render such notice invalid, provided, however, that, in each such case, the notice given to you identifies a means for you to retrieve or receive the text of such amendment.

How may the deposit agreement be terminated?

The Depositary may, and shall at our written direction, terminate the deposit agreement and the ADR by mailing notice of such termination to the registered holders of ADRs at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders unless a successor Depositary shall not be operating under the deposit agreement within 45 days of the date of such resignation, and (ii) been removed as Depositary under the deposit agreement, notice of such termination by the Depositary shall not be provided to registered holders of ADRs unless a successor Depositary shall not be operating under the deposit agreement on the 90th day after our notice of removal was first provided to the Depositary. After termination, the Depositary’s only responsibility will be (i) to deliver deposited securities to ADR holders who surrender their ADRs, and (ii) to hold or sell distributions received on deposited securities. As soon as practicable after the termination date, the Depositary will use its reasonable efforts to sell the deposited securities which remain and hold the net proceeds of such sales, without liability for interest, in trust for the ADR holders who have not yet surrendered their ADRs. After making such sale, the Depositary shall have no obligations except to account for such proceeds and other cash. The Depositary will not be required to invest such proceeds or pay interest on them.

Limitations on Obligations and Liability to ADR Holders

Limits on our obligations and the obligations of the Depositary; limits on liability to ADR holders and holders of ADSs

Prior to the issue, registration, registration of transfer, split-up, combination, or cancellation of any ADRs, or the delivery of any distribution in respect thereof, the Depositary and its custodian may require you to pay, provide or deliver:

•	payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of shares or other deposited securities upon any applicable register and (iii) any applicable fees and expenses described in the deposit agreement;

•	the production of proof satisfactory to the Depositary and/or its custodian of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including, without limitation, information as to citizenship, residence, exchange control approval, beneficial or other ownership of, or interest in, any securities, compliance with applicable law, regulations, provisions of or governing shares and terms of the deposit agreement and the ADRs, as it may deem necessary or proper;

•	compliance with such regulations as the Depositary may establish consistent with the deposit agreement or any Colombian law or regulation relating to Colombian taxes, foreign investment in Colombia and laws, rules and regulations relating to the regulation of foreign exchange in Colombia.

The issuance of ADRs, the acceptance of deposits of shares, the registration, registration of transfer, split-up or combination of ADRs or the withdrawal of shares, generally or in particular instances, when the ADR register or any register for shares is closed or when any such action is deemed advisable by the Depositary; provided that the ability to withdraw shares may only be limited under the following circumstances: (i) temporary delays caused by closing transfer books of the Depositary or our transfer books or the deposit of shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes, and similar charges, and (iii) compliance with any laws or governmental regulations relating to ADRs or to the withdrawal of shares.

The deposit agreement expressly limits the obligations and liability of the Depositary, ourselves and our respective directors, officers, employees, agents and affiliates. Neither we nor the Depositary nor any such directors, officers, employees, agents and affiliates, will be liable if:

•	present or future law, rule or regulation of the United States, Colombia or any other country, or of any governmental or regulatory authority or securities exchange or market or automated quotation system, the provisions of or governing any deposited securities, any present or future provision of our charter, any act of God, war, terrorism or other circumstance beyond our, the Depositary’s or our respective agents’ control shall prevent, delay or subject to any civil or criminal penalty any act which the deposit agreement or the ADRs provide shall be done or performed by us, the Depositary or our respective agents (including, without limitation, voting);

•	it exercises or fails to exercise discretion under the deposit agreement or the ADR;

•	it performs its obligations without gross negligence or willful misconduct;

•	it takes any action or refrains from taking any action in reliance upon the advice of or information from legal counsel, accountants, any person presenting shares for deposit, any registered holder of ADRs, or any other person believed by it to be competent to give such advice or information; or

•	it relies upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

Neither the Depositary nor its agents have any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs. We and our agents shall only be obligated to appear in, prosecute or defend any action, suit or other proceeding in respect of any deposited securities or the ADRs, which in our opinion may involve us in expense or liability, if indemnity satisfactory to us against all expense (including fees and disbursements of counsel) and liability is furnished as often as may be required. The Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the deposit agreement, any registered holder or holders of ADRs, any ADSs or otherwise to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators.

The Depositary is not liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary is not responsible for, and, will incur no liability in connection with or arising from, the insolvency of any custodian that is not a branch or affiliate. The Depositary does not have any liability for the price received in connection with any sale of securities, the timing thereof or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of the party so retained in connection with any such sale or proposed sale. Subject to certain exception, the Depositary will not incur liability in connection with or arising from, any act or omission to act on the part of the custodian except to the extent that such custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the custodian is located.

Additionally, none of us, the Depositary or the custodian shall be liable for the failure by any registered holder of ADRs or beneficial owner therein to obtain the benefits of credits on the basis of non-U.S. tax paid against such holder’s or beneficial owner’s income tax liability. Neither we nor the Depositary shall incur any liability for any tax consequences that may be incurred by holders or beneficial owners on account of their ownership of ADRs or ADSs.

The Depositary will not be responsible for failing to carry out instructions to vote the deposited securities or for the manner in which the deposited securities are voted or the effect of the vote. In no event shall we, the Depositary or any of our respective agents be liable to holders of ADSs or interests therein for any indirect, special, punitive or consequential damages or lost profits.

The Depositary may own and deal in deposited securities and in ADSs.

Disclosure of Interest in ADSs

To the extent that the provisions of or governing any deposited securities may require disclosure of or impose limits on beneficial or other ownership of deposited securities, other shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, you agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable instructions we may provide in respect thereof.

Books of Depositary

The Depositary or its agent will maintain a register for the registration, registration of transfer, combination and split-up of ADRs, which register shall include the Depositary’s direct registration system. You may inspect such records at such office during regular business hours, but solely for the purpose of communicating with other holders in the interest of business matters relating to the deposit agreement. Such register may be closed from time to time, when deemed expedient by the Depositary or when requested by us.

The Depositary will maintain facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADRs. These facilities may be closed from time to time, to the extent not prohibited by law.

Appointment

In the deposit agreement, each holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the deposit agreement will be deemed for all purposes to:

•	be a party to and bound by the terms of the deposit agreement and the applicable ADR or ADRs, and

•	appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the deposit agreement and the applicable ADR or ADRs, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the deposit agreement and the applicable ADR and ADRs, the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

Description of the Preferred Shares

We will set forth in the applicable prospectus supplement or other offering materials a description of the preferred shares which may be offered under this prospectus.

Description of the Debt Securities

This is a summary of the material terms of the debt securities which we may offer pursuant to this prospectus and the indenture dated July 23, 2009, as amended by Amendment No. 1 to the indenture, dated as of June 26, 2015, (collectively the “indenture”), among Ecopetrol and The Bank of New York Mellon, as trustee. Because this is a summary, it does not contain the complete terms of the debt securities and the indenture, and may not contain all the information that you should consider before investing in the debt securities. A copy of the indenture has been filed as an exhibit to our registration statement on Form F-4 filed with the SEC on August 31, 2009. A copy of the form of Amendment No. 1 to the indenture has been filed as an exhibit to our current report on Form 6-K filed with the SEC on June 24, 2015. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at 240 Greenwich Street, Floor 7 East, New York, NY.

The applicable prospectus supplement or other offering materials may also add, update or change the description of the debt securities contained in this prospectus. You should carefully read this prospectus, any prospectus supplement or other offering materials before you invest in any of our securities, including our debt securities.

General

The indenture does not limit the aggregate principal amount of senior notes which may be issued under the indenture and provides that Ecopetrol may issue senior notes from time to time in one or more series. The senior notes which Ecopetrol may issue under the indenture are collectively referred to in this prospectus as the “debt securities”.

The debt securities will be unsecured senior obligations of Ecopetrol. Ecopetrol may “reopen” the note series and issue additional notes of the same series.

The debt securities will bear interest at the rate per annum set forth in the applicable prospectus supplement from the date of original issuance of such debt securities. Interest payable will be paid on the dates set forth in the applicable prospectus supplement, each such date being an “interest payment date”, to the persons in whose names the debt securities are registered at the close of business on the fifteenth calendar day preceding the interest payment date. Interest payable at maturity will be payable to the person to whom principal will be payable on that date. The maturity date for the debt securities will be set forth in the applicable prospectus supplement. If any interest payment date or maturity date would be otherwise a day that is not a business day, the related payment of principal and interest will be made on the next succeeding business day as if it were made on the date the payment was due, and no interest will accrue on the amounts so payable for the period from and after the interest payment date or the maturity date, as the case may be, to the next succeeding business day. A “business day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

In the case of amounts not paid by Ecopetrol under the debt securities, interest will continue to accrue on such amounts, to the extent permitted by applicable law, at a default rate equal to 1.0% in excess of the interest rate on the debt securities, from and including the date when such amounts were due and owing and through and including the date of payment of such amounts by Ecopetrol.

The indenture does not contain any provision that would limit the ability of Ecopetrol and its Subsidiaries to incur indebtedness or to substantially reduce or eliminate Ecopetrol’s assets or that would afford the holders of the debt securities protection in the event of a decline in Ecopetrol’s credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving Ecopetrol. In addition, subject to the limitations set forth under “—Merger and Consolidation”, Ecopetrol may, in the future, enter into certain transactions, including the sale of all or substantially all of its assets or the merger or consolidation of Ecopetrol, that would increase the amount of Ecopetrol’s indebtedness or substantially reduce or eliminate Ecopetrol’s assets, which may have an adverse effect on Ecopetrol’s ability to service its indebtedness, including the debt securities.

Except as otherwise set forth in the applicable prospectus supplement, each book-entry note will be represented by one or more global notes in fully registered form, registered in the name of The Depositary Trust Company, which is referred to in this prospectus as “DTC” or the “depositary”, or its nominee. Beneficial interests in the global notes will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. See “—Form, Denomination and Registration”. Except in the limited circumstances described in this prospectus, book-entry notes will not be exchangeable for debt securities issued in fully registered form (“certificated notes”).

Except as otherwise set forth in the applicable prospectus supplement, in the event that, as a result of certain change in law affecting Colombian withholding taxes, Ecopetrol becomes obliged to pay Additional Amounts (as defined below), the debt securities will be redeemable, as a whole but not in part, at Ecopetrol’s option at any time at 100% of their principal amount plus accrued and unpaid interest, if any. See “— Withholding Tax Redemption”. In addition, we will have the right at our option to redeem any of the debt securities in whole or in part at a redemption price set forth below.

Except as otherwise set forth in the applicable prospectus supplement, we are required to make an offer to purchase all or any portion of outstanding debt securities held by holders upon the occurrence of a Change of Control Repurchase Event (as defined below) at a purchase price in cash equal to 101% of the principal amount of the debt securities so purchased, plus accrued and unpaid interest thereon and any Additional Amounts to but excluding the date of such purchase.

Book-entry notes may be transferred or exchanged only through the depositary. See “—Form, Denomination and Registration”. Registration of transfer or exchange of certificated notes will be made at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, NY. Neither Ecopetrol nor the trustee will charge a service charge for any registration of transfer or exchange of debt securities, but Ecopetrol may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the transfer or exchange (other than exchanges pursuant to the indenture not involving any transfer).

Despite the Republic of Colombia’s ownership interest in Ecopetrol, the Nation is not responsible for Ecopetrol’s obligations under the senior debt securities or the indenture.

Payments

Ecopetrol will make payments of principal, and premium, if any, and interest on book-entry notes through the trustee to the depositary. See “—Form, Denomination and Registration”. In the case of certificated notes (which will only be issued in the circumstances described below under “Form, Denomination and Registration”), Ecopetrol will pay the principal and premium, if any, due on the maturity date in immediately available funds upon presentation and surrender by the holder of the debt securities at the office or agency maintained by Ecopetrol for this purpose in the Borough of Manhattan, The City of New York, currently the office of the trustee at 240 Greenwich Street, Floor 7 East, New York, NY. Ecopetrol will pay interest due on the maturity date of a certificated note to the person to whom payment of the principal and premium, if any, will be made. Ecopetrol will pay interest due on a certificated note on any interest payment date other than the maturity date by check mailed to the address of the holder entitled to the payment as the address shall appear in the note register of Ecopetrol. Notwithstanding the foregoing, a holder of U.S.$10.0 million or more in aggregate principal amount of certificated notes will be entitled to receive interest payments, if any, on any interest payment date other than the maturity date by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the trustee not less than 15 calendar days prior to the interest payment date. Any wire transfer instructions received by the trustee will remain in effect until revoked by the holder. Any interest not punctually paid or duly provided for on a certificated note on any interest payment date other than the maturity date will cease to be payable to the holder of any note as of the close of business on the related record date and may either be paid (1) to the person in whose name the certificated note is registered at the close of business on a special record date for the payment of the defaulted interest that is fixed by Ecopetrol, written notice of which will be given to the holders of the debt securities not less than 30 calendar days prior to the special record date, or (2) at any time in any other lawful manner.

All monies paid by Ecopetrol to the trustee or any paying agent for the payment of principal of, and premium and interest on, any note which remains unclaimed for two years after the principal, premium or interest is due and payable may be repaid to Ecopetrol and, after that payment, the holder of any note will look only to Ecopetrol for payment.

Form, Denomination and Registration

Except as otherwise set forth in the applicable prospectus supplement, the debt securities will be issued in book-entry form in minimum denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

So long as the depositary, which initially will be DTC, or its nominee is the registered owner of a global note, the depositary or its nominee, as the case may be, will be the sole holder of the debt securities represented by the global note for all purposes under the indenture. Except as otherwise provided in this section, the beneficial owners of the global notes representing the debt securities will not be entitled to receive physical delivery of certificated notes and will not be considered the holders of the debt securities for any purpose under the indenture, and no global note representing the book-entry notes will be exchangeable or transferable. Accordingly, each beneficial owner must rely on the procedures of the depositary and, if the beneficial owner is not a participant of the depositary, then the beneficial owner must rely on the procedures of the participant through which the beneficial owner owns its interest in order to exercise any rights of a holder under the global notes or the indenture. The laws of some jurisdictions may require that certain purchasers of debt securities take physical delivery of the debt securities in certificated form. Such limits and laws may impair the ability to transfer beneficial interests in a global note representing the debt securities.

The global notes representing the debt securities will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations aggregating a like principal amount, only if the depositary notifies us that it is unwilling or unable to continue as depositary for the global notes, the depositary ceases to be a clearing agency registered under the Exchange Act, we in our sole discretion determine that the global notes shall be exchangeable for certificated notes, or there shall have occurred and be continuing an Event of Default under the indenture with respect to the debt securities.

Upon any exchange, the certificated notes shall be registered in the names of the beneficial owners of the global notes representing the debt securities, which names shall be provided by the depositary’s relevant participants (as identified by the depositary) to the trustee.

Because of time zone differences, the securities account of a Euroclear or Clearstream Banking participant purchasing a beneficial interest in a global note from a depositary participant will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream Banking, as applicable, immediately following the depositary’s settlement date. Credit of a transfer of a beneficial interest in a global note settled during that processing day will be reported to the applicable Euroclear or Clearstream Banking participant on that day. Cash received in Euroclear or Clearstream Banking as a result of a transfer of a beneficial interest in a global note by or through a Euroclear or Clearstream Banking participant to a depositary participant will be received with value on the depositary’s settlement date but will be available in the applicable Euroclear or Clearstream Banking cash account only as of the business day following settlement in the depositary.

Information Relating to the Depositary. The following is based on information furnished by the depositary:

The depositary will act as the depositary for the debt securities. The debt securities will be issued as fully registered senior debt securities registered in the name of Cede & Co., which is the depositary’s partnership nominee. Fully registered global notes will be issued for the debt securities, in the aggregate principal amount of the issue, and will be deposited with the depositary.

The depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The depositary holds securities that its participants deposit with the depositary. The depositary also facilitates the settlement among participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes to participants’ accounts, thereby eliminating the need for physical movement of senior debt securities certificates. Direct participants of the depositary include securities brokers and dealers, including the initial purchasers of the debt securities, banks, trust companies, clearing corporations and certain other organizations. The depositary is owned by a number of its direct participants, including the initial purchasers of the debt securities and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the depositary’s system is also available to indirect participants, which includes securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to the depositary and its participants are on file with the SEC.

Purchases of debt securities under the depositary’s system must be made by or through direct participants, which will receive a credit for the debt securities on the depositary’s record. The ownership interest of each beneficial owner, which is the actual purchaser of any note, represented by global notes, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from the depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global notes representing the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of the global notes representing the debt securities will not receive certificated notes representing their ownership interests therein, except in the limited circumstances described above.

To facilitate subsequent transfers, all global notes representing the debt securities which are deposited with, or on behalf of, the depositary are registered in the name of the depositary’s nominee, Cede & Co. The deposit of global notes with, or on behalf of, the depositary and their registration in the name of Cede & Co. effect no change in beneficial ownership. The depositary has no knowledge of the actual beneficial owners of the global notes representing the debt securities; the depositary’s records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by the depositary to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Neither the depositary nor Cede & Co. will consent or vote with respect to the global notes representing the debt securities. Under its usual procedure, the depositary mails an omnibus proxy to Ecopetrol as soon as possible after the applicable record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

Principal, premium, if any, and/or interest payments on the global notes representing the debt securities will be made to the depositary. The depositary’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on the depositary’s records unless the depositary has reason to believe that it will not receive payment on the date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of the participant and not of the depositary, the trustee or Ecopetrol, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest to the depositary is the responsibility of Ecopetrol or the trustee, disbursement of the payments to direct participants will be the responsibility of the depositary, and disbursement of the payments to the beneficial owners will be the responsibility of direct and indirect participants.

The depositary may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Ecopetrol or the trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, certificated notes are required to be printed and delivered.

Ecopetrol may decide to discontinue use of the system of book-entry transfers through the depositary or a successor securities depositary. In that event, certificated notes will be printed and delivered.

Although the depositary, Euroclear and Clearstream Banking have agreed to the procedures described above in order to facilitate transfers of interests in the global notes among participants of the depositary, Euroclear and Clearstream Banking, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither the trustee nor Ecopetrol will have any responsibility for the performance by the depositary, Euroclear or Clearstream Banking or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Trading. Transfers between participants in the depositary will be effected in the ordinary way in accordance with the depositary’s rules and operating procedures, while transfers between participants in Euroclear and Clearstream Banking will be effected in the ordinary way in accordance with their respective rules and operating procedures.

The information in this subsection “—Form, Denomination and Registration” concerning the depositary, Euroclear and Clearstream Banking and their respective book-entry systems has been obtained from the depository, Euroclear and Clearstream Banking but Ecopetrol takes responsibility solely for the accuracy of its extraction of this information.

Certain Covenants

The indenture provides that the covenants set forth below are applicable to Ecopetrol.

Payment of Principal and Interest. Ecopetrol will duly and punctually pay the principal of and any premium and interest and other amounts (including any Additional Amounts in the event withholding and other taxes are imposed in Colombia) on the debt securities in accordance with the debt securities and the indenture.

Maintenance of Corporate Existence. Ecopetrol will maintain its corporate existence and take all reasonable actions to maintain all rights, privileges and the like necessary or desirable in the normal conduct of business, activities or operations, unless the Board of Directors determines (based on appropriate shareholder authorization, if necessary) that preserving Ecopetrol’s corporate existence is no longer desirable in the conduct of Ecopetrol’s business and is not disadvantageous in any material respect to holders.

Ranking. Ecopetrol will ensure that the debt securities will at all times constitute its general senior, unsecured and unsubordinated obligations and will rank pari passu, without any preferences among themselves, with all of its other present and future unsecured and unsubordinated obligations of Ecopetrol that constitute External Indebtedness (other than obligations preferred by statute or by operation of law).

Statement by Officers as to Default and Notices of Events of Default. Within 10 days (or promptly with respect to certain events of default relating to Ecopetrol’s insolvency and in any event no later than 10 days) after Ecopetrol becomes aware or should reasonably become aware of the occurrence of any default or Event of Default under the indenture or the debt securities, it will notify the trustee in writing of the occurrence of such default or Event of Default.

Provision of Financial Statements and Reports. In the event that Ecopetrol files any financial statements or reports with the SEC or publishes or otherwise makes such statements or reports publicly available in Colombia, the United States or elsewhere, Ecopetrol will furnish a copy of the statements or reports to the trustee within 15 days of the date of filing or the date the information is published or otherwise made publicly available.

Ecopetrol will provide, together with each of the financial statements delivered as described in the preceding paragraph, an officer’s certificate stating (i) that a review of Ecopetrol’s activities has been made during the period covered by such financial statements with a view to determining whether Ecopetrol has kept, observed, performed and fulfilled its covenants and agreements under the indenture; and (ii) that no Event of Default, or event which with the giving of notice or passage of time or both would become an Event of Default, has occurred during that period or, if one or more have actually occurred, specifying all those events and what actions have been taken and will be taken with respect to that Event of Default or other event.

Delivery of these reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of any of those will not constitute constructive notice of any information contained therein or determinable from information contained therein, including Ecopetrol’s compliance with any of its covenants under the indenture (as to which the trustee is entitled to rely exclusively on officer’s certificates).

Money for Securities Payments to Be Held in Trust. If Ecopetrol will at any time act as its own paying agent with respect to any notes, it will, on or before each due date of the principal of, any premium or interest on or Additional Amounts with respect to any of notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum in the currency or currencies, currency unit or units or composite currency or currencies in which the notes are payable (except as otherwise specified pursuant to Section 301 of the indenture for the notes) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and shall promptly notify the trustee of its action or failure so to act. Whenever Ecopetrol will have one or more paying agents for any notes, it will, on or prior to each due date of the principal of, any premium or interest on or any Additional Amounts with respect to any notes, deposit with any paying agent a sum (in the currency or currencies, currency unit or units or composite currency or currencies described in the preceding paragraph) sufficient to pay the principal or any premium, interest or Additional Amounts so becoming due, such sum to be held in trust for the benefit of the persons entitled thereto, and (unless such paying agent is the trustee) Ecopetrol will promptly notify the trustee of its action or failure so to act.

Ecopetrol will cause each paying agent for any notes (other than the trustee) to execute and deliver to the trustee an instrument in which such paying agent shall agree with the trustee, subject to the provisions of Section 1003 of the indenture, that such paying agent shall:

(1) hold all sums held by it for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to notes in trust for the benefit of the persons entitled thereto until such sums will be paid to such persons or otherwise disposed of as provided in or pursuant to the indenture, and Ecopetrol will have no proprietary or other interest whatsoever in such amounts; and so long as the trustee or such paying agent holds the funds so deposited and such funds are available to holders of the notes entitled thereto in accordance with the terms of the notes and the indenture and holders of the notes are not prevented from claiming such funds in accordance with the terms of the notes and the indenture, Ecopetrol will not be considered to have defaulted in its obligation to make payment of such amounts on the date on which such amounts become due and payable;

(2) give the trustee notice of any default by Ecopetrol (or any other obligor upon the notes) in the making of any payment of principal, any premium or interest on or any Additional Amounts with respect to the notes; and

(3) at any time during the continuance of any such default, upon the written request of the trustee, forthwith pay to the trustee all sums so held in trust by such paying agent.

Ecopetrol may at any time, for the purpose of obtaining the satisfaction and discharge of the indenture or for any other purpose, pay, or by company order direct any paying agent to pay, to the trustee all sums held in trust by Ecopetrol or such paying agent, such sums to be held by the trustee upon the same terms as those upon which such sums were held by Ecopetrol or such paying agent; and, upon such payment by any paying agent to the trustee, such paying agent will be released from all further liability with respect to such sums.

Except as otherwise provided in the notes or in the indenture, any money deposited with the trustee or any paying agent, or then held by Ecopetrol, in trust for the payment of the principal of, any premium or interest on or any Additional Amounts with respect to any note and remaining unclaimed for two years after such principal or any such premium or interest or any such Additional Amounts will have become due and payable shall be paid to Ecopetrol on company request, or (if then held by Ecopetrol) will be discharged from such trust; and the holder of such note shall thereafter, as an unsecured general creditor, look only to Ecopetrol for payment thereof, and all liability of the trustee or such paying agent with respect to such trust money, and all liability of Ecopetrol as trustee thereof, will thereupon cease; provided, however, that the trustee or such paying agent, before being required to make any such repayment, may at the expense of Ecopetrol cause to be published once, in an authorized newspaper in each place of payment for such series or to be mailed to holders of registered notes of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such publication or mailing nor will it be later than two years after such principal and any premium or interest or Additional Amounts will have become due and payable, any unclaimed balance of such money then remaining will be repaid to Ecopetrol.

Waiver of Certain Covenants. Ecopetrol may omit in any particular instance to comply with any term, provision or condition set forth in Section 1002 of the indenture, inclusive with respect to the notes if before the time for such compliance the holders of at least a majority in principal amount of the outstanding notes, by act of such holders, either will waive such compliance in such instance or generally will have waived compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of Ecopetrol and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect.

Limitation on Liens. Ecopetrol will not, and will not permit any Material Subsidiary to, directly or indirectly, create, incur or assume any Lien, except for Permitted Liens, to secure the payment of Indebtedness of Ecopetrol or any Material Subsidiary, unless effective provision is made whereby the debt securities (together with, if Ecopetrol shall so determine, any other Indebtedness ranking equally with the debt securities, whether then existing or thereafter created) are secured equally and ratably with (or prior to) such Indebtedness (but only for so long as such Indebtedness is so secured).

The foregoing limitation on Liens shall not apply to the creation, incurrence or assumption of the following Liens (“Permitted Liens”):

1.	Liens arising by operation of law, such as merchants’, maritime or other similar Liens arising in the ordinary course of business or Liens in respect of taxes, assessments or other governmental charges that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

2.	Liens arising in the ordinary course of business in connection with Indebtedness maturing not more than one year after the date on which that Indebtedness was originally incurred and which is related to the financing of export, import or other trade transactions;

3.	Liens resulting from the deposit of funds or evidences of Indebtedness in trust for the purpose of discharging or defeasing Indebtedness of Ecopetrol or any Material Subsidiary;

4.	Liens on any property or assets existing at the time of acquisition thereof by Ecopetrol or any Material Subsidiary, including Liens on assets or property of a Person existing at the time such Person is merged into, consolidated with or acquired by Ecopetrol or any Material Subsidiary or becomes a Material Subsidiary; provided that any such Lien is not incurred in contemplation of such merger, consolidation or acquisition (unless such Lien was created to secure or provide for the payment of any part of the purchase price of such property or assets) and does not secure any property of Ecopetrol or any Material Subsidiary other than the property and assets subject to such Lien prior to such merger, consolidation or acquisition;

5.	Liens existing as of the date of original issuance of the debt securities;

6.	Liens securing Indebtedness (including in the form of Capitalized Lease Obligations and purchase money Indebtedness) incurred for the purpose of financing the cost (including without limitation the cost of design, development, site acquisition, construction, integration, manufacture or acquisition) of real or personal property (tangible or intangible) which is incurred contemporaneously therewith or within 180 days thereafter; provided (i) such Liens secure Indebtedness in an amount not in excess of the cost of such property (plus an amount equal to the reasonable fees and expenses incurred in connection with the incurrence of such Indebtedness) and (ii) such Liens do not extend to any property of Ecopetrol or any Material Subsidiary other than the property for which such Indebtedness was incurred;

7.	Liens to secure the performance of statutory and common law obligations, bids, trade contracts, judgments, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business

8.	Liens arising out of judgments or awards against Ecopetrol or a Material Subsidiary which have not resulted in an Event of Default;

9.	Liens to secure the debt securities;

10.	(i) Liens granted in favor of Ecopetrol and/or any Wholly Owned Subsidiary to secure Indebtedness owing to Ecopetrol or such Wholly Owned Subsidiary, and (ii) Liens granted by a Material Subsidiary in favor of another Material Subsidiary to secure Indebtedness owing to such other Material Subsidiary;

11.	Legal or equitable encumbrances deemed to exist by reason of the inclusion of customary negative pledge provisions in any financing document of Ecopetrol or any Subsidiary;

12.	Liens securing Internal Indebtedness;

13.	Any Lien in respect of Indebtedness representing the extension, refinancing, renewal or replacement (or successive extensions, refinancings, renewals or replacements) of Indebtedness secured by Liens referred to in clauses (2), (3), (4), (5), (6), (7), (8), (9), (10) and (11) above and (17) below; provided that the principal of the Indebtedness secured thereby does not exceed the principal of the Indebtedness secured thereby immediately prior to such extension, renewal or replacement, plus any accrued and unpaid interest or capitalized interest payable thereon, reasonable fees and expenses incurred in connection therewith, and the amount of any prepayment premium necessary to accomplish any refinancing; and provided, further, that such extension, renewal or replacement shall be limited to all or a part of the property (or interest therein) subject to the Lien so extended, renewed or replaced (plus improvements and construction on such property);

14.	Pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

15.	Easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Ecopetrol or any of its Subsidiaries;

16.	Liens arising out of governmental concessions or licenses held by Ecopetrol or any of its Subsidiaries;

17.	Liens over construction or development project assets (including shares or other equity interests of any Person formed to own, construct, or develop such assets) so long as recourse is limited to recoveries (including any revenues) in respect of such construction or development of project assets;

18.	Liens or deposits required by any contract or statute or other regulatory requirements in order to permit Ecopetrol or any Subsidiary of Ecopetrol to perform any contract or subcontract made by it with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure return of partial progress, advance or any other payments to Ecopetrol or any Subsidiary by a governmental entity or any department, agency, or instrumentality thereof pursuant to the provisions of any contract or statute; and

19.	Liens in respect of Indebtedness the principal amount of which in the aggregate, together with all other Liens not otherwise qualifying as Permitted Liens pursuant to another part of this definition of Permitted Liens, does not exceed 15% of Ecopetrol’s Consolidated Total Assets. For purposes of this covenant, the value of any Lien securing Indebtedness will be computed on the basis of the lesser of (i) the outstanding principal amount of such secured Indebtedness and (ii) the higher of (x) the book value or (y) the Fair Market Value of the property securing such Indebtedness.

Repurchase of Debt securities upon a Change of Control Repurchase Event. Ecopetrol must commence, within 30 days of the occurrence of a Change of Control Repurchase Event, and consummate an offer to purchase (“Offer to Purchase”) all debt securities then outstanding, at a purchase price equal to 101% of the principal amount of the debt securities on the date of repurchase, plus accrued interest (if any) to the date of purchase. Ecopetrol is not required to make an Offer to Purchase following a Change of Control Repurchase Event if a third party makes an Offer to Purchase that would be in compliance with the provisions described in this covenant if it were made by Ecopetrol and such third party purchases (for the consideration referred to in the immediately preceding sentence) the debt securities validly tendered and not withdrawn. Prior to the mailing of the notice to holders commencing such Offer to Purchase, but in any event within 30 days following any Change of Control Repurchase Event, Ecopetrol covenants to (i) repay in full all indebtedness of Ecopetrol that would prohibit the repurchase of the debt securities pursuant to such Offer to Purchase or (ii) obtain any requisite consents under instruments governing any such indebtedness of Ecopetrol to permit the repurchase of the debt securities. Ecopetrol shall first comply with the covenant in the preceding sentence before it repurchases debt securities upon a Change of Control Repurchase Event pursuant to this covenant.

We will comply, to the extent applicable, with the requirements of Rule 14e-1 of the Exchange Act and other applicable securities laws or regulations in connection with making an offer to purchase debt securities upon the occurrence of a Change of Control Repurchase Event. To the extent that the provisions of any applicable securities laws or regulations conflict with provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of our compliance with such securities laws or regulations.

There can be no assurance that Ecopetrol will have sufficient funds available at the time of any Change of Control Repurchase Event to make the repurchases of debt securities required by the foregoing covenant (as well as by any covenant contained in other securities of Ecopetrol which might be outstanding at the time).

Additional Amounts. Pursuant to the indenture, all payments to be made in respect of the debt securities are to be made free and clear of, and without deduction or withholding for or on account of, any taxes imposed or levied by or on behalf of Colombia or any political subdivision or authority of or in such jurisdiction having the power to tax (“Taxes”, and such jurisdictions, “Taxing Jurisdiction”), except to the extent such Taxes are imposed by applicable law. In the event that any Taxes are required by applicable law to be deducted or withheld from any payment required to be made in respect of the debt securities or otherwise under the indenture, then the amount of such payment shall be increased by an amount as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount equal to the amount that would have been received by the applicable recipient(s) in respect of such payment had no such Taxes (including any Taxes payable in respect of such Additional Amounts) been required to be so deducted or withheld (any such amounts, “Additional Amounts”). Furthermore, the amount of any Taxes required to be withheld or deducted from any payment made in respect of the debt securities or otherwise under the indenture shall be withheld or deducted from such payment (as increased by any Additional Amounts) and paid to the Taxing Jurisdiction imposing such Taxes in accordance with applicable law.

Notwithstanding the preceding sentences, no such Additional Amounts will be payable in respect of:

i.	any Tax assessed or imposed by any Taxing Jurisdiction to the extent that such Tax would not have been assessed or imposed but for the applicable recipient or beneficial owner of such payment having a present or former connection with the Taxing Jurisdiction (including, without limitation, such holder being or having been a citizen or resident thereof or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein), other than solely by reason of the applicable recipient’s participation in the transactions effected by the indenture and the receipt of payments thereunder (including under the debt securities);

ii.	any estate, inheritance, gift, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment;

iii.	any such Taxes that would not have been imposed but for the failure of the applicable recipient or beneficial owner of such payment to comply with any certification, identification, information, documentation or other reporting requirement to the extent (a) such compliance is required by applicable law or an applicable treaty as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes and (b) at least 30 days before the first payment date with respect to which the obligor with respect to a payment shall apply this clause (iii), such obligor shall have notified such recipient in writing that such recipient will be required to comply with such requirement;

iv.	any Tax imposed as a result of any note being presented for payment (where presentation is required) more than 15 days after the relevant payment is first made available for payment to the applicable recipient (except to the extent that such recipient would have been entitled to Additional Amounts had any note been presented during such 15-day period);

v.	any Tax payable other than by withholding or deduction from payments of principal or of interest on any note; or

vi.	any Tax imposed on or in respect of a payment to or on behalf of a holder or beneficial owner who would have been able to avoid such Tax in a commercially reasonable manner by presenting the relevant note to any other paying agent;

vii.	any Tax imposed on or in respect of any note pursuant to sections 1471 to 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code, or

viii.	any combination of the circumstances described in clauses (i) through (vii);

nor will any Additional Amounts be paid with respect to any payment to a recipient who is a fiduciary, partnership, limited liability company or any Person other than the sole beneficial owner of such payment to the extent that a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or a beneficial owner would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been in the place of such recipient.

Ecopetrol will provide the trustee upon its request with documentation reasonably satisfactory to it evidencing the payment of Taxes in respect of which Ecopetrol has paid any Additional Amounts. Copies of such documentation will be made available to the applicable recipients upon written request therefor to the trustee. The obligation to pay Additional Amounts will survive the repayment of the debt securities and the sale or transfer of the debt securities (or beneficial interests therein) by any investor.

In addition, Ecopetrol shall pay any and all other Taxes (“Other Taxes”) imposed by the relevant taxing authority imposing such Other Taxes in accordance with applicable law, excluding any such Other Taxes imposed by any jurisdiction outside of Colombia. As used herein, Other Taxes shall mean any and all stamp, documentary or similar taxes, or any other excise or similar levies that arise on account of any payment to be made under any note or from the execution, delivery, registration, recording or enforcement of the debt securities and the indenture (other than any Taxes paid in accordance with the first paragraph of “—Additional Amounts”).

Optional Redemption

Except as otherwise set forth below and in the applicable prospectus supplement, we will not be permitted to redeem the debt securities before their stated maturity. The debt securities will not be entitled to the benefit of any sinking fund-meaning that we will not deposit money on a regular basis into any separate account to repay your debt securities. In addition, except as set forth above under “—Repurchase of Debt securities upon a Change of Control Repurchase Event”, you will not be entitled to require us to repurchase your debt securities from you before the stated maturity.

Withholding Tax Redemption

The debt securities may be redeemed at Ecopetrol’s election, in whole but not in part on any date, by the giving of notice as provided herein under “—Notices”, at a price equal to the outstanding principal amount thereof, together with any Additional Amounts and accrued and unpaid interest to the redemption date, if, as a result of any change in, or amendment to, laws or treaties (or any regulation or rulings promulgated thereunder) of the Taxing Jurisdiction or any change in the official application, administration or interpretation of such laws, treaties, regulations or rulings in such jurisdiction, Ecopetrol is or will become obligated to pay any Additional Amounts on the debt securities, if such change or amendment is announced and becomes effective on or after the issuance of the debt securities and such obligation cannot be avoided by taking commercially reasonable measures available to Ecopetrol; provided, however, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Ecopetrol would be obligated to pay such Additional Amounts.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the debt securities to be redeemed. Prior to the giving of notice of redemption of such debt securities pursuant to the indenture, Ecopetrol will deliver to the trustee an officer’s certificate and a written opinion of recognized Colombian counsel independent of Ecopetrol and its Affiliates to the effect that all governmental approvals necessary for it to effect such redemption have been or at the time of redemption will be obtained and in full force and effect, and that Ecopetrol has or will become obligated to pay such Additional Amounts as a result of such change, amendment, application, administration or interpretation. On the redemption date, interest will cease to accrue on the debt securities that have been redeemed.

Open Market Purchases

Ecopetrol or any of its Subsidiaries may at any time purchase any note in the open market or otherwise at any price.

Merger and Consolidation

Ecopetrol may not consolidate with or merge into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets and the properties and assets of its Subsidiaries (taken as a whole) as an entirety to, any entity or entities (including limited liability companies) unless (1) the successor entity or entities, each of which shall be organized under the laws of Colombia or of the United States or a State thereof, shall assume by supplemental indenture all the obligations of Ecopetrol under the debt securities and the indenture (including the obligation to pay the Additional Amounts) and such successor entity or entities delivers certain certificates, opinions of counsel and other documents to the trustee, (2) if the other entity is organized under the laws of a country other than the United States, a state thereof or Colombia, Ecopetrol indemnifies holders against any tax, assessment or governmental charge or other cost resulting from the transaction, (3) prior to and immediately after giving effect to the transaction or series of transactions, no default or Event of Default shall have occurred and be continuing, (4) Ecopetrol delivers certain certificates, opinions of its counsel and other documents to the trustee and (5) if, as a result of such transaction, properties or assets of Ecopetrol would become subject to an encumbrance which would not be permitted by the terms of the debt securities, Ecopetrol or the successor entity or entities shall take such steps as are necessary to secure such debt securities equally and ratably with all indebtedness secured thereunder. Thereafter, all such obligations of Ecopetrol shall terminate. Notwithstanding the foregoing, nothing herein shall prohibit Ecopetrol from selling, assigning, transferring, leasing, conveying or otherwise disposing of any of Ecopetrol’s Subsidiaries at the date of the indenture or any interest therein or any assets thereof.

Events of Default

The term “Event of Default” means any one of the following events with respect to the debt securities:

1.	default in the payment of any interest on any note, or any Additional Amounts payable with respect thereto, when the interest becomes or the Additional Amounts become due and payable, and continuance of the default for a period of 30 days;

2.	default in the payment of the principal of or any premium on any note, or any Additional Amounts payable with respect thereto, when the principal or premium becomes or the Additional Amounts become due and payable at their maturity, upon redemption or otherwise, and continuance of the default for a period of 7 days;

3.	default in the performance, or breach, of any covenant or warranty of Ecopetrol in the indenture (other than a covenant or warranty a default in whose performance or breach is elsewhere in Section 501 of the indenture specifically dealt with or which has expressly been included in the indenture solely for the benefit of a series of Securities other than that series) or the debt securities and continuance of the default or breach for a period of 60 days (inclusive of any cure period contained in any such covenant or other term for compliance thereunder) after there has been given, by registered or certified mail, to Ecopetrol by the trustee or to Ecopetrol and the trustee by the holders of at least 25% in principal amount of the outstanding senior debt securities of the series, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a “Notice of Default” under the indenture;

4.	any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any External Indebtedness of Ecopetrol, other than the debt securities, or any Material Subsidiary of Ecopetrol, whether the External Indebtedness now exists or shall hereafter be created, shall occur and shall result in such External Indebtedness in aggregate principal amount (or, if applicable, with an issue price and accreted original issue discount) in excess of U.S.$100.0 million (or its equivalent in another currency) becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

5.	the entry by a court having competent jurisdiction of one or more final and non-appealable judgments or final decrees against Ecopetrol or a Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance) of 1% of Consolidated Net Tangible Assets (or its equivalent in another currency) or more, and all such judgments or decrees have not been vacated, discharged or stayed within 180 days after the date set for payment;

6.	Ecopetrol admits that it is generally unable to pay its debts as they become due or passes a resolution to dissolve;

7.	the entry by a court having competent jurisdiction of:

a.	a decree or order for relief in respect of Ecopetrol in an involuntary proceeding under Bankruptcy Law, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days;

b.	a decree or order in an involuntary proceeding under Bankruptcy Law adjudging Ecopetrol to be insolvent, or approving a petition seeking a similar relief under Bankruptcy Law in respect of Ecopetrol, which decree or order shall remain unstayed and in effect for a period of 180 consecutive days; or

c.	a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of Ecopetrol or of any substantial part of the property of Ecopetrol or ordering the winding up or liquidation of the affairs of Ecopetrol; and

8.	the commencement by Ecopetrol of a voluntary proceeding under any applicable bankruptcy, insolvency or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by Ecopetrol to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency or other similar law or to the commencement of any insolvency proceedings against it, or the filing by Ecopetrol of a petition or answer or consent seeking relief under any applicable bankruptcy, insolvency or other similar law, or the consent by Ecopetrol to the filing of the petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of Ecopetrol or any substantial part of the property of Ecopetrol or the making by Ecopetrol of an assignment for the benefit of creditors, or the taking of corporate action by Ecopetrol in furtherance of any such action.

If an Event of Default with respect to the debt securities at the time outstanding (other than an Event of Default specified in clause (7) or (8) above) occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities may declare the principal of the debt securities, to be due and payable immediately, by a notice in writing to Ecopetrol (and to the trustee if given by the holders), and upon any declaration the principal shall become immediately due and payable. If an Event of Default specified in clause (7) or (8) above occurs, all unpaid principal of and accrued interest on the debt securities shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of any note.

At any time after a declaration of acceleration or automatic acceleration with respect to the debt securities has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of the outstanding debt securities, by written notice to Ecopetrol and the trustee, may rescind and annul the declaration and its consequences if:

1.	Ecopetrol has paid or deposited with the trustee a sum of money sufficient to pay all overdue installments of any interest on and Additional Amounts with respect to all the debt securities and the principal of and any premium on the debt securities which have become due otherwise than by the declaration of acceleration and interest on the debt securities; and

2.	all events of default with respect to the debt securities, other than the nonpayment of the principal of, any premium and interest on, and any Additional Amounts with respect to the debt securities which shall have become due solely by the acceleration, shall have been cured or waived.

No rescission shall affect any subsequent default or impair any right consequent thereon.

Meetings of Noteholders

A meeting of noteholders may be called by the trustee, Ecopetrol or the holders of at least 25% in aggregate principal amount of the outstanding debt securities at any time and from time to time, to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other actions provided by the indenture to be made, given or taken by holders of debt securities. The meeting shall be held at such time and at such place in the Borough of Manhattan, The City of New York or in such other place as the trustee shall determine. Notice of every meeting of noteholders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given not less than 21 nor more than 180 days prior to the date fixed for the meeting.

The persons entitled to vote a majority in principal amount of the outstanding debt securities shall constitute a quorum for a meeting. Any resolution presented to a meeting at which a quorum is present may be adopted only by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the indenture shall be binding on all the holders of debt securities, whether or not such holders were present or represented at the meeting.

Modification and Waiver

Modification and amendments of the indenture may be made by Ecopetrol and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected thereby; provided, however, that no modification or amendment may, without the consent of the holder of each outstanding debt securities affected thereby:

1.	change the stated maturity of the principal of, or any premium or installment of interest on, or any Additional Amounts with respect to, any note;

2.	reduce the principal amount of, or the rate of interest on, or any Additional Amounts with respect to, or any premium payable upon the redemption of, any note;

3.	shorten the period during which Ecopetrol is not permitted to redeem any of the debt securities (except as permitted by the indenture), or permit Ecopetrol to redeem such debt securities prior to their stated maturity if, prior to such action, Ecopetrol is not permitted to do so (except as permitted by the indenture);

4.	change any obligation to pay the Additional Amounts described under “Certain Covenants — Additional Amounts”;

5.	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any Additional Amounts with respect to any note is payable;

6.	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any note (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the date for repayment);

7.	reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required in order to take certain actions;

8.	reduce the requirements for quorum or voting by holders of debt securities as provided in the indenture; or

9.	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each note affected thereby or modify any of the foregoing provisions.

The holders of not less than a majority in aggregate principal amount of the debt securities may, on behalf of the holders of all debt securities, waive compliance by Ecopetrol with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of the holders of all debt securities, waive any past default and its consequences under the indenture with respect to the debt securities, except a default:

•	in the payment of principal (or premium, if any), or any interest on or any Additional Amounts with respect to debt securities; or

•	in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each note.

The indenture contains provisions permitting Ecopetrol and the trustee, without the consent of any holders of the debt securities, to enter into a supplemental indenture, among other things, for purposes of curing any ambiguity or correcting or supplementing any provisions contained in the indenture or in any supplemental indenture, curing any provision in the indenture which may be inconsistent with the description of the indenture or of the debt securities in any offering document, or making other provisions in regard to the matters or questions arising under the indenture or any supplemental indenture as the Board of Directors of Ecopetrol deems necessary or desirable and which does not adversely affect the interests of the holders of debt securities in any material respect. Ecopetrol and the trustee, without the consent of any holders of the debt securities, may also enter into a supplemental indenture to establish the forms or terms of any series of senior debt securities.

Notices

Except as otherwise expressly provided in or pursuant to the indenture, where the indenture provides for notice to holders of notes of any event, such notice shall be sufficiently given to holders of registered notes if in writing and mailed, first-class postage prepaid, to each holder of a registered note affected by such event, at his address as it appears in the security register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

In any case where notice to holders of registered notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular holder of a registered note shall affect the sufficiency of such notice with respect to other holders of registered notes. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In the case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the trustee shall constitute a sufficient notification for every purpose under the indenture.

Where the indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by holders of notes shall be filed with the trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

The trustee may rely upon and comply with instructions or directions sent via unsecured facsimile or email transmission and the trustee shall not be liable for any loss, liability or expense of any kind incurred by Ecopetrol or the holders due to the trustee’s reliance upon and compliance with instructions or directions given by unsecured facsimile or email transmission, provided, however, that such losses have not arisen from the gross negligence or willful misconduct of the trustee, it being understood that the failure of the trustee to verify or confirm that the person providing the instructions or directions, is in fact, an authorized person does not constitute gross negligence or willful misconduct.

Unclaimed Amounts

Any money deposited with the trustee or paying agent or held by Ecopetrol, in trust, for the payment of principal, premium, interest or any Additional Amounts, that remains unclaimed for two years after such amount becomes due and payable shall be paid to Ecopetrol on its request or, if held by Ecopetrol, shall be discharged from such trust. The holder of the debt securities will look only to Ecopetrol for payment thereof, and all liability of the trustee, paying agent or of Ecopetrol, as trustee, shall thereupon cease.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Affiliate” means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means (a) Colombian Law 550 of 1999 and Law 1116 of 2006, or the equivalent laws that may replace them in the future, and (b) any bankruptcy, insolvency or debtor relief statute, law or decree of the United States of America or any other jurisdiction where Ecopetrol has (i) assets that account for 10% or more of Consolidated Total Assets or (ii) as of the date of determination, operations that account for 10% or more of Ecopetrol’s consolidated revenues based on its most recent consolidated balance sheet prepared in accordance with IFRS.

“Board of Directors” means the Board of Directors of Ecopetrol or any executive committee thereof, if duly authorized by the Board of Directors and under Colombian law to act with respect to the indenture.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Capitalized Lease Obligation” of any Person means any obligation of such Person to pay rent or other amounts under a lease with respect to any property (whether real, personal or mixed) acquired or leased (other than leases for transponders) by such Person and used in its business that is required to be accounted for as a liability on the balance sheet of such Person in accordance with IFRS and the amount of such Capitalized Lease Obligation shall be the amount so required to be accounted for as a liability.

“Change of Control” means an event or series of events that results in (i) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Ecopetrol and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Securities and Exchange Act of 1934, as amended), (ii) the adoption of a plan relating to the liquidation or dissolution of Ecopetrol or (iii) the Republic of Colombia ceasing to be the beneficial owner, directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of Ecopetrol.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Rating Downgrade Event.

“Consolidated Net Tangible Assets” means, at any date, the Consolidated Total Assets of the Company less goodwill and intangibles (other than intangibles arising from, or relating to, intellectual property, licenses or permits (including, but not limited to, emissions rights) of the Company on a consolidated basis), in each case calculated in accordance with IFRS, less current liabilities (other than current maturities of long-term debt, in each case calculated in accordance with IFRS).

“Consolidated Total Assets” means, at any date, the total amount of assets of Ecopetrol, as of the end of the last period preceding such date for which a balance sheet is prepared and published in accordance with applicable law, on a consolidated basis as determined in accordance with IFRS.

“External Indebtedness” means Indebtedness other than Internal Indebtedness.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of Ecopetrol, acting in good faith and evidenced by a resolution delivered to the trustee.

“Fitch” means Fitch Ratings Ltd.

“IFRS” means International Financial Reporting Standards, as adopted by the International Accounting Standards Board (“IASB”).

“Indebtedness” of any Person means, without duplication:

1.	any indebtedness of such Person (i) for borrowed money or (ii) evidenced by a note, debenture or similar instrument (including a purchase money obligation) given in connection with the acquisition of any property or assets, including securities;

2.	any guarantee by such Person of any indebtedness of others described in the preceding clause (1); and

3.	any amendment, renewal, extension or refunding of any such indebtedness or guarantee.

“Internal Indebtedness” means any Indebtedness payable to Colombian residents in Colombian pesos.

“Lien” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance on any property or asset including, without limitation, any equivalent created or arising under applicable law.

“Material Subsidiary” means a Subsidiary of Ecopetrol which on any given date of determination accounts for more than 10% of Ecopetrol’s Consolidated Total Assets.

“Moody’s” means Moody’s Investors Services Inc.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Rating Agency” means (1) each of Fitch, Moody’s and S&P; and (2) if any of Fitch, Moody’s or S&P ceases to rate the debt securities or fails to make a rating of the debt securities publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us as a replacement agency for Fitch, Moody’s or S&P, as the case may be.

“Rating Downgrade Event” means the rating on the debt securities is lowered from their rating then in effect by any of the Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the debt securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies).

“S&P” means Standard & Poor’s Ratings Services, a division of McGraw-Hill, Inc.

“Subsidiary” means any corporation, association, limited liability company, partnership or other business entity of which a majority of the total voting power of the Capital Stock or other interests (including partnership interests) entitled (without regard to the incurrence of a contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) Ecopetrol, (ii) Ecopetrol and one or more of its Subsidiaries or (iii) one or more Subsidiaries of Ecopetrol.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

“Wholly Owned” means, with respect to any corporate entity, any Person of which 100% of the outstanding Capital Stock (other than qualifying shares, if any) having by its terms ordinary voting power (not dependent on the happening of a contingency) to elect the board of directors (or equivalent controlling governing body) of that Person, is at the time owned or controlled directly or indirectly by that corporate entity, by one or more wholly-owned Subsidiaries of that corporate entity or by that corporate entity and one or more wholly-owned Subsidiaries.

Discharge, Defeasance and Covenant Defeasance

Ecopetrol may discharge certain obligations to holders of any series of senior debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the trustee, in trust, funds specifically pledged as security for, and dedicated solely to, the benefit of the holders in U.S. Dollars or Government Obligations, which is defined below, in an amount sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

The indenture provides that, unless the provisions of the “Defeasance and Covenant Defeasance” section thereof are made inapplicable in respect of any series of senior debt securities of or within any series pursuant to the “Amount Unlimited; Issuable in Series” section thereof, Ecopetrol may elect, at any time, either:

•	to defease and be discharged from any and all obligations with respect to the senior debt securities (except for, among other things, the obligation to pay Additional Amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the senior debt securities and other obligations to register the transfer or exchange of the senior debt securities, to replace temporary or mutilated, destroyed, lost or stolen senior debt securities, to maintain an office or agency with respect to the senior debt securities and to hold moneys for payment in trust) (“defeasance”); or

•	to be released from its obligations with respect to the senior debt securities under the covenants described under “—Certain Covenants” and “—Merger and Consolidation” above or, if provided pursuant to the “Amount Unlimited; Issuable in Series” section of the indenture, its obligations with respect to any other covenant, and any omission to comply with the obligations shall not constitute a default or an Event of Default with respect to the senior debt securities (“covenant defeasance”).

Defeasance or covenant defeasance, as the case may be, shall be conditioned upon the irrevocable deposit by Ecopetrol with the trustee, as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities, of (i) an amount in Dollars, in which such senior debt securities, together with all interest appertaining thereto, are then specified as payable at their stated maturity, or (ii) an amount of Government Obligations, which is defined below, applicable to such senior debt securities and the interest appertaining thereto, which through the scheduled payment of principal and interest in accordance with their terms will provide money, or a combination thereof in an amount, in any case, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay and discharge the entire indebtedness on the senior debt securities with respect to principal (and premium, if any) and interest to the date of the deposit (if the senior debt securities have become due and payable) or to the maturity thereof, as the case may be.

Such a trust may only be established if, among other things,

•	the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which Ecopetrol is a party or by which it is bound, and

•	Ecopetrol has delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred, and the opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by Ecopetrol, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture.

“Government Obligations” means securities which are:

•	direct obligations of the United States of America or the government or the governments in the confederation which issued the foreign currency in which the senior debt securities of a particular series are payable, for the payment of which the full faith and credit of the United States or such other government or governments is pledged; or

•	obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments;

and which are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depositary receipt issued by a bank or trust company as custodian with respect to any Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any Government Obligation held by the custodian for the account of the holder of the depositary receipt; provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of the depositary receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by the depositary receipt.

In the event Ecopetrol effects covenant defeasance with respect to any senior debt securities and the senior debt securities are declared due and payable because of the occurrence of any event of default other than an Event of Default with respect to the “Limitations on Liens” covenant contained in the indenture (which sections would no longer be applicable to the senior debt securities after the covenant defeasance) or with respect to any other covenant as to which there has been covenant defeasance, the amount in the foreign currency in which the senior debt securities are payable, and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on the senior debt securities at the time of the acceleration resulting from the Event of Default. However, Ecopetrol would remain liable to make payment of the amounts due at the time of acceleration.

Currency Indemnity

Any amount received or recovered by a holder of a debt security on or under the debt securities or the indenture (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of us or otherwise) in a currency other than U.S. Dollars will constitute a discharge of Ecopetrol’s obligation only to the extent of the U.S. Dollar amount which such holder is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to such holder of a debt security, Ecopetrol will indemnify such holder against any loss sustained by it as a result; if that U.S. Dollar amount so purchased exceeds the U.S. Dollar amount expressed to be due to the holder of such debt security, such holder agrees to remit such excess to Ecopetrol. Notwithstanding the foregoing, any payment required to be made by us under this indemnity will remain subject to the final judgment, order or decree entered by the applicable court of jurisdiction with respect thereto.

For the purposes of the preceding paragraph, it will be sufficient for the holder of a debt security to certify in a manner reasonably satisfactory to Ecopetrol (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, which date and the reason for such impracticability shall be included in the certification by the holder of such debt security). These indemnities will constitute a separate and independent obligation from the other obligations under the indenture and the debt securities, will give rise to a separate and independent cause of action, will apply irrespective of any indulgence granted by any holder of a debt security and will continue in full force and effect despite any other judgment or order, for a liquidated amount in respect of any sum due under any debt security.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York except that the laws of Colombia will govern all matters relating to authorization and execution of the indenture and the debt securities.

Submission to Jurisdiction; Agent for Service of Process

We will submit, to the fullest extent permitted by applicable law, to the jurisdiction of any federal or state court in the City of New York, Borough of Manhattan for purposes of all legal actions and proceedings instituted in connection with the debt securities or the indenture. We have appointed Corporation Service Company (CSC), 1180 Avenue of the Americas, Suite 210, New York, New York 10036 as our authorized agent upon which service of process may be served in any such action relating to the debt securities or the indenture.

Regarding the Trustee

The trustee is permitted to engage in other transactions with Ecopetrol and its subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default, or else resign.

Ecopetrol may at any time remove the trustee at its office or agency in the City of New York designated for the foregoing purposes and may from time to time rescind such designations.

No Personal Liability of Shareholders, Officers, Directors, or Employees

The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the debt securities or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Ecopetrol in such indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, shall be had against any shareholder, officer, director, employee or controlling person of Ecopetrol or of any successor thereof.

Description of Guaranteed Debt Securities

We will set forth in the applicable prospectus supplement or other offering materials a description of the guaranteed debt securities which may be offered under this prospectus.

LEGAL MATTERS

Unless otherwise indicated in a supplement to this prospectus, Shearman & Sterling LLP, our United States counsel, will pass upon the validity under New York law of the securities and Brigard & Urrutia Abogados S.A.S. will pass upon certain legal matters governed by Colombian law with respect to the securities.

EXPERTS

The consolidated financial statements of Ecopetrol S.A. (the “Company”) appearing in the Company’s 2020 Annual Report for the years ended December 31, 2020, 2019 and 2018 and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2020, have been audited by Ernst & Young Audit. S.A.S., independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements and the Company management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2020 are, and audited consolidated financial statements and the Company management’s assessment of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young Audit S.A.S. pertaining to such consolidated financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

The summary reports of DeGolyer and MacNaughton; Gaffney Cline & Associates; Netherland, Sewell & Associates, Inc.; Ryder Scott Company; and Sproule International Limited, independent petroleum engineering consultants, referenced in the 2020 Annual Report, which is incorporated by reference herein, have been referenced in reliance upon the authority of the firms as experts in estimating proved oil and gas reserves.

DOCUMENTS ON DISPLAY

We file reports, including this prospectus, with the SEC under the Securities Act. The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference into the prospectus but not delivered with the prospectus. Such information will be provided upon written or oral request at no cost to the requester by writing to Ecopetrol, S.A., Carrera 13 No. 36-24, Bogota, Republic of Colombia or by calling (571) 234-4000.

You may read and copy all or any portion of this registration statement or other information in the SEC’s public reference room at 100 F. Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Any filings we make are also available to the public over the Internet at the SEC’s website at www.sec.gov and at our website at www.ecopetrol.com.co. (This URL is intended to be an inactive textual reference only. It is not intended to be an active hyperlink to our website. The information on our website, which might be accessible through a hyperlink resulting from this URL, is not and shall not be deemed to be incorporated into this registration statement.)

Ecopetrol S.A.

PROSPECTUS

May 28, 2021

ECOPETROL S.A.

US$2,000,000,000 8.875% Notes due 2033

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup	J.P. Morgan	Santander	Scotiabank

January 10, 2023